Use these links to rapidly review the document

APPENDIX C-1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRELIMINARY SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BEST BUY CO., INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

BEST BUY CO., INC. 7601 Penn Avenue South Richfield, Minnesota 55423

NOTICE OF 2011 REGULAR MEETING OF SHAREHOLDERS

Time:	9:30 a.m., Central Time, on Tuesday, June 21, 2011
Place:	Best Buy Corporate Campus — Theater 7601 Penn Avenue South Richfield, Minnesota 55423
Internet:	Attend the Regular Meeting of Shareholders online, including submitting questions, at www.proxyvote.com or www.virtualshareholdermeeting.com/bby.
Items of	1.	To elect six Class 2 directors to serve on our Board of Directors for a term of two years.
Business:	2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 3, 2012.
3.
To approve an amendment and restatement of our Amended and Restated By-Laws to remove the maximum for the number of directors serving on the Board of Directors and to authorize the Board of Directors to determine the number of directors serving from time to time.
	4.	To approve amendments to the Best Buy Co., Inc. 2004 Omnibus Stock and Incentive Plan, as amended.
	5.	To approve the Executive Short-Term Incentive Plan.
	6.	To conduct an advisory vote on our executive compensation.
	7.	To conduct an advisory vote on the frequency of shareholder advisory votes on our executive compensation.
	8.	To vote on a shareholder proposal regarding declassification of our Board of Directors, if properly presented at the meeting.
	9.	To transact such other business as may properly come before the meeting.
Record Date:	You may vote if you were a shareholder of record of Best Buy Co., Inc. as of the close of business on Monday, April 25, 2011.
Proxy Voting:	Your vote is important. You may vote via proxy:
		1.	By visiting www.proxyvote.com on the Internet;
		2.	By calling (within the U.S. or Canada) toll-free at 1-800-690-6903; or
		3.	By signing and returning the enclosed proxy card.

Regardless of whether you expect to attend the meeting in person, please vote your shares in one of the three ways outlined above.

By Order of the Board of Directors

Minneapolis, Minnesota	Elliot S. Kaplan
[May 9, 2011]	Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE REGULAR MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 21, 2011:
This Notice of 2011 Regular Meeting of Shareholders and Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended February 26, 2011, are available at www.proxyvote.com.

Help us make a difference by eliminating paper proxy mailings to your home or business. As permitted by rules adopted by the U.S. Securities and Exchange Commission, we are pleased to make our proxy materials available electronically via the Internet. We are furnishing proxy materials to our shareholders primarily via the Internet. On or about May 9, 2011, we mailed to our shareholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability also includes instructions to access your proxy card to vote via the Internet or by telephone. Other shareholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote via the Internet, or have been mailed paper copies of our proxy materials and proxy card.

Internet distribution of our proxy materials is designed to expedite receipt by our shareholders, lower the cost of the Regular Meeting of Shareholders and conserve precious natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive emails with instructions to access these materials via the Internet unless you elect otherwise.

ATTENDING THE REGULAR MEETING OF SHAREHOLDERS

Attending in person

  •
  Doors open at 9:00 a.m. Central Time

  •
  Meeting starts at 9:30 a.m. Central Time

  •
  You do not need to attend the meeting to vote if you submitted your proxy in advance of the meeting

  •
  Security measures may include bag search, bag scan, metal detector and hand-wand search

  •
  The use of cameras and recording devices is prohibited

Attending and participating via the Internet

  •
  Webcast starts at 9:30 a.m. Central Time

  •
  Shareholders may vote and submit questions while attending the meeting via the Internet

  •
  Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com

  •
  You may directly link to the virtual shareholder forum and virtual shareholder meeting at www.virtualshareholdermeeting.com/bby

  •
  Anyone can view the meeting live via the Internet at www.bby.com

  •
  Webcast replay will be available until June 28, 2011

BEST BUY CO., INC.
7601 Penn Avenue South
Richfield, Minnesota 55423

PROXY STATEMENT

REGULAR MEETING OF SHAREHOLDERS — JUNE 21, 2011

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors ("Board") of Best Buy Co., Inc. ("Best Buy," "we," "us," or "our") to be voted at our 2011 Regular Meeting of Shareholders ("Meeting") to be held on Tuesday, June 21, 2011, at 9:30 a.m., Central Time, at the Best Buy Corporate Campus — Theater, 7601 Penn Avenue South, Richfield, Minnesota, 55423 and on the Internet at www.proxyvote.com or www.virtualshareholdermeeting.com/bby, or at any postponement or adjournment of the Meeting. The proxy materials were either made available to you over the Internet or mailed to you beginning on or about May 9, 2011.

Background

What is the purpose of the Meeting?

At the Meeting, shareholders will vote on the items of business outlined in the Notice of 2011 Regular Meeting of Shareholders ("Meeting Notice"), included as the cover page to this proxy statement. In addition, management will report on our business and respond to questions from shareholders.

Why did I receive a Notice of Internet Availability or why did I receive this proxy statement and a proxy card?

You received a Notice of Internet Availability or this proxy statement and a proxy card because you owned shares of Best Buy common stock as of April 25, 2011, the record date for the Meeting, and are entitled to vote on the items of business at the Meeting. This proxy statement describes the items of business that will be voted on at the Meeting and provides information on these items so that you can make an informed decision.

Who may vote?

In order to vote at the Meeting, you must be a shareholder of record of Best Buy as of April 25, 2011, which is the record date for the Meeting. If your shares are held in "street name" (that is, through a bank, broker or other nominee), you will receive instructions from the shareholder of record that you must follow in order for your shares to be voted as you choose.

When is the record date?

The Board has established April 25, 2011, as the record date for the Meeting.

How many shares of Best Buy common stock are outstanding?

As of the record date, there were XXXXXXXX shares of Best Buy common stock outstanding. There are no other classes of capital stock outstanding.

 Voting Procedure

On what items of business am I voting?

You are being asked to vote on the following items of business:

  1.
  The election of six Class 2 directors for a term of two years;

  2.
  The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 3, 2012;

  3.
  The approval of an amendment to and restatement of our Amended and Restated By-Laws regarding the number of directors;

  4.
  The approval of amendments to our 2004 Omnibus Stock and Incentive Plan, as amended ("Omnibus Plan");

  5.
  The approval of our Executive Short-Term Incentive Plan;

  6.
  The advisory vote on our executive compensation;

  7.
  The advisory vote on the frequency of the shareholder advisory vote on our executive compensation;

  8.
  The shareholder proposal regarding declassification of our Board, if properly presented at the Meeting; and

  9.
  Such other business as may properly come before the Meeting.

How do I vote?

If you are a shareholder of record (that is, if your shares are owned in your name and not in "street name"), you may vote:

  •
  Via the Internet at www.proxyvote.com;

  •
  By telephone (within the U.S. or Canada) toll-free at 1-800-690-6903;

  •
  By signing and returning the enclosed proxy card; or

  •
  By attending the Meeting and voting in person.

If you wish to vote by telephone, you must do so before 11:59 p.m., Eastern Time, on Monday, June 20, 2011. After that time, telephone voting will not be permitted, and a shareholder wishing to vote, or revoke an earlier proxy, must submit a signed proxy card or vote in person. Shareholders can vote in person or via the Internet during the Meeting. Shareholders of record will be on a list held by the inspector of elections. "Street name" shareholders, also known as beneficial holders, must obtain a proxy from the institution that holds their shares, whether it is their brokerage firm, a bank or other shareholder of record, and present it to the inspector of elections with their ballot. Shareholders attending via the Internet will need to follow the instructions at www.proxyvote.com or www.virtualshareholdermeeting.com/bby in order to vote or submit questions at the Meeting. Voting in person or via the Internet by a shareholder will replace any previous votes submitted by proxy.

In accordance with the rules of the U.S. Securities and Exchange Commission ("SEC"), we are sending all shareholders who have not affirmatively opted to receive paper materials, all of their proxy materials via the Internet. However, you may opt to receive paper copies of proxy materials, at no cost to you, by following the instructions contained in the Notice of Internet Availability.

How are my voting instructions carried out?

When you vote via proxy, you appoint Richard M. Schulze and Elliot S. Kaplan (collectively, "Proxy Agents") as your representatives at the Meeting. The Proxy Agents will vote your shares at the Meeting, or at any postponement or adjournment of the Meeting, as you have instructed them on the proxy card. If you return a properly executed proxy card without specific voting instructions, the Proxy Agents will vote your shares in accordance with the Board's recommendations. With proxy voting, your shares will be voted regardless of whether you attend the Meeting. Even if you plan to attend the Meeting, it is advisable to vote your shares via proxy in advance of the Meeting in case your plans change.

If an item properly comes up for vote at the Meeting, or at any postponement or adjournment of the Meeting, that is not described in the Meeting Notice, the Proxy Agents will vote the shares subject to your proxy at their discretion.

How many votes do I have?

You have one vote for each share you own, and you can vote those shares for each item of business to be addressed at the Meeting.

How many shares must be present to hold a valid Meeting?

For us to hold a valid Meeting, we must have a quorum, which means that a majority of the outstanding shares of our common stock that are entitled to vote are present at the Meeting. Your shares will be counted as present at the Meeting if you:

  •
  Vote via the Internet or by telephone;

  •
  Properly submit a proxy card (even if you do not provide voting instructions); or

  •
  Attend the Meeting and vote in person.

How many votes are required to approve an item of business?

Pursuant to our Amended and Restated Articles of Incorporation and our Amended and Restated By-laws, each item of business to be voted on by the shareholders requires the affirmative vote of the holders of a majority of the shares of Best Buy common stock present at a meeting and entitled to vote.

The rules of the New York Stock Exchange ("NYSE") allow brokerage firms to vote their clients' shares on routine matters if the clients do not provide voting instructions at least ten days prior to the shareholder meeting. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is considered a routine matter under NYSE rules. The election of directors, the approval of (including approval of amendments to) our by-laws and incentive plans, the advisory votes related to executive compensation and the vote on a shareholder proposal are not considered routine matters under NYSE rules. The NYSE rules do not allow brokerage firms to vote their clients' shares on non-routine matters in the absence of affirmative voting instructions.

If your brokerage firm votes your shares on routine matters because you do not provide voting instructions, your shares will be counted for purposes of establishing a quorum to conduct business at the Meeting and in determining the number of shares voted for or against the routine matter. If your brokerage firm lacks discretionary voting power with respect to an item that is not a routine matter and you do not provide voting instructions (a "broker non-vote"), your shares will be counted for purposes of establishing a quorum to conduct business at the Meeting, but will not be counted in determining the number of shares voted for or against the non-routine matter. Abstentions are counted as present and entitled to vote for purposes of determining a quorum and will have the same effect as votes against a proposal.

What if I change my mind after I vote via proxy?

You may revoke your proxy at any time before your shares are voted by:

  •
  Submitting a later-dated proxy prior to the Meeting (by mail, Internet or telephone);

  •
  Voting in person at the Meeting; or

  •
  Providing written notice to Best Buy's Secretary at our principal office.

Where can I find the voting results of the Meeting?

We will announce preliminary voting results at the Meeting. We plan to publish the final voting results in a Current Report on Form 8-K ("Form 8-K") filed within four business days of the Meeting. If final voting results are not available within the four business day timeframe, we plan to file a Form 8-K disclosing preliminary voting results within the required four business days, to be followed as soon as practicable by an amendment to the Form 8-K containing final voting results.

Proxy Solicitation

How are proxies solicited?

We will request that brokerage firms, banks, other custodians, nominees, fiduciaries and other representatives of shareholders forward the Notice of Internet Availability and, as applicable, the proxy materials themselves, to the beneficial owners of our common stock. We expect to solicit proxies primarily by Internet and mail, but our directors, officers, other employees and agents may also solicit proxies in person, by telephone, through electronic transmission and by facsimile transmission. Our directors and employees do not receive additional compensation for soliciting shareholder proxies.

Who will pay for the cost of soliciting proxies?

We pay all of the costs of preparing, printing and distributing proxy materials. We will reimburse brokerage firms, banks and other representatives of shareholders for reasonable expenses incurred as defined in the NYSE schedule of charges.

How can multiple shareholders sharing the same address request to receive only one set of proxy materials and other investor communications?

If you opt to continue to receive paper copies of our proxy materials, you may elect to receive future proxy materials, as well as other investor communications, in a single package per address. This practice, known as "householding," is designed to reduce our paper use, and printing and postage costs. To make the election, please indicate on your proxy card under "Householding Election" your consent to receive such communications in a single package per address. Once we receive your consent, we will send a single package per household until you revoke your consent by notifying our Investor Relations Department at 7601 Penn Avenue South, Richfield, MN 55423, or by telephone at (612) 291-6147. We will start sending you individual copies of proxy materials and other investor communications within 30 days of your revocation.

Can I receive the proxy materials electronically?

Yes. Shareholders who have not affirmatively opted to receive paper proxy materials through the mail will receive a Notice of Internet Availability and may access our proxy materials electronically via the Internet. Electronic delivery saves us the costs of printing and mailing these materials. We encourage our shareholders to access our proxy materials via the Internet because it reduces the expenses for, and the environmental impact of, our shareholder meetings. You may opt to receive paper copies of proxy materials, at no cost to you, by following the instructions we will provide in advance of the distribution of our 2011 proxy materials.

An electronic version of this proxy statement is posted on our Web site at www.bby.com — select the "Investor Relations" link and then either the "SEC Filings" link or the "Corporate Governance" link.

Additional Information

Where can I find additional information about Best Buy?

Our reports on Forms 10-K, 10-Q and 8-K, and other publicly available information should be consulted for other important information about Best Buy. You can also find additional information about us on our Web site at www.bby.com.

CORPORATE GOVERNANCE AT BEST BUY

Our Board is elected by our shareholders to oversee our business and affairs. In addition, the Board counsels, advises and oversees management in the long-term interests of our company and our shareholders regarding a broad range of subjects including:

  •
  Selecting and evaluating the performance of our Chief Executive Officer ("CEO") and other senior executives;

  •
  Planning for succession with respect to the position of CEO and monitoring management's succession planning for other senior executives;

  •
  Reviewing and approving major financial, strategic and operating decisions and other significant actions;

  •
  Overseeing the conduct of our business and the assessment of our business risks to evaluate whether our business is being properly managed; and

  •
  Overseeing the processes for maintaining integrity with regard to our financial statements and other public disclosures, and compliance with law and ethical standards.

Members of the Board monitor and evaluate our business performance through regular communication with our CEO and other members of management, and by attending Board meetings and Board committee meetings.

The Board values effective corporate governance and adherence to high ethical standards. As such, the Board has adopted Corporate Governance Principles for our directors and a Code of Business Ethics, both of which are posted on our Web site at www.bby.com — select the "Investor Relations" link and then the "Corporate Governance" link.

Board Structure

Our Board is committed to having a sound governance structure that promotes the best interests of our shareholders. To that end, our Board has evaluated and actively continues to examine emerging corporate governance trends and best practices. Shareholder perspectives play an important role in that process. Some key points regarding our Board's governance structure and practices are as follows:

  •
  We believe that two-year terms allow our directors to have a longer-term orientation to our business and encourage long-term, strategic thinking. At the same time, this structure holds the directors accountable to our shareholders, as the entire Board is subject to re-election as early as 53 weeks from any regular meeting of shareholders. Moreover, we believe that two-year terms promote continuity and foster an appropriate "institutional memory" among directors. To balance this institutional memory with accountability to shareholders, we have implemented a director resignation policy which requires any director not receiving a majority of the vote cast in favor of his or her election to tender their resignation.

  •
  Our Board is predominantly independent. Of our twelve directors, only two are Best Buy employees (including our Chairman of the Board, who is a founder of Best Buy and a major shareholder). Further, the Board has affirmatively determined that nine of our twelve directors are independent under SEC and NYSE corporate governance rules, as applicable.

  •
  Our Board is very active and engaged. Our directors attended, on average, over 98% of fiscal 2011 Board and Board committee meetings.

 Board Composition

To ensure a diversity of perspectives, the Board seeks a balance of internal experience and external independent expertise. This combination of perspectives also helps to ensure that we sustain our corporate culture, which is a cornerstone of our business legacy and a key competitive advantage.

In accordance with these interests and the principles of effective corporate governance, the Board set and has achieved its goal to have at least 75% of our directors be independent. In addition, the Board carefully plans for the director skill sets required today and in the future, and for an orderly succession and transition of directors.

Director Independence

Pursuant to its Corporate Governance Principles, the Board has established independence standards consistent with the requirements of the SEC and NYSE corporate governance rules, as applicable. To be considered independent under the NYSE rules, the Board must affirmatively determine that a director or director nominee does not have a material relationship with us (directly, or as a partner, shareholder or officer of an organization that has a relationship with us). In addition, NYSE rules provide that no director or director nominee may be deemed independent if the director or director nominee

— has in the past three years:

  •
  Received (or whose immediate family member has received as a result of service as an executive officer) more than $120,000 during any 12-month period in direct compensation from Best Buy, other than director and committee fees and certain pension payments and other deferred compensation;

  •
  Been an employee of Best Buy;

  •
  Had an immediate family member who was an executive officer of Best Buy;

  •
  Worked on (or whose immediate family member has worked on) our audit as a partner or an employee of our internal auditors or independent registered public accounting firm; or

  •
  Been (or whose immediate family member has been) employed as an executive officer of another company whose compensation committee at that time included a present executive officer of Best Buy; or

— is:

  •
  A partner of our independent registered public accounting firm, or an employee of our independent registered public accounting firm personally working on our audit (or whose immediate family member is a partner of such firm or is employed by such firm to personally work on our audit); or

  •
  An employee (or has an immediate family member who is an executive officer) of another company that makes payments to Best Buy, or receives payments from Best Buy, for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues.

Under our director independence standards described above, the Board has determined that each continuing director, with the exception of Brian J. Dunn and Messrs. Kaplan and Schulze, is independent. The Board based these determinations primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations, family and other relationships, and on discussions with our directors. The Board also reviewed our relationships with companies with which our directors are affiliated and determined that the relationships with affiliates of directors Lisa M. Caputo and George L. Mikan III are not material and do not impair such directors' independence.

Ms. Caputo, a director since December 2009, is managing director and senior banker of the Public Sector Group within the Institutional Client's Group at Citigroup, Inc. Citigroup, Inc. and/or its subsidiaries ("Citi") provide financial services to us, including participating as a lender under our Revolving Credit Agreement ("Revolver"). We do not make direct payments to or receive direct loan proceeds from Citi under the Revolver, but Citi does receive interest payments through our lending agent from this relationship to the extent the agent has drawn down funds from Citi, as well as, fees for providing us access to funds through the Revolver. Ms. Caputo did not play any role in the negotiation of our transactions with Citi.

Mr. Mikan, a director since April 2008, is executive vice president of UnitedHealth Group Incorporated ("UnitedHealth") and chief executive officer of OptumHealth, an affiliate of UnitedHealth. Since 2003, we have had a health benefit services agreement with UnitedHealth. The amounts we have paid to UnitedHealth, most of which are for employee medical and pharmaceutical costs administered on our behalf by UnitedHealth, were an insignificant portion of the annual consolidated revenue of Best Buy and UnitedHealth for each of the past three fiscal years. In addition, Mr. Mikan did not influence or participate in negotiating our agreement with UnitedHealth.

Board Leadership

We separate the roles of CEO and Chairman of the Board in recognition of the differences between the two roles. Our CEO is responsible for setting our strategic priorities, in collaboration with the Board, and focuses on the development and execution of our strategies. He is also responsible for our ongoing leadership and performance. The Chairman of the Board provides guidance to the CEO, and sets the agenda for and presides over meetings of the full Board. He focuses on Board oversight responsibilities, strategic planning and mentoring company officers. Our Chairman also periodically represents our company at public functions and actively engages with our employees at designated company functions.

Our Board has established the position of Lead Independent Director to preside at all executive sessions of independent directors, as defined under the rules of the NYSE. The Nominating, Corporate Governance and Public Policy Committee ("Nominating Committee") nominates an independent director to serve as the Lead Independent Director, the selection of whom is subject to ratification by the vote of a majority of the independent directors of the Board. In addition to presiding over executive sessions of the independent directors, the Lead Independent Director is responsible for calling meetings of the independent directors as appropriate, serving as a stakeholder liaison on behalf of the independent directors and performing such other duties as may be requested from time to time by the Board, the independent directors, the CEO or the Chairman of the Board.

Executive Sessions of Independent Directors

In order to promote open discussion among independent directors, the Board has a policy of conducting executive sessions of independent directors during each regularly scheduled Board meeting. These executive sessions are chaired by the Lead Independent Director. Matthew H. Paull has served as the Lead Independent Director since June 2010.

Board Meetings and Attendance

The Board held four regular meetings during the fiscal year ended February 26, 2011. Each incumbent director attended, in person or by telephone, at least 75% of the meetings of both the Board and Board committees on which he or she served. In fiscal 2011, the average attendance by our incumbent directors at Board and Board committee meetings exceeded 95%. Our Board requires director attendance at our regular meetings of shareholders and 100% of the then-serving directors attended the 2010 Meeting, including one member attending virtually.

Committees of the Board

The Board has the following five committees:

  •
  Audit Committee;

  •
  Compensation and Human Resources Committee ("Compensation Committee");

  •
  Nominating, Corporate Governance and Public Policy Committee;

  •
  Finance and Investment Policy Committee; and

  •
  Global Strategy Committee.

The charters for each of the Board committees are posted on our Web site at www.bby.com — select the "Investor Relations" link and then the "Corporate Governance" link. The charters include information regarding each committee's composition, purpose and responsibilities.

The Board has determined that all members of the Audit Committee, Compensation Committee, Nominating Committee and Global Strategy Committee are independent directors as defined under the SEC and NYSE corporate governance rules, as applicable. The Board has further determined that all members of the Audit Committee qualify as financial experts under SEC rules.

The Board committees have responsibilities as follows:

Audit Committee.    This committee discharges the Board's oversight responsibility to our shareholders and the investment community regarding: (i) the integrity of our financial statements and financial reporting processes; (ii) our internal accounting systems and financial and operational controls; (iii) the qualifications and independence of our independent registered public accounting firm; (iv) the performance of our internal audit function and our independent registered public accounting firm; and (v) our compliance with ethics programs, including our Code of Business Ethics, and legal, regulatory and risk oversight requirements.

Compensation and Human Resources Committee.    This committee discharges the Board's responsibilities related to executive officer and director compensation, including the establishment of our executive officer and director compensation philosophies, and evaluation of our CEO. Oversight responsibilities of this committee include succession planning and compensation-related risk oversight. This committee also oversees the development and evaluation of, and approves, equity-based and other incentive compensation and other employee benefit plans of a compensatory nature, and oversees our human capital policies and programs.

Nominating, Corporate Governance and Public Policy Committee.    This committee discharges the Board's responsibilities related to general corporate governance, including Board organization, membership, training and evaluation. It also reviews and recommends to the Board corporate governance principles, presents qualified individuals for election to the Board, and oversees the evaluation of the performance of the Board and its committees. Finally, this committee oversees matters of public policy and social responsibility that affect us domestically and internationally. For additional information regarding our director nomination process, see Director Nomination Process beginning on page 17.

Finance and Investment Policy Committee.    This committee advises the Board regarding our financial policies and financial condition to help enable us to achieve our long-range goals. It evaluates and monitors the: (i) protection and safety of our cash and investments; (ii) achievement of reasonable returns on financial assets within acceptable risk tolerance; (iii) maintenance of adequate liquidity to support our activities; (iv) assessment of the cost and availability of capital; and (v) alignment of our strategic goals and financial resources.

Global Strategy Committee.    This committee provides insight, advice and counsel with respect to our strategic plans regarding connectivity, marketing, branding, customer centricity, and related enterprise initiatives. The committee also conducts an ongoing critical evaluation of, and provides accountability for performance within, our strategic plans and vision.

The following table shows the date each committee was established, the number of meetings held in fiscal 2011 and the names of the directors serving on each committee as of February 26, 2011:

Committee	Date Established	Number of Meetings During Fiscal 2011	Members

Audit	June 1, 1984	10	Hatim A. Tyabji*† George L. Mikan III† Matthew H. Paull† Gérard R. Vittecoq†

Compensation and Human Resources	February 13, 1997	7	Ronald James* Kathy J. Higgins Victor George L. Mikan III Hatim A. Tyabji

Nominating, Corporate Governance and Public Policy	February 13, 1997	5	Kathy J. Higgins Victor* Sanjay Khosla Rogelio M. Rebolledo

Finance and Investment Policy	September 13, 2006	4	Elliot S. Kaplan* Ronald James Matthew H. Paull Gérard R. Vittecoq

Global Strategy	January 13, 2010	1	Sanjay Khosla* Lisa M. Caputo Rogelio M. Rebolledo

*
Chairman

†
Designated as an "audit committee financial expert" per SEC rules.

**
Following the Annual Meeting of Shareholders, Matthew H. Paull will replace retiring director Elliot S. Kaplan as Chairman of the Finance and Investment Policy Committee.

Board Risk Oversight

Our Board is responsible for oversight of enterprise risk. The Board considers enterprise risk factors as a critical in its review of business strategy and performance and ensures that there is an appropriate balance of risk and opportunity. Management is responsible for the day-to-day risk management processes, including assessing and taking actions necessary to manage risk incurred in connection with the operation of our business. Management reviews significant enterprise risks and our general risk management strategy with the Board. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board leadership structure supports this approach.

In connection with the Board's oversight function, the Board committees have responsibility for reviewing and discussing with management those risk exposures (i) specified in their charters, or (ii) identified from time to time by the committees themselves, as follows:

  •
  Our Audit Committee is responsible for oversight of risk associated with our financial controls and compliance activities. The Audit Committee also oversees management's processes to identify and quantify the material risks facing us. In connection with its risk oversight role, the Audit Committee meets privately with representatives of our independent registered public accounting firm, our internal audit staff and the legal staff. Our internal audit staff, who report directly to the Audit Committee at least quarterly, assists us in identifying, evaluating and implementing risk management controls and procedures to address identified risks.

  •
  Our Compensation Committee is responsible for oversight of risk associated with our compensation plans.

  •
  Our Finance and Investment Policy Committee is responsible for oversight of risk associated with our investment portfolio and liquidity risks.

  •
  Our Nominating Committee is responsible for oversight of Board processes and corporate governance-related risk, as well as, our activities in the public policy and social responsibility arenas.

  •
  Our Global Strategy Committee is responsible for oversight of risks associated with the Company's global strategy and execution, including changes in the global economy and environment, technological risks and market segmentation vulnerabilities.

In connection with their oversight of compensation-related risks, Compensation Committee members periodically review the most important enterprise risks to ensure that compensation programs do not encourage risk-taking that is reasonably likely to have a material adverse effect on us. In 2011, Towers Watson and the Compensation Committee reviewed our compensation policies and practices for all employees, including executive officers. The review process identified our existing risk management framework and the key business risks that may materially affect us; reviewed all compensation plans and identified those plans that are most likely to impact these risks or introduce new risks; and balanced these risks against our existing processes and compensation program safeguards. The review process also took into account mitigating features contained within our compensation plan design which includes elements such as:

  •
  metric-based pay,

  •
  time matching,

  •
  payment for outputs,

  •
  goal diversification,

  •
  payment caps, and

  •
  clawbacks.

The Compensation Committee also considered additional controls outside of compensation plan design which contribute to risk mitigation, including the weight placed on values in our performance management process, the independence of our performance measurement teams, and our internal control environment.

Based upon the process we employed, we determined that our compensation programs do not encourage risk-taking that is reasonably likely to result in a material adverse effect on us.

 Communications with the Board

Shareholders and interested parties who wish to contact the Board, the Lead Independent Director, any other individual director, or the non-management or independent directors as a group, are welcome to do so in writing, addressed to such person(s) in care of:

  Mr. Joseph M. Joyce
  Senior Vice President, General Counsel and Assistant Secretary
  Best Buy Co., Inc.
  7601 Penn Avenue South
  Richfield, Minnesota 55423

Mr. Joyce will forward all written shareholder correspondence to the appropriate director(s), except for spam, junk mail, mass mailings, customer complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Mr. Joyce may, at his discretion, forward certain correspondence, such as customer-related inquiries, elsewhere within our company for review and possible response. Comments or questions regarding our accounting, internal controls or auditing matters will be referred to the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to the Nominating Committee. Comments or questions regarding executive compensation will be referred to the Compensation Committee.

ITEM OF BUSINESS NO. 1 — ELECTION OF DIRECTORS

General Information

Our Amended and Restated By-laws provide that the Board consist of a maximum of 15 directors, eight of whom are designated as Class 1 directors and seven of whom are designated as Class 2 directors. Directors are elected for a term of two years, and the terms are staggered so that Class 1 directors are elected in even-numbered years and Class 2 directors are elected in odd-numbered years.

Our Board adopted, and recommends to the shareholders for approval at the Meeting, an amendment to and restatement of our Amended and Restated By-Laws to remove the maximum for the number of directors serving on our Board of Directors and to provide a manner by which the number of directors will be determined from time to time. The amendment to and restatement of our Amended and Restated By-Laws is more fully described below under "Item of Business No. 3 — Approval of an Amendment to and Restatement of our Amended and Restated By-Laws." If such amendment and restatement is adopted by the shareholders at the Meeting, our by-laws would provide that we will have one or more directors, which number of directors may be increased or decreased from time to time by the affirmative vote of a majority of the directors serving at the time the action is taken, and that each class of directors will consist, as nearly as possible, of one-half of the total number of directors constituting the entire Board.

Director Qualification Standards

We only consider director candidates who embody the highest standards of personal and professional integrity and ethics and are committed to a culture of transparency and open communication at the Board level and throughout our company. Successful candidates are dedicated to accountability and continuous improvement with a belief in innovation as a key business success factor. They are also actively engaged, and have an innate intellectual curiosity and entrepreneurial spirit. Commitment to enhancing shareholder value and representing the interests of all shareholders is also required.

In evaluating candidates for nomination as a director, the Nominating Committee considers other criteria, including a history of achievement and superior standards, ability to think strategically, a willingness to share examples based upon experience, policy-making experience, and an ability to articulate a point of view, take tough positions, and constructively challenge management. In addition, the Nominating Committee may also consider gender, ethnic and geographical diversity; independence; and general criteria such as an ability to provide informed and thoughtful counsel, mature judgment, and listening skills.

Directors must also be committed to actively engaging in his or her Board roles, with sufficient time to carry out the duties of Board and Board committee membership.

Finally, one or more of our directors must possess the education or experience required to qualify as an "audit committee financial expert" pursuant to SEC rules.

Director Nomination Process

The Nominating Committee is responsible for screening and recommending to the full Board director candidates for nomination. The Nominating Committee often engages a third-party search firm to assist in identifying appropriate candidates to consider as additions to our Board. When the Board is seeking to fill an open director position, the

Nominating Committee will also consider nominations received from our shareholders, provided that proposed candidates meet the requisite director qualification standards discussed above.

When the Board elects to fill a vacancy on the Board, the Nominating Committee will announce the open position and post any additional search criteria on our Web site at www.bby.com — select the "Investor Relations" link and then the "Corporate Governance" link. Candidates recommended by shareholders, if qualified, will be considered in the same manner as any other candidate.

The Nominating Committee will then evaluate the resumes of any qualified candidates recommended by a search firm or shareholders, as well as by members of the Board.

All candidates are evaluated based on the qualification standards discussed above and the needs of the Board at the time or in the future.

Shareholder nominations must be accompanied by a candidate resume which addresses the extent to which the nominee meets the director qualification standards and any additional search criteria posted on our Web site. Nominations will be considered only if we are then seeking to fill an open director position. All nominations by shareholders should be submitted as follows:

  Chairman, Nominating, Corporate Governance and Public Policy Committee
  c/o Mr. Joseph M. Joyce
  Senior Vice President, General Counsel and Assistant Secretary
  Best Buy Co., Inc.
  7601 Penn Avenue South
  Richfield, Minnesota 55423

Board Diversity

Our Corporate Governance Principles specify that diversity on the Board be considered by the Nominating Committee in the director identification and nomination process. When considering candidates, the Nominating Committee seeks nominees with a broad range of experience from a variety of industries and professional disciplines, such as finance, academia, law and government, along with a diversity of gender, ethnicity, age and geographic location. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applied to all prospective nominees. The Board believes that diversity in the backgrounds and qualifications of Board members provides a significant mix of experience, knowledge and abilities that allows the Board to fulfill its responsibilities.

Director Orientation and Continuing Education

Our Nominating Committee oversees the orientation and continuing education of our directors. Director orientation familiarizes directors with our strategic plans, significant financial, accounting and risk management issues, compliance programs and other controls, policies, principal officers and internal auditors, and our independent registered public accounting firm. The orientation also addresses Board procedures, directors' responsibilities, our Corporate Governance Principles, and our Board committee charters.

We also offer continuing education programs and provide opportunities to attend commercial director education seminars to assist our directors in maintaining their expertise in areas related to the work of the Board of the directors' committee assignments.

 Voting Information

You may vote for all, some or none of the nominees for election to the Board. However, you may not vote for more individuals than the number nominated. Each of the nominees has agreed to continue serving as a director if elected. However, if any nominee becomes unwilling or unable to serve and the Board elects to fill the vacancy, the Proxy Agents named in the proxy will vote for an alternative person nominated by the Board. Our Amended and Restated Articles of Incorporation prohibit cumulative voting, which means you can vote only once for any nominee. The affirmative vote of a majority of the voting power of the shares present and entitled to vote at the Meeting is required to elect each director nominee.

PROXY CARDS THAT ARE PROPERLY SIGNED AND RETURNED WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES UNLESS OTHERWISE SPECIFIED.

 Board Voting Recommendation

Management and the Board recommend that shareholders vote FOR the re-election of Ronald James, Sanjay Khosla, George L. Mikan III, Matthew H. Paull, Richard M. Schulze, and Hatim A. Tyabji as Class 2 directors. If elected, each Class 2 director will hold office until the election of directors at our 2013 Regular Meeting of Shareholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.

All of the nominees are currently members of the Board.

Nominees and Directors

The biographies of each of the nominees and continuing directors below contains information regarding the person's service as a director, business experience, public company director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings during the last ten years if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board to determine that the person should serve as a director.

There are no family relationships among the nominees or between any nominees and any of our other directors.

ITEM OF BUSINESS NO. 1

Class 2 Director Nominees:
(ages as of February 26, 2011)

Ronald James, 60, has been a director since May 2004. Since 2000, he has served as president and chief executive officer of the Center for Ethical Business Cultures in Minneapolis, Minnesota, which assists business leaders in building ethical and profitable business cultures at the enterprise, community and global levels. From 1996 to 1998, he was president and chief executive officer of the Human Resources Group, a division of Ceridian Corporation, a business services company located in Minneapolis, Minnesota. From 1971 to 1996, he was with US West Communications, Inc. (now Qwest Communications), most recently serving as Minnesota's top executive officer. He gained investment fund knowledge through his service on the boards of RBC Funds, an investment fund of the Royal Bank of Canada, and Bremer Financial Corporation, a regional community banking company. Having served on an advisory group to the United States Sentencing Commission, Mr. James speaks regularly at conferences on the subject of the board's role in creating and sustaining ethical cultures. He also serves on the boards of The Travelers Foundation, Speak the Word Church International, and the Guthrie Theater in Minneapolis, Minnesota and on a board committee for the Center for Healthcare Innovation, Allina Hospitals and Clinics in Minneapolis, Minnesota. He previously served as a director of St. Paul Companies (now The Travelers Companies, Inc.), Ceridian Corporation, and Automotive Industries, and on the boards of Allina Hospitals and Clinics and the Greater Twin Cities United Way. Mr. James brings governance expertise; large company leadership; telecommunications experience; a commitment to integrity, ethics and culture; and executive wisdom to the Board. In addition, his active participation as a consultant and educator in business ethics in academic settings, as well as for national and global organizations, provides valuable insight to the Board.

Sanjay Khosla, 59, has been a director since October 2008. In January 2007, he joined Kraft Foods, Inc., an international food and beverage company. He currently serves as executive vice president and president for Kraft developing markets. From 2004 to 2006, Mr. Khosla was with Fonterra Co-operative Group Ltd., a multi-national dairy company based in New Zealand, where he served as managing director of its consumer and food service business. Before joining Fonterra in 2004, he had a 27-year career with Unilever PLC in India, the U.K. and Europe, culminating as senior vice president, global beverages, and chairman of Unilever's beverages category. Mr. Khosla also serves on the boards of NIIT Ltd., an IT-enabled education company in India, and its subsidiary in the United States, Element K Corporation, as well as the Goodman Theatre in Chicago, Illinois. His many years in the consumer products industry provide Mr. Khosla with an extensive background in consumer marketing, branding, global expansion and multi-national operations. His background in these areas, along with his international perspective and history of transformational leadership, is valuable as the Board continues to focus on our global expansion and transformation.

George L. Mikan III, 39, has been a director since April 2008. In January 2011, Mr. Mikan was appointed executive vice president of UnitedHealth Group Incorporated, a diversified health and well-being company, and chief executive officer of OptumHealth, a health care management company and affiliate of UnitedHealth. From November 2006 to January 2011, he served as the executive vice president and chief financial officer of UnitedHealth Group. From February 2006 to November 2006, Mr. Mikan served as senior vice president of finance of UnitedHealth. From 2004 to 2006, Mr. Mikan was chief financial officer of UnitedHealthcare and president of UnitedHealth Networks, both affiliates of UnitedHealth. Mr. Mikan joined UnitedHealthGroup in 1998 and has served in finance-related roles of increasing responsibility from 1998 the present, including an executive role on the corporate development group responsible for merger and acquisition activities. From 1994 to 1998, he was employed at Arthur Andersen LLP. From his years at UnitedHealth and Arthur Andersen, Mr. Mikan gained solid financial and merger and acquisitions expertise, as well as public company leadership experience. This knowledge and experience is a valuable asset to the Board as we continue to explore expansion opportunities, provide benefits for thousands of employees and position our company for financial growth.

Matthew H. Paull, 59, has been a director since September 2003. Since June 2010, he has also served as our first Lead Independent Director. From 2001 until he retired in 2008, Mr. Paull served as corporate senior executive vice president and chief financial officer for McDonald's Corporation, which develops, operates, franchises and services a worldwide system of McDonald's restaurants. At McDonald's, Mr. Paull acquired a background in strong branding and consumer trends, knowledge that is highly relatable to our company. Prior to joining McDonald's Corporation in 1993, he was a partner at Ernst & Young LLP, specializing in international tax. He also serves on the advisory boards of Pershing Square Capital Management, a New York-based hedge fund, and on the board of KapStone Paper and Packaging Corporation, a paper, packaging, and forest products company, as well as on the advisory board of the One Acre Fund, a non-profit organization that helps East African farmers. Mr. Paull previously served as a trustee of the Ravinia Festival Association, which offers concerts and other entertainment in suburban Chicago, Illinois, and as an advisory council member for the Federal Reserve Bank of Chicago. As a former executive professor in residence at the University of San Diego, Mr. Paull also possesses an understanding of the academic world. Due to his professional experience, Mr. Paull has significant financial acumen, knowledge of hedge funds and investments, broad understanding in global operations and extensive experience in tax matters, all of which enable Mr. Paull to make valuable contributions to our Board.

Richard M. Schulze, 70, is a founder of Best Buy. He has been an officer and director from our inception in 1966 and currently serves as our Chairman of the Board. Effective in June 2002, he relinquished the duties of CEO, having served as our principal executive officer for more than 30 years. He is on the board of trustees of the University of St. Thomas, chairman of its Executive and Institutional Advancement Committee, and a member of its Board Affairs Committee. Mr. Schulze is also chairman of the board of governors of the University of St. Thomas Business School and serves on the board of the Richard M. Schulze Family Foundation. He previously served on the boards of Pentair, Inc., a diversified industrial manufacturing company, and
The Best Buy Children's Foundation. Mr. Schulze holds an honorary doctorate of laws degree from the University of St. Thomas. As a founder of our company with over 40 years experience in the retail industry, and having built our company from a single store and three employees to a multi-national organization with over 4,100 locations and over 180,000 employees, he has an in-depth historical view of our business and branding. In addition, Mr. Schulze's deep knowledge of our culture and commitment to preserving our entrepreneurial environment provide continuity and long-term thinking to the Board.

Hatim A. Tyabji, 66, has been a director since April 1998. Since July 2001, he has been executive chairman of Bytemobile, Inc., a wireless Internet infrastructure provider in Santa Clara, California. From 1998 to 2000, he served as chairman and chief executive officer of Saraïde, Inc., a provider of Internet and wireless data services; and from 1986 to 1998, as president and chief executive officer (and as chairman from 1992 until 1998) of VeriFone, Inc., a global transaction automation enterprise. He is also chairman of Jasper Wireless, a global networking device company. Mr. Tyabji also serves on the boards of Merchant eSolutions, Inc.; Sierra Atlantic, Inc.; Touch Networks (Australia); and the Missile Defense Advocacy Alliance, and as an ambassador at large for Benchmark Capital. He previously served on the boards of Ariba Inc.; Bank of America Merchant Services; Deluxe Corporation; eFunds Corporation; Novatel Wireless, Inc.; PubliCard Inc.; SmartDisk Corporation; Datacard Group; Depotpoint, Inc.; Impresse Corporation and Norand Corporation, as well as on the boards of the Carnegie Institute, the Dean's Council of the Leavey School of Business at Santa Clara University and the Dean's Council of the School of Engineering at the State University of New York at Buffalo. In 2007, Mr. Tyabji published "Husband, Wife & Company: An Honest Perspective on Success in Life and Work," a book on the interrelationships between family and career. Mr. Tyabji brings a wealth of experience in broadband and wireless technologies and is a significant contributor to the development of our technological growth and connected world strategy. His financial acumen and background as an entrepreneurial business leader are valuable assets to the Board.

Class 1 Directors — Terms expire in 2012
(ages as of February 26, 2011)

Lisa M. Caputo, 47, has been a director since December 2009. Ms. Caputo is managing director and senior banker of the Public Sector Group of Citigroup's Institutional Clients Group. Citigroup, Inc. is a leading financial services company. In 2000, Ms. Caputo founded Citi's Women & Co. business, a membership service that provides financial education and services for women, and is currently its chairman after serving as its chief executive officer from 2000 to 2010. As such, she is a driving force for women in leadership, an area of focus for us. Since joining Citi in 2000, Ms. Caputo has held other leadership positions within the Company. Prior to her current role, Ms. Caputo oversaw Citigroup's global marketing and corporate affairs in her role as global chief marketing officer and executive vice president from 2007 to 2010. From 2005 to 2007, Ms. Caputo acted as chief marketing and community relations officer of Citi's Global Consumer Group. Prior to that, she acted as senior managing director of business operations and planning of Citi's Global Consumer Group and also served as chief of staff to Citi's Global Consumer Group's chief executive officer. From 1998 to 1999, Ms. Caputo was vice president, global communications and synergy for Disney Publishing Worldwide, the world's largest publisher of children's books and magazines. From 1996 to 1998, she was vice president of corporate communications for CBS Corporation, a mass media company. From 1992 to 1996, Ms. Caputo served in President Bill Clinton's administration, both as press secretary for First Lady Hillary Rodham Clinton, and as deputy assistant to the President. Ms. Caputo also serves on the boards of WNET Channel 13, The Sesame Workshop, New Visions for Public Schools, the J. William Fulbright Foreign Scholarship Board and The Creative Coalition. She is a member of the International Steering Committee for FINCA International, the Advisory Council on Media Relations for Brown University, The New York Presbyterian Sloane Hospital Advisory Committee, the Women@NBCU Advisory Board, the Council on Foreign Relations and the Financial Women's Association. With her broad background with various for-profit companies and non-profit organizations, Ms. Caputo brings to the Board extensive marketing expertise, global and corporate communications experience and political savvy. She is also a highly respected, well-connected leader and is credited for her comprehensive approach, intelligence and tenacity.

Brian J. Dunn, 50, has been a director since June 2009 when he was also named our CEO. A 26-year veteran of our company, Mr. Dunn began his career with us as a store associate in 1985 when we operated only a dozen stores. From 2006 until being named to his current position, Mr. Dunn served as President and Chief Operating Officer. From 2004 to 2006, Mr. Dunn was President — Retail, North America. From 2002 to 2004, he served as, Executive Vice President — Best Buy U.S. Retail. Prior to that, he served as, Senior Vice President, Regional Vice President, Regional Manager, District Manager and Store Manager. During his time with us, Mr. Dunn has made significant contributions to our market share growth, employee retention, vendor relationships and customer satisfaction scores. Mr. Dunn also serves on the board of The Best Buy Children's Foundation. He previously served on the boards of Dick's Sporting Goods, a full-line sporting goods retailer, and the Greater Twin Cities United Way. Mr. Dunn has established himself as a powerful representative of our brand, an advocate for our unique culture, and a decisive architect of organizational transformation. His personal involvement in the site selection and opening process of over five hundred stores provides him with valuable commercial real estate experience. In addition, Mr. Dunn's day-to-day leadership provides him with intimate knowledge of our operations. His reputation as a leader and success in retail, branding and market expansion are valuable assets to the Board as it looks to move forward in an ever-changing retail environment.

Kathy J. Higgins Victor, 54, has been a director since November 1999. Since 1994, she has been president of Centera Corporation, an executive development and leadership coaching firm that she founded, located in Minneapolis, Minnesota. From 1991 to 1994, she was senior vice president of human resources at Northwest Airlines, Inc. (now Delta Air Lines), a commercial airline, and prior to that held senior executive positions at The Pillsbury Company (subsequently acquired by General Mills, Inc.), a producer of grain and other foodstuffs, and Burger King Corporation, which operates and franchises a worldwide system of Burger King restaurants. She is also on the board of trustees of the University of St. Thomas. Ms. Higgins Victor's roles with these highly branded public companies and academic institution give her extensive experience in the areas of established company cultures, executive compensation and human resources. Through her professional background, Ms. Higgins Victor brings to the Board large company leadership expertise, a dedication to continuous improvement and entrepreneurial experience. In addition, her experience in executive development, succession planning and leadership coaching continues to be a valuable asset to the Board, particularly in her role as Chairwoman of the Nominating Committee.

Rogelio M. Rebolledo, 66, has been a director since August 2006. In 2007, Mr. Rebolledo retired from his position as chairman of PBG Mexico, the Mexican operations of The Pepsi Bottling Group, Inc., a manufacturer and distributor of Pepsi-Cola beverages. He also served as president and chief executive officer of The Pepsi Bottling Group's Mexico operations from January 2004 until being named chairman. From 2001 to 2003, he was president and chief executive officer of Frito-Lay International, a producer of snack foods and subsidiary of PepsiCo. He began his 30-year career with PepsiCo in 1976 at Sabritas, the salty snack food unit of Frito-Lay International in Mexico, where he was responsible for the development of the international Frito-Lay business, first in Latin America and then in Asia. Mr. Rebolledo serves on the board of Kellogg Company, a manufacturer and marketer of ready-to-eat cereal and convenience foods. He previously served on the boards of The Pepsi Bottling Group; Applebee's International, Inc., a restaurant chain (now DineEquity, Inc.); and ALFA Corporation, a manufacturer of high-tech aluminum engine heads and blocks based in Mexico. His experience in oversight responsibility for multi-national operations and international expansion at Pepsi and Frito-Lay is highly valuable to the Board as it makes decisions about our international expansion. Through his time with these companies, in addition to his board service at Kellogg, Applebee's and ALFA, he brings a wealth of knowledge and experience in large company leadership, marketing, branding, international business and global market entry — key elements of our strategic priorities.

Gérard R. Vittecoq, 62, has been a director since September 2008. Since 2004, he has been a group president and executive office member of Caterpillar, Inc., a manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines based in Peoria, Illinois. He is responsible for the company's Energy and Power Systems Group, which includes its Industrial Power Systems & Growth Markets division, Large Power Systems and Growth Markets division, Marine and Petroleum Power division, Electrical Power division, Progress Rail division / EMD and solar division. He is also responsible for driving enterprise profit and loss accountability for Caterpillar's Europe-Africa-Middle East ("EAME") region. He joined Caterpillar in 1975 and has served in various accounting- and finance-related roles within the company. From 1987 to 1990, he was in charge of strategy projects and was appointed director of strategy & planning in 1990, where he served until 1995. From 1995 to 1997, he was managing director of Caterpillar France S.A. In 1997, he became managing director of Caterpillar Belgium S.A. He was elected a vice president in January 2001, overseeing the EAME Product Development & Operations division. He is a member of the IMD (International Institute for Management Development) Foundation board, a member of the Evian Group: Free Trade Think Tank, an executive member of the World Business Council for Sustainable Development, a vice president of the board of the Swiss-American Chamber of Commerce, and a board member of the Arteres Foundation, a non-profit organization that supports public medicine and healthcare in Geneva, Switzerland. Through Mr. Vittecoq's extensive tenure with Caterpillar, he has gained international management experience, branding knowledge and financial expertise. Mr. Vittecoq's background as an accomplished business leader and his financial acumen, in addition to his political savvy, are valuable assets to the Board as it focuses on our further expansion in the global marketplace.

Director — Not standing for re-election at the Meeting
(age as of February 26, 2011)

Elliot S. Kaplan, 74, has been a director and Secretary since January 1971. Since 1961, he has been an attorney with the law firm of Robins, Kaplan, Miller & Ciresi L.L.P., Minneapolis, Minnesota, which serves as our primary external general counsel. He is also an owner and director of the Bank of Naples in Naples, Florida. In addition, he serves on the executive board of the Minnesota Historical Society and the board of the Robins, Kaplan, Miller & Ciresi Foundation for Children, and is a trustee of the University of Minnesota Foundation. He also previously served on the boards of infoUSA, Inc, a direct marketing company; The Minneapolis Institute of Arts; and PACER Center, an organization that seeks to expand opportunities for children and young adults with disabilities. His years of legal practice provide Mr. Kaplan with a deep understanding of business litigation, intellectual property litigation and licensing, antitrust and trade regulation, and corporate governance, all of which help Mr. Kaplan provide an experienced legal perspective to our Board. Mr. Kaplan also brings historical knowledge of our culture to the Board. On April 6, 2011, Mr. Kaplan notified us that he would be retiring as a director of the Board and Secretary at the end of his term on June 21, 2011 and would not stand for re-election at the Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information about the number of shares of our common stock beneficially owned at February 26, 2011, by our Chairman of the Board, our CEO, our Chief Financial Officer and each of our three other most highly compensated executive officers during the most recent fiscal year. The table provides similar information for each director including the director nominees, all directors and executive officers as a group, and each person or institution that we know who beneficially owns more than 5% of the outstanding shares of our common stock.

Name and Address(1)	Number of Shares Beneficially Owned		Percent of Shares Beneficially Owned

Richard M. Schulze Founder and Chairman of the Board	70,011,003	(2)	17.80%
Brian J. Dunn Chief Executive Officer and Director	832,602	(3)	*
James L. Muehlbauer Executive Vice President — Finance and Chief Financial Officer	245,960	(4)	*
Shari L. Ballard Executive Vice President, President — Americas	298,535	(5)	*
Michael A. Vitelli Executive Vice President, President — Americas	131,847	(6)	*
Carol Surface Executive Vice President and Chief Human Resources Officer	31,427	(7)	*
Lisa M. Caputo Director	14,512	(8)	*
Kathy J. Higgins Victor Director	57,980	(9)	*
Ronald James Director	70,531	(10)	*
Elliot S. Kaplan Secretary and Director	132,061	(11)	*
Sanjay Khosla Director	23,250	(12)	*
George L. Mikan III Director	27,000	(13)	*
Matthew H. Paull Director	72,669	(14)	*
Rogelio M. Rebolledo Director	39,350	(15)	*
Hatim A. Tyabji Director	144,250	(16)	*
Gérard R. Vittecoq Director	25,937	(17)	*
All directors and executive officers, as a group (23 individuals)	72,918,133	(18)	18.42%
Fidelity (FMR LLC) 82 Devonshire Street Boston, MA 02109	21,975,749	(19)	5.52%

*
Less than 1%.

(1)
The business address for all directors and executive officers is 7601 Penn Avenue South, Richfield, Minnesota 55423.

(2)
The figure represents: (a) 1,147,500 outstanding shares owned by Mr. Schulze; (b) 59,006,043 outstanding shares registered in the name of Mr. Schulze and a co-trustee, and held by them as trustees of a trust for the benefit of Mr. Schulze, of which up to $150 million aggregate amount of shares have been pledged by the trust as collateral to secure a line of credit; (c) 4,429,231 outstanding shares registered in the name of Mr. Schulze and co-trustees, and held by them as trustees of trusts for the benefit of Mr. Schulze and his family; (d) 1,143,043 outstanding shares registered in the name of Mr. Schulze and a co-trustee, and held by them as trustees of the Sandra Schulze Revocable Trust dated June 14, 2001; (e) 950,169 outstanding shares held by a limited partnership of which Mr. Schulze is the sole general partner (Mr. Schulze has disclaimed beneficial ownership of these shares except to the extent of his monetary interest therein); (f) 252,312 outstanding shares held by a limited partnership of which a limited liability company owned by Mr. Schulze as the sole general partner; (g) 31,672 outstanding shares held by a limited partnership of which a limited liability company owned by Mr. Schulze is the sole general partner; (h) 28,626 outstanding shares registered in the name of Mr. Schulze and held by him as trustee of trusts for the benefit of the children of Mr. Schulze's spouse (Mr. Schulze has disclaimed beneficial ownership of these shares); (i) 10,728 outstanding shares registered in the name of Mr. Schulze's spouse and co-trustees, and held by them as trustees of trusts for the benefit of Mr. Schulze's spouse (Mr. Schulze has disclaimed beneficial ownership of these shares); (j) 183,726 outstanding shares registered in the name of Mr. Schulze and a co-trustee, and held by them as trustees of the Sandra Schulze Revocable Trust dated June 14, 2001 (Mr. Schulze has disclaimed beneficial ownership of these shares); (k) 2,061 outstanding shares held in Mr. Schulze's individual retirement account; (l) 1,928,409 outstanding shares owned by The Richard M. Schulze Family Foundation, of which Mr. Schulze is the sole director; (m) 79,983 outstanding shares registered in the name of JPMorgan Chase Bank ("Trustee"), and held by the Trustee in connection with the Best Buy Retirement Savings Plan ("Retirement Savings Plan") for the benefit of Mr. Schulze; and (n) options to purchase 817,500 shares, which he could exercise within 60 days of February 26, 2011.

(3)
The figure represents: (a) 44,207 outstanding shares owned by Mr. Dunn; (b) 16,869 outstanding shares registered in the name of the Trustee, and held by the Trustee in connection with the Retirement Savings Plan for the benefit of Mr. Dunn; and (c) options to purchase 771,526 shares, which he could exercise within 60 days of February 26, 2011.

(4)
The figure represents: (a) 24,739 outstanding shares owned by Mr. Muehlbauer; (b) 1,514 outstanding shares held in Mr. Muehlbauer's individual retirement account; (c) 952 outstanding shares registered in the name of the Trustee, and held by the Trustee in connection with the Retirement Savings Plan for the benefit of Mr. Muehlbauer; and (d) options to purchase 218,755 shares, which he could exercise within 60 days of February 26, 2011.

(5)
The figure represents: (a) 33,714 outstanding shares owned by Ms. Ballard; (b) 13,464 outstanding shares registered in the name of the Trustee, and held by the Trustee in connection with the Retirement Savings Plan for the benefit of Ms. Ballard; and (c) options to purchase 251,356 shares, which she could exercise within 60 days of February 26, 2011.

(6)
The figure represents: (a) 21,870 outstanding shares owned by Mr. Vitelli; (b) 796 outstanding shares registered in the name of the Trustee, and held by the Trustee in connection with the Retirement Savings Plan for the benefit of Mr. Vitelli; and (c) options to purchase 109,181 shares, which he could exercise within 60 days of February 26, 2011.

(7)
The figure represents: (a) 27,144 outstanding shares owned by Ms. Surface; (b) 143 outstanding shares registered in the name of the Trustee, and held by the Trustee in connection with the Retirement Savings Plan for the benefit of Ms. Surface; and (c) options to purchase 4,140 shares, which she could exercise within 60 days of February 26, 2011.

(8)
The figure represents: (a) 2,012 outstanding shares owned by Ms. Caputo; (b) options to purchase 12,500 shares, which she could exercise within 60 days of February 26, 2011.

(9)
The figure represents: (a) 6,730 outstanding shares owned by Ms. Higgins Victor; and (b) options to purchase 51,250 shares, which she could exercise within 60 days of February 26, 2011.

(10)
The figure represents: (a) 8031 outstanding shares owned by Mr. James; and (b) options to purchase 62,500 shares, which he could exercise within 60 days of February 26, 2011.

(11)
The figure represents: (a) 58,311 outstanding shares owned by Mr. Kaplan; and (b) options to purchase 73,750 shares, which he could exercise within 60 days of February 26, 2011.

(12)
The figure represents: (a) 2,000 outstanding shares owned by Mr. Khosla; and (b) options to purchase 21,250 shares, which he could exercise within 60 days of February 26, 2011.

(13)
The figure represents: (a) 2,000 outstanding shares owned by Mr. Mikan; and (b) options to purchase 25,000 shares, which he could exercise within 60 days of February 26, 2011.

(14)
The figure represents: (a) 10,169 outstanding shares owned by Mr. Paull; and (b) options to purchase 62,500 shares, which he could exercise within 60 days of February 26, 2011.

(15)
The figure represents: (a) 1,850 outstanding shares owned by Mr. Rebolledo; and (b) options to purchase 37,500 shares, which he could exercise within 60 days of February 26, 2011.

(16)
The figure represents: (a) 70,500 outstanding shares owned by Mr. Tyabji; and (b) options to purchase 73,750 shares, which he could exercise within 60 days of February 26, 2011.

(17)
The figure represents: (a) 4,687 outstanding shares owned by Mr. Vittecoq; and (b) options to purchase 21,250 shares, which he could exercise within 60 days of February 26, 2011.

(18)
The figure represents: (a) outstanding shares and options described in the preceding footnotes; (b) 66,989 outstanding shares owned by other executive officers; (c) 35,620 outstanding shares registered in the name of the Trustee, and held by the Trustee in connection with the Retirement Savings Plan for the benefit of other executive officers; and (d) options granted to other executive officers to purchase 664,978 shares, which they could exercise within 60 days of February 26, 2011.

(19)
As reported on the owner's most recent Schedule 13G that reported beneficial ownership as of December 31, 2010. FMR LLC has sole voting power over 3,120,369 shares and sole dispositive power over 21,975,749 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and shareholders who own more than 10% of our common stock file initial reports of ownership with the SEC and the NYSE. They must also file reports of changes in ownership with the SEC and the NYSE. In addition, they are required by SEC regulations to provide us copies of all Section 16(a) reports that they file with the SEC. Based solely on a review of such Section 16(a) reports, management and the Board believe our directors, executive officers and shareholders who own more than 10% of our outstanding equity securities complied with the reporting requirements during the fiscal year ended February 26, 2011, except that due to administrative delay (i) a report was not filed in a timely manner for a withholding of shares for tax purposes in connection with an exercise of stock options on March 1, 2010, by Carol A. Surface, Executive Vice President and Chief Human Resources Officer; (ii) reports were not filed in a timely manner for an award of equity-based incentive awards on April 7, 2010, by Joseph M. Joyce, Senior Vice President, General Counsel and Assistant Secretary; James L. Muehlbauer, Executive Vice President and Chief Financial Officer; and Kalendu Patel, Executive Vice President and President, Asia; (iii) a report was not filed in a timely manner for the sale of our common stock on April 21, 2010, by Frank D. Trestman, a former director; and (iv) a report was not filed in a timely manner for a withholding of shares for tax purposes in connection with an exercise of stock options on July 7, 2008, by Michael A. Vitelli, Executive Vice President, President—Americas.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Our Compensation Discussion and Analysis ("CD&A") describes our executive compensation programs for fiscal 2011, and explains how the Compensation Committee made its compensation decisions for our named executive officers ("NEOs") for fiscal 2011. The NEOs are our CEO, Brian J. Dunn; our Executive Vice President — Finance and Chief Financial Officer ("CFO"), James L. Muehlbauer; and our three other most highly compensated officers: Shari L. Ballard, Executive Vice President, President—Americas; Michael A. Vitelli, Executive Vice President, President—Americas; and Carol A. Surface, Executive Vice President and Chief Human Resources Officer.

As described in this CD&A, we designed an executive compensation program for fiscal 2011 to attract and retain highly qualified executives and establish a strong relationship between executive pay and our performance based on achievement of the enterprise-wide goals and benchmarks described below.

Our key compensation decisions for fiscal 2011, as explained in further detail below, are:

  •
  Base Salaries.  The CEO's salary increased by 10% in recognition of his maturity in the chief executive role. The other NEOs', aside from Ms. Surface who joined us in March 2010, salaries also increased by an average of 10%, due to increased scope, scale and responsibility for our largest business unit.

  •
  Short-term incentives.  We made no change to the short-term incentive target payout percentages, however, lower-than-expected enterprise performance resulted in lower payouts for our NEOs.

  •
  Long-term incentives.  We increased the long-term incentive awards for the NEOs to reflect tenure, external market conditions and significant expansions of role. The CEO's long-term incentive award increased by 75%. The other NEOs' awards increased by an average of approximately 30%.

  •
  Special awards.  To replace foregone equity-based awards from her former employer, we gave our new Executive Vice President and Chief Human Resources Officer a signing bonus and restricted stock. No other NEO received a special award.

  •
  Other compensation.  The CEO and our other NEOs are generally offered the same employee benefits, perquisites and other rewards offered to all of our U.S.-based employees.

For ease of use, this CD&A is divided into four sections:

1.
Philosophy, Objectives and Principles — This section describes the guiding principles that support our executive compensation programs, including our Total Rewards Philosophy and our Principles of Executive Compensation.

2.
Governance — This section details the roles and responsibilities of the parties involved in the development of our executive compensation programs, as well as the individual performance assessments and determinations of compensation for the NEOs.

3.
Factors in Decision-Making — This section describes our "Executive Compensation Framework," which is a set of internal and external factors that allow for a comprehensive, multi-faceted evaluation of total compensation. It also identifies our peer group of companies.

4.
Elements of Our Compensation and Benefit Programs — This section provides an overview of our compensation program, shows the pay mix, and provides a deeper look into each compensation element (base salary, short-term incentive, long-term incentive, restricted stock and other compensation and benefits and perquisites). In addition, it includes our executive stock ownership guidelines, tax considerations, information about our clawback rights and an overview of other relevant policies.

 Philosophy, Objectives and Principles

Total Rewards Philosophy.    We believe our success depends on employees at all levels using their unique strengths, experiences and ideas to foster innovation and build strong customer relationships. While our compensation and benefit programs are important tools in attracting and retaining talented employees, we also believe that non-monetary factors such as work environment, learning and development opportunities, and relationships between employees and managers are critical to provide a rewarding employee experience. Collectively, these elements comprise our "Total Rewards" philosophy.

Objectives.    Our Total Rewards philosophy seeks to meet the following compensation objectives:

  •
  Provide employees a wide array of rewards;

  •
  Differentiate rewards to individuals, based on their contributions;

  •
  Encourage and recognize experimentation, entrepreneurship and innovation;

  •
  Reward employee contributions toward achieving desired financial and non-financial results; and

  •
  Maintain a flexible compensation structure that allows employees to share in our success.

We implement these objectives by employing broad-based programs that are designed to align employee interests with company goals and create a common vision of success.

Principles of Executive Compensation.    The Compensation Committee uses the following Principles of Executive Compensation as a means to assess our executive compensation program and to provide guidance to management on the Compensation Committee's expectations for our overall executive compensation structure.

Principles of Executive Compensation

 Governance

The following table summarizes the roles of each of the key participants in the executive compensation decision-making process.

Key Participant	Member(s)	Role in Decision-Making Process

Compensation Committee	Ronald James (Chair) Kathy J. Higgins Victor	Established our Total Rewards philosophy and our compensation objectives.
George L. Mikan, III
	Hatim A. Tyabji	Determines, approves and oversees executive compensation, including the design, competitiveness and effectiveness of our compensation programs. Also oversees the development, evaluation and approval of incentive compensation, equity-based pay and other material employee benefit plans for all employees, including the NEOs.

Certain matters that do not materially impact our NEOs have been delegated by the Compensation Committee to members of management in order to ensure timely decision-making, maintain compliance with legal or regulatory obligations or for administrative reasons. For example, such delegations include:
• to our CEO, the authority to appoint officers at the vice president level;
• to our Executive Vice President and Chief Human Resources Officer, the authority to modify officer titles, provided that the modification does not impact the officer's compensation or role; and

•       to our Executive Vice President and Chief Human Resources Officer, the authority to amend our benefit plans for limited and immaterial purposes, such as to comply with applicable laws and regulations.

The Compensation Committee's charter is available on our Web site at www.bby.com — select the "Investor Relations" link and then the "Corporate Governance" link.

Compensation Committee's Independent Compensation Consultant	Don Delves of The Delves Group	Reports directly to the Compensation Committee and participates in its meetings, but provides no other consulting or other services to us.
Reviews the recommendations of management with the Compensation Committee to ensure that the recommendations are aligned with our stated objectives and are reasonable when compared to our peer market for executive and director talent.

CEO	Brian J. Dunn	Generally attends when management presents compensation recommendations to the Compensation Committee for our other executive officers and provides his perspective. Does not participate in or otherwise influence management's recommendations for himself.

Key Participant	Member(s)	Role in Decision-Making Process

Human Resources ("HR")		As led by Ms. Surface, during the first quarter of each fiscal year, provides the Compensation Committee with compensation recommendations for our executive officers.

HR's presentation includes a summary of the application of several internal and external factors to each of our executive officers, which we refer to as our "Executive Compensation Framework." HR generally applies and analyzes the internal factors and works with Towers Watson to apply and analyze the external factors.
Our other NEOs do not participate in the development of compensation recommendations or the approval process, although they may provide perspective on recommendations for their direct reports.

HR's Compensation Consultant	Towers Watson	Assists HR in the development and analysis of external compensation data that management uses to facilitate its executive and director compensation recommendations to the Compensation Committee.

Attends Compensation Committee meetings to address matters directly related to its engagement, including questions regarding external market data and related analyses. It also assisted the Compensation Committee in reviewing compensation relative to risk.
Reports directly to HR and does not engage with the Compensation Committee, except with regard to the aforementioned matters and at the request and under the direction of HR.
Provides non-executive compensation consulting and other services expressly at the direction of HR and without the direct engagement of the Compensation Committee.

Factors in Decision-Making

Executive Compensation Framework.    For fiscal 2011, each element of compensation and the level of total direct compensation for each of our NEOs was determined by referencing our Executive Compensation Framework. Our Executive Compensation Framework consists of a set of internal and external factors that allow for a comprehensive, multi-faceted evaluation of total compensation based on each individual's personal attributes and talents, the internal "value" of their role, and objective external market data. The factors are not required to carry equal weight and not all of the factors are considered in determining the compensation recommendation for each individual. We believe that the diversity of the factors included in our Executive Compensation Framework and our flexibility in their application enhances our ability to develop compensation packages that (i) further our compensation objectives, (ii) further one or more of our strategic initiatives, and (iii) produce the highest return on our compensation investment.

For fiscal 2011, the internal and external factors that comprised our Executive Compensation Framework were as follows:

We applied the external factors to each NEO based on a review of publicly available compensation data for our peer group of companies and the Fortune 100, and in some instances, we also consulted survey data.(1) We used available information and monitored actions taken by our peers to evaluate market trends and to assess the overall competitiveness of our executive compensation levels. We did not, however, seek to establish total direct compensation that falls within a prescribed range relative to our peer group of companies or the Fortune 100. In addition, the Compensation Committee may at times use our peer group of companies to evaluate:

(1)
The surveys we consulted, as well as the companies they surveyed, are listed in Schedule A to this CD&A, beginning on page 47.

•
The cost of the total direct compensation paid to our NEOs;

•
The relationship between our financial performance and the compensation paid to our NEOs; and

•
The relative difficulty of our incentive performance targets.

Peer Group.    The criteria we used to determine our peer group of companies in fiscal 2011 was unchanged from the criteria we used in fiscal 2010. Our peer group has remained stable since fiscal 2008, with few exceptions. We continue to use the same factors to select our peers: predominantly retail or wholesale companies with more than $5 billion in revenue and significant revenue generated outside of the U.S. Our peer group at the time compensation was determined for our NEOs in fiscal 2011 was comprised of the following companies:

  •
  Amazon.com, Inc.

  •
  Apple Inc.

  •
  Costco Wholesale Corporation

  •
  Dell Inc.

  •
  eBay Inc.

  •
  FedEx Corporation

  •
  Harley-Davidson, Inc.

  •
  Lowe's Companies, Inc.

  •
  Nordstrom, Inc.

  •
  Staples, Inc.

  •
  Starbucks Corporation

  •
  Target Corporation

  •
  The TJX Companies, Inc.

  •
  Wal-Mart Stores, Inc.

  •
  Walgreen Co.

  •
  The Walt Disney Company

  •
  Whole Foods Market, Inc.

  •
  Yahoo! Inc.

Elements of Our Compensation and Benefit Programs

Overview.    The fiscal 2011 compensation for our NEOs included the following elements:

Element	Form(s) of Compensation	Purpose	Performance Metric(s)

Base Salary	Cash	Provide competitive, fixed compensation to attract and retain exceptional executive talent	Not performance-based

Short-Term Incentive	Cash	Create a strong financial incentive for achieving or exceeding company goals	Net operating profit, revenue, gross profit rate

Long-Term Incentive	Stock options	Create a strong financial incentive for increasing shareholder value and encourage a significant equity stake in our company	Best Buy common stock price

Individual Recognition Restricted Stock Award	Restricted stock	Recognize superior performance rendered and attract and retain exceptional executive talent	Performance-and not performance-based

Signing Bonus	Cash	Provide compensation to attract exceptional executive talent	Not performance-based

Health, Retirement and Other Benefits	Eligibility to participate in benefit plans generally available to our employees, including health, retirement, stock purchase, severance, life insurance and disability plans	Plans are part of our broad-based employee benefits program	Not performance-based

Executive Benefits and Perquisites	Annual executive physical exam, supplemental long-term disability insurance, four weeks of paid vacation, expanded employee discount, stock ownership target planning and tax planning/preparation services	Provide competitive benefits to promote the health, well-being and financial security of our executive officers	Not performance-based

Fiscal 2011 Pay Mix.    The Compensation Committee does not establish a set pay mix for our executive officers. However, our executive compensation program does emphasize long-term compensation versus short-term compensation. The resulting target pay mix for fiscal year 2011 for our CEO and our other NEOs, on average, is shown below. Actual salary levels, short-term incentive awards (identified in the table below as "STI" and discussed in further detail in Short-Term Incentive) and long-term incentive awards (identified in the table below as "LTI" and discussed in further detail in Long-Term Incentive) vary based on factors in the Executive Compensation Framework.

CEO	Other NEOs on average

Each element in the target pay mix is discussed below and shown in the Summary Compensation Table on page 50.

Base Salary
The Compensation Committee generally determines base salary levels for the NEOs and other executive officers during the second quarter of each fiscal year, with changes becoming effective during that quarter. The base salaries for the NEOs that became effective in the second quarter of fiscal 2011 ("Fiscal 2011 Base Salary") were established based on an assessment of each officer under our Executive Compensation Framework. The Fiscal 2011 Base Salary and the comparable Fiscal 2010 Base Salary for each of the NEOs, as well as the key factors the Compensation Committee considered, were as follows:

Name	Fiscal 2011 Base Salary	Fiscal 2010 Base Salary	Percent Change	Key Factors

Mr. Dunn	$1,100,000	$1,000,000	10%	Internal Factors:
				• Highest ranking officer in our company
				• Highly complex position responsible for balancing short- and long-term strategic and operational decisions
				• Increased accountability for driving company growth in the connected world
				• Strong motivator and leader; established record of building markets while living and teaching company values
				• Maturity in role
				External Factors:

•       Salary and total direct compensation below median of Fortune 100 and salary at median and total compensation below median of our peer group, in each case as compared to other chief executive officers

Name	Fiscal 2011 Base Salary	Fiscal 2010 Base Salary	Percent Change	Key Factors

Mr. Muehlbauer	$675,000	$642,000	5%	Internal Factors:
				• Strong aptitude for risk mitigation and process development
				• Success in bringing discipline and order to complex multi-national business
				External Factors:
				• Total direct compensation below median of Fortune 100 and our peer group, in each case as compared to other chief financial officers
				• High level of turnover among Fortune 100 chief financial officers
Ms. Ballard	$700,000	$650,000	8%	Internal Factors:
				• Expansion of role for fiscal 2011
				• Proven ability to rally teams around our philosophy and approach
				• Ability to balance strong customer focus with employee advocacy
				External Factors:
				• Total direct compensation below median of Fortune 100 and of our peer group, in each case as compared to blend of 3rd and 4th highest compensated officers
Mr. Vitelli	$700,000	$600,000	17%	Internal Factors:
				• Expansion of role for fiscal 2011
				• Strong and deep industry knowledge and networks
				• Manages communication to vendor community with high degree of authority and influence
				External Factors:
				• Total direct compensation below median of Fortune 100 and of our peer group, in each case as compared to blend of 3rd and 4th highest compensated officers
Ms. Surface	$490,000	N/A	N/A	Internal Factors:
				• Broad global experience
				• Transformational skills
				External Factors:
				• Total direct compensation above 75th percentile as compared to other top human resources executives and below median of our peer group as compared to 5th highest compensated officer

Short-Term Incentive
We believe that it is important that a higher percentage of total cash compensation for higher ranking positions be linked to our performance. For fiscal 2011, the NEOs were eligible for performance-based, short-term incentive awards pursuant to our fiscal 2011 Short-Term Incentive Program ("STI"). Fiscal 2011 STI awards were payable in cash and were expressed as a target payout percentage of salary. The NEOs' fiscal 2011 STI payments were made after the end of the fiscal year.

The fiscal 2011 STI is comprised of several different plans that have unique performance criteria to align with the varying responsibilities and geographic areas served by the group of employees eligible for each plan. For fiscal 2011, Messrs. Dunn and Muehlbauer and Ms. Surface were eligible for the Enterprise Executive STI Plan and Ms. Ballard and Mr. Vitelli were eligible for the Americas Regional STI Plan.

Fiscal 2011 STI Performance Criteria.    In May 2010, the Compensation Committee approved the performance criteria, in the form of metrics, and the target performance levels for each metric for each of the fiscal 2011 STI plans. The performance metrics were designed to support our fiscal 2011 business priorities, specifically centering on profitable growth and margin. Net operating profit was included as a key metric because it reflects the decisions and actions of a short-term environment while still taking sales, general and administrative expenses into account. The Americas Regional STI Plan metrics were designed to provide consistency with the Enterprise Executive STI Plan metrics, but focus more directly on the performance of our businesses in the United States, Canada and Mexico. Since Ms. Ballard and Mr. Vitelli's roles specifically involve the management of the businesses in these regions, these metrics are more appropriate for their scope of responsibility, while Messrs. Dunn and Muehlbauer and Ms. Surface's responsibilities apply to the entire enterprise, regardless of region.

In establishing the target performance levels, the Compensation Committee considered our historical performance and target setting practices, as well as investor and market expectations.

The following tables set forth the performance metrics and target performance target levels, as well as our actual fiscal 2011 performance against each metric for the Enterprise Executive STI Plan and Americas Regional STI Plan:

Enterprise Executive STI Plan (Messrs. Dunn and Muehlbauer and Ms. Surface)(1)

Fiscal 2011 Performance Metric	Weight of Metric	Threshold Performance	Target Performance	Maximum Performance	Actual Performance (as adjusted)	(2)

Enterprise net operating profit ("NOP")	50%	</=$2,450	$2,601-2,650	>/=$2,851	$2,340
Enterprise Revenue	25%	</=$51,799	$53,000-$53,999	>/=$55,000	$50,445
Enterprise Gross Profit Rate ("GPR")	25%	</=24.64%	24.95%-25.04%	>/=25.45%	25.21%

Americas Regional STI Plan (Ms. Ballard and Mr. Vitelli)(1)

Fiscal 2011 Performance Metric	Weight of Metric	Threshold Performance	Target Performance	Maximum Performance	Actual Performance (as adjusted)	(2)

Enterprise NOP	25%	</=$2,450	$2,601-2,650	>/=$2,851	$2,340
Americas net operating profit ("Americas NOP")	25%	</=$2,399	$2,550-2,599	>/=$2,800	$2,240
Americas Revenue	25%	</=$44,099	$45,300-45,699	>/=$47,300	$42,589
Americas Gross Profit Rate ("Americas GPR")	25%	</=24.44%	24.75%-25.84%	>/=25.25%	25.03%

(1)
Dollar amounts in millions.

(2)
For fiscal 2011, we adjusted our actual results for the following metrics: Enterprise NOP, Enterprise GPR, Americas NOP and Americas GPR due to restructuring charges we recorded in the fourth quarter of fiscal 2011 that we reported on Form 8-K on February 22, 2011. In addition, we adjusted our actual results for all metrics to reflect budgeted foreign exchange rates. As a result, our adjusted Enterprise NOP of $2,340 million compares to reported Enterprise NOP of $2,114 million; our adjusted Enterprise Revenue of $50,445 compares to reported Enterprise Revenue of $50,272; our adjusted Enterprise GPR of 25.21% compares to our reported Enterprise GPR of 25.17%; our adjusted Americas NOP of $2,240 million compares to our actual Americas NOP of $2,185 million; our adjusted Americas Revenue of $42,589 compares to our actual Americas Revenue of $42,768 and our adjusted Americas GPR of 25.03% compares to our actual Americas GPR of 25.01%. Such adjustments were provided for in the plan design and are consistent with adjustments made to performance results used for STI calculations in prior years. None of the adjustments described here affected the fiscal 2011 payouts of our NEOs.

Determination of Fiscal 2011 STI Target Payout.    In June 2010, the Compensation Committee approved the total fiscal 2011 target compensation for each NEO, including approval of the target payout percentages for our NEOs under the fiscal 2011 STI. The Compensation Committee generally applies a tiered approach in determining the potential target payout percentages for each NEO, establishing a target payout at 100%, 125% or 200% of salary for each individual. The specific target payout percentage for each NEO is determined by applying our Executive Compensation Framework, with particular emphasis placed on the following factors:

  •
  internal job ranking of each position;

  •
  each NEO's job responsibilities and expertise;

  •
  internal pay equity among the NEOs; and

  •
  external market data factors for equivalent roles.

For fiscal 2011, the NEOs did not receive an increase in their target payout percentages and, therefore, the tiered target payouts of 100%, 125% or 200% of salary remained the same as the NEOs' target payouts for fiscal 2010. For each of the metrics, the NEOs could earn zero to two times their weighted target payout percentage for that metric, making the maximum fiscal 2011 STI payout two times their target payout percentage. However, due to lower-than-expected performance, fiscal 2011 STI payouts were actually reduced from fiscal 2010. Since we did not exceed our threshold performance level for two out of the three performance metrics in the Enterprise Executive STI Plan and three out of the four performance metrics in the Americas Regional STI Plan, the only metrics to have weight in the determination of the fiscal 2011 STI payments for our NEOs were Enterprise GPR and Americas GPR, respectively. The fiscal 2011 target payout percentages and the actual fiscal 2011 STI payout for each NEO are set forth in the table below:

	Target Payout Percentage	Target Payout Value, based on Salary	(1)	Fiscal 2011 STI Payment	Fiscal 2011 STI Payment, as a Percentage of Salary	(1)

Mr. Dunn	200%	$2,133,334		$746,667	70%
Mr. Muehlbauer	125%	$830,000		$290,500	43.75%
Ms. Ballard	125%	$854,166		$298,958	43.75%
Mr. Vitelli	125%	$833,335		$291,667	43.75%
Ms. Surface	100%	$476,666		$166,833	35%

(1)
"Salary" is the aggregate of the NEO's salary as of the 15th of each fiscal month in fiscal 2011, rather than the actual aggregate salary paid in fiscal 2011.

Long-Term Incentive
Awards of equity-based compensation to our executive officers encourage a strong ownership stake in our company and align the interest of the NEOs and our shareholders. All equity-based incentive awards for our NEOs and directors must be approved by the Compensation Committee. During fiscal 2011, we made long-term incentive awards to our NEOs and other eligible employees (typically, manager level and above) pursuant to our
Long-Term Incentive Program ("LTI") as approved by the Compensation Committee in April 2010. LTI awards are made under our Omnibus Plan. The fiscal 2011 LTI awards made to our NEOs were in the form of non-qualified stock options, granted in equal quarterly installments that have a term of ten years and become exercisable over a four-year period at the rate of 25% per year, beginning one year from the date of grant. The exercise price for such options was equal to the closing price of our common stock on the grant date, as quoted on the NYSE.

Under the terms of the Omnibus Plan, we may not grant stock options at a discount to fair market value. Unless otherwise determined by the Compensation Committee, "fair market value" as of a given date is the closing price of our common stock as quoted on the NYSE on such date or, if the shares were not traded on that date, the most recent preceding date when the shares were traded.

Determination of Fiscal 2011 LTI Award.    In June 2010, the Compensation Committee approved the total fiscal 2011 target compensation for each NEO, which included approval of the number of stock options awarded to each NEO under the fiscal 2011 LTI. LTI award amounts are determined based upon the application of our Executive

Compensation Framework, with overall compensation mix and external market data for equivalent roles being key factor in the determination of the award made to each NEO.

Mr. Dunn received a fiscal 2011 LTI award that represented a 75% increase over his prior-year LTI award to acknowledge his tenure in the role of CEO and external competitive data. Likewise, Mr. Muehlbauer received a 50% increase over his prior-year LTI award due to external market conditions. Mr. Vitelli and Ms. Ballard each received approximately a 21% increase over their prior year LTI awards in acknowledgement of their May 2010 expansions of role. Ms. Surface's fiscal 2011 LTI award was determined when she joined us during the first quarter of fiscal 2011 and no changes were made to her LTI award in June 2010.

The fiscal 2011 LTI awards for each NEO are set forth in the following table:

Name	Number of Shares subject to Fiscal 2011 LTI Option Award

Mr. Dunn	350,000
Mr. Muehlbauer	120,000
Ms. Ballard	80,000
Mr. Vitelli	80,000
Ms. Surface	66,252

Quarterly installments of LTI awards are granted near the beginning of each fiscal quarter. Since fiscal 2011 LTI awards were determined during the second quarter of fiscal 2011, the NEOs received in fiscal 2011 two installments of LTI grants pursuant to their fiscal 2010 LTI award and two installments of LTI grants pursuant to their fiscal 2011 LTI award. The following table sets forth the number of shares subject to options received by each NEO as LTI grants during fiscal 2011:

Name	Number of Shares subject to Options Received during Fiscal 2011

Mr. Dunn	275,000
Mr. Muehlbauer	100,000
Ms. Ballard	73,126
Mr. Vitelli	73,126
Ms. Surface	66,252

Additional information regarding the LTI awards granted to the NEOs in fiscal 2011 is included in the Grants of Plan-Based Awards table on page 52.

Special Awards
Ms. Surface received a $600,000 signing bonus and 32,500 shares of time-based restricted stock (vesting 25% upon grant and 25% on each successive anniversary for three years) when she joined us in March 2010. The Compensation Committee determined both awards by applying the existing compensation arrangements factor of our Executive Compensation Framework. The Compensation Committee felt that Ms. Surface's extensive experience in international human resources made her a valuable asset to lead our global human resources organization. The awards were granted to replace forgone equity-based awards from her previous employer.

Other Compensation
Benefits and Perquisites. Our executive officers, including our NEOs, are generally offered the same employee benefits and perquisites offered to all U.S.-based employees, as summarized in the table below:

Benefit or Perquisite	All Full-Time U.S.-Based Employees		Executive Officers

Accidental Death & Dismemberment	✓		✓
Business Travel and Accident	✓		✓
— Executive Business Travel & Accident			✓
Deferred Compensation Plan	✓	(1)	✓	(1)
Employee Discount	✓		✓
— Expanded Employee Discount(2)			✓
Employee Stock Purchase Plan	✓		✓
Health Insurance	✓		✓
— Executive Physical Exam			✓
Life Insurance	✓		✓
Long-Term Disability	✓		✓
— Executive Long-Term Disability			✓
Retirement Savings Plan	✓		✓
Severance Plan	✓		✓
Short-Term Disability	✓		✓
Stock Ownership Target Planning			✓
Tax Planning and Preparation			✓

(1)
Only highly compensated employees and directors are eligible to participate in the Deferred Compensation Plan, as described below.

(2)
Our executive officers are eligible to receive the same employee discount at U.S. Best Buy stores as all U.S.-based employees. However, they are also eligible to receive discounts at stores operated by some of our subsidiaries that are not generally available to all employees.

We provide the executive benefits and perquisites denoted above to compete for executive talent and to promote the health, well-being and financial security of our NEOs. A description of executive benefits and perquisites, and the costs associated with providing them for the NEOs, are reflected in the "All Other Compensation" column of the Summary Compensation Table on page 50.

Deferred Compensation Plan.    We sponsor the Best Buy Co., Inc. Fifth Amended and Restated Deferred Compensation Plan, as amended ("Deferred Compensation Plan") that is unfunded and unsecured. We believe the plan provides a tax-deferred retirement savings vehicle that plays an important role in attracting and retaining executive talent. Additional information about the Deferred Compensation Plan is included in Non-Qualified Deferred Compensation on page 55.

Employee Stock Purchase Plan.    Our 2008 Employee Stock Purchase Plan ("ESPP") allows employees, including our NEOs, to purchase our common stock at a discount. The stock purchase price is 85% of the lesser of the closing price quoted on the NYSE at the beginning or at the end of a semi-annual purchase period. There is a maximum purchase value of $25,000 per calendar year for all plan participants. Beginning with purchases in September 2011, shares acquired through the ESPP will be subject to a 12-month holding period except in limited circumstances (such as death, disability, etc.).

Retirement Savings Plan.    Our Retirement Savings Plan is intended to meet the requirements of Section 401(k) of the Internal Revenue Code of 1986 (the "Code"). All of our NEOs are eligible to participate in the plan. The plan provides a safe harbor that allows U.S.-based employees to contribute pre-tax income and immediately vest in company matching contributions. The plan is expected to provide an improved opportunity for such employees to achieve retirement income security. However, the plan is not expected to provide sufficient income replacement relative to our NEOs' anticipated retirement needs. The potential retirement income gap for our NEOs may be filled by other reward elements, including long-term incentives, or by the deferral of a portion of base salary or short-term incentive awards under the Deferred Compensation Plan. Under the Retirement Savings Plan, we match employee contributions, including those made by our NEOs, at rates approved by the Compensation Committee. For fiscal 2011, we matched 100% of the first 3% and 50% of the next 2% of eligible pre-tax earnings (up to Internal Revenue Service limits) contributed by plan participants.

Although we intend to continue the Retirement Savings Plan, as well as to make matching contributions, the Compensation Committee may terminate the plan or discontinue the matching contributions at its sole discretion. If the Retirement Savings Plan were to be terminated, all company-matching funds would immediately vest. JPMorgan Chase Bank has served as the trustee for the Retirement Savings Plan since April 2004. We do not sponsor any other retirement plans in which our NEOs participate.

Severance Plan.    We have a severance plan that complies with the applicable provisions of the Employee Retirement Income Security Act (ERISA). Although there are differences in benefits depending on the employee's job level, the basic elements of the plan are comparable for all eligible employees. The plan covers all full-time and part-time U.S. employees of Best Buy Co., Inc., Best Buy Stores, L.P., Best Buy International Holdings, Inc. and Best Buy Enterprise Services, Inc., and their domestic subsidiaries, including the NEOs, who have at least six months of continuous service, except for those subject to a separate severance agreement. The plan covers involuntary terminations due to job elimination and discontinuation, office closing, reduction in force, business restructuring and other circumstances as we determine. Eligible terminated employees receive a severance payment ranging from 6 months to two years of base salary, with basic employee benefits such as medical, dental and life insurance continued for an equivalent period. The NEOs are eligible for 2 years of salary and equivalent benefit continuation.

Special Long-Term Incentive Awards.    Special long-term incentive awards may be granted at any time, as deemed necessary for new hires, promotions, and recognition or retention purposes. We do not coordinate or time the release of material information around our grant dates in order to affect the value of the compensation, nor do our NEOs play a role in the selection of grant dates.

Stock Ownership, Tax and Other Policies

Executive Stock Ownership Guidelines.    The Compensation Committee has established stock ownership guidelines to promote the alignment of officer and shareholder interests and to encourage behaviors that have a positive influence on stock price appreciation and total shareholder return. The guidelines apply to all officers, including the NEOs, and are part of an effort to encourage stock ownership by our officers and to instill a pay-for-performance culture. Under the guidelines, we expect our officers, including the NEOs, to acquire ownership of a fixed number of shares, based on their position. The stock ownership expectation generally remains effective for as long as the officer holds the position. The guidelines provide for stock ownership levels for our NEOs as follows:

Name	Ownership Target	(1)

Mr. Dunn	140,000 shares
Mr. Muehlbauer	55,000 shares
Ms. Ballard	55,000 shares
Mr. Vitelli	55,000 shares
Ms. Surface	35,000 shares

(1)
Ownership targets will be adjusted for stock splits, stock dividends or similar events.

In addition to shares personally owned by each officer, the following forms of stock ownership count toward the ownership target:

  •
  Equivalent shares owned in the Best Buy Stock Fund within our Retirement Savings Plan;

  •
  50% of non-vested shares subject to performance conditions granted under our LTI program;

  •
  50% of non-vested shares subject to time-based conditions granted under our LTI program; and

  •
  50% of the intrinsic value of vested stock options granted under our LTI program.

Until the ownership target is met, our officers and NEOs must comply with a 50% holding requirement (of after-tax value). We expect that until the ownership target is met, officers will retain: (i) 50% of the net proceeds received from the exercise of a stock option in the form of Best Buy common stock; and (ii) 50% of shares net of taxes issued in connection with the lapse of restrictions on restricted stock or performance share awards. The ownership target does not need to be met within a certain timeframe and our officers are considered in compliance with the guidelines as long as progress towards the ownership target is being made. In fiscal 2011, all NEOs were in compliance with the ownership guidelines.

Tax Deductibility of Compensation.    Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid to the chief executive officer and each of our four most highly compensated executive officers (other than the chief executive officer and chief financial officer), unless the compensation qualifies as "performance-based compensation." Among other things, in order to be deemed performance-based compensation, the compensation must be based on the achievement of pre-established, objective performance criteria and must be pursuant to a plan that has been approved by our shareholders. It is intended that all performance-based compensation paid in fiscal 2011 to our NEOs under the plans and programs described above will qualify for deductibility, either because the compensation is below the threshold for non-deductibility provided in Section 162(m), or because the payment of amounts in excess of $1 million qualify as performance-based compensation under the provisions of Section 162(m).

We believe that it is important to continue to be able to take available company tax deductions with respect to the compensation paid to our NEOs. Therefore, we strive to take all actions that may be necessary under Section 162(m) to qualify for available tax deductions related to executive compensation. We do not, however, make compensation decisions based solely on the availability of a deduction under Section 162(m).

Clawback and Restrictive Covenant Provisions.    Our senior management performance awards have typically included clawback provisions, particularly where it has been difficult to match the period of an employee's influence on business results. We may exercise our rights under such provisions if other strategies to mitigate unjust rewards are difficult to achieve. In September 2010, we adopted a new Clawback Policy to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, with final policy language to be determined after the SEC adopts related rules. We also expanded our 2007 Clawback Policy to cover all executive officer incentive award agreements. In addition to the clawback provisions, we include confidentiality, non-compete, non-solicitation and in select situations, non-disparagement provisions.

Re-pricing of Stock Options.    Under the terms of our Omnibus Plan, a stock option may not, without the approval of our shareholders, be: (1) amended to reduce its initial exercise price, except in the case of a stock split or similar event; or (ii) canceled and replaced by a stock option having a lower exercise price.

Accounting Treatment.    We account for equity-based awards based on their grant date fair value. Compensation expense for these awards is recognized over the requisite service period of the award (or to an employee's eligible retirement date, if earlier). However, if an award is subject to a performance condition, the recognized expense will vary based on our estimate of the number of shares that will ultimately vest.

Transactions in Company Securities.    All employees and non-employee directors are prohibited from purchasing or selling options of our common stock and from short selling our securities. Pursuant to our Securities Trading Policy, trading in put or call options, straddles, equity swaps, or other derivative securities related to our common stock are also prohibited.

SCHEDULE A

Towers Watson U.S. CDB General Industry Executive Database 2010 Descriptive Statistics Report
General Industry >$20 Billion
Number of Participants: 101

3M	Ford	Nissan North America*
7-Eleven*	General Dynamics	Nokia
Abbott Laboratories	General Motors	Northrop Grumman
Accenture	GlaxoSmithKline	Novartis
Air Liquide*	Grupo Ferrovial*	Novartis Consumer Health*
Alcatel Lucent*	Hannaford*	Orange Business Services*
Alcoa	HBO*	PepsiCo
Amazon.com	Henkel of America*	Pfizer
Archer Daniels Midland	Hewlett Packard	Redcats USA*
AstraZeneca	Hilton Worldwide	Rio Tinto*
AT&T	Hitachi Data Systems*	Roche Diagnostics*
Bayer CropScience*	Hoffmann-La Roche*	Sanofi-Aventis*
Best Buy	Honeywell	Sanofi-Pasteur*
Boehringer Ingelheim*	IBM	Schlumberger
Bristol-Myers Squibb	IKON Office Solutions*	Siemens*
Burlington Northern Santa Fe*	Intel	Sodexo*
Cadbury*	International Paper	Sony Corporation*
Cardinal Health	Johnson & Johnson	Sprint Nextel
Cargill	Johnson Controls	Sunoco
CHS	Kimberly-Clark	Target
Cisco Systems	Koch Industries	Time Warner
Coca-Cola	Kohl's	Time Warner Cable
Continental Automotive Systems*	Lafarge North America*	T-Mobile USA*
CVS Caremark	Lockheed Martin	TUI*
Dannon*	McDonald's	U.S. Foodservice
Dell	McKesson	Unilever United States*
Delta Air Lines	MedImmune*	United Parcel Service
Diageo North America*	Merck & Co.	United Technologies
Dow Chemical	Microsoft	Valero Energy
DuPont	Motorola	Verizon
Eli Lilly	Murphy Oil	Volvo Group North America*
Express Scripts	Nestlé USA*	Walt Disney
Fairchild Controls*	NetJets*	Wm. Wrigley Jr.*
Fluor	NIKE

* Subsidiary

Towers Watson U.S. CDB Retail/Wholesale Executive Database 2010 Report
Number of Participants: 40

Aeropostale	Hannaford	Phillips-Van Heusen
Ann Taylor Stores	Harry Winston	School Specialty
A&P	Home Shopping Network	7-Eleven
Best Buy	J.C. Penney Company	Starbucks
Big Lots	J. Crew	Stop & Shop
BJ's Wholesale Club	Kohl's	Target
Blockbuster	Levi Strauss	United Rentals
COACH	L.L. Bean	Valero Energy
Columbia Sportswear	Mary Kay	VF
Cracker Barrel	Nash-Finch	Warnaco
Old Country Stores	NIKE	Wendy's/Arby's Group
CVS Caremark	Office Depot	Whole Foods Market
Denny's	Pep Boys	Zale
Gap	PetSmart

Compensation and Human Resources Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis," above, with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the "Compensation Discussion and Analysis" be included in our Annual Report on Form 10-K for the fiscal year ended February 26, 2011, and in this proxy statement.

  COMPENSATION AND HUMAN RESOURCES COMMITTEE

    Ronald James (Chair)
    Kathy J. Higgins Victor
    George L. Mikan, III
    Hatim A. Tyabji

 Compensation of Executive Officers

Summary Compensation Table

The table below summarizes the total compensation earned by each of our NEOs during fiscal 2011, fiscal 2010 and fiscal 2009, as applicable:

Name and Title	Fiscal Year	Base Salary	(1)	Bonus	(2)	Stock Awards	(3)	Option Awards	(4)	Non-Equity Incentive Plan Compensation	(5)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	(6)	All Other Compensation	(7)	Total

Brian J. Dunn	2011	$1,061,540		$—		$—		$3,206,125		$746,667		—		$15,168		$5,029,500
Chief Executive	2010	961,541		—		—		6,220,000		2,996,009		—		54,510		10,232,060
Officer	2009	876,926		—		0	(8)	1,487,640		—		—		15,140		2,379,706
James L. Muehlbauer	2011	662,308		—		—		1,172,700		290,500		—		16,801		2,142,309
Executive Vice	2010	622,616		—		—		1,012,000		1,311,450		—		12,145		2,958,211
President —	2009	551,878		—		876,600	(8)	862,400		—		—		16,541		2,307,419
Finance and Chief
Financial Officer
Shari L. Ballard	2011	680,770		—		—		864,835		298,958		—		14,928		1,859,491
Executive Vice	2010	650,001		—		—		838,075		1,365,002		—		67,090		2,920,168
President and	2009	630,770		—		0	(8)	714,175		—		—		12,329		1,357,274
President —
Americas
Michael A. Vitelli	2011	661,540		—		—		864,835		291,667		—		18,110		1,836,152
Executive Vice	2010	553,445		—		—		838,075		987,228		—		41,153		2,419,901
President and	2009	474,278		—		0	(8)	431,200		—		—		13,649		919,127
President —
Americas
Carol A. Surface	2011	457,308		600,000		1,196,000		789,393		166,833		—		65,172		3,274,706
Executive Vice	2010	—		—		—		—		—		—		—		—
President and	2009	—		—		—		—		—		—		—		—
Chief Human
Resources
Officer

(1)
These amounts are before any deferrals under the Deferred Compensation Plan. Additional information about deferred amounts can be found in the Non-Qualified Deferred Compensation table on page 55.

(2)
Our NEOs were not entitled to receive any payments that would be categorized as a "Bonus" payment for fiscal 2011, fiscal 2010 and fiscal 2009, except for Ms. Surface who received a signing bonus when she joined us in March 2010.

(3)
These amounts reflect the aggregate grant date fair value for stock-based incentive awards granted under our LTI for each of fiscal 2011 and 2009. No applicable awards were made in fiscal 2010. The amounts reported have not been adjusted to eliminate service-based forfeiture assumptions. Any performance-based awards included in these amounts have been valued based on the probable outcome of the performance condition(s) as of the grant date.

(4)
These amounts reflect the aggregate grant date fair value for equity-based incentive awards granted under our LTI for each of fiscal 2011, fiscal 2010 and fiscal 2009. The amounts reported have not been adjusted to eliminate service-based forfeiture assumptions.

(5)
These amounts reflect STI payments made for fiscal 2011 and fiscal 2010. No STI payments were made for fiscal 2009. The respective short-term incentive plans are described in Short-Term Incentive beginning on page 39.

(6)
We do not provide guaranteed, above-market or preferential earnings on compensation deferred under the Deferred Compensation Plan. The investment options available for notional investment of deferred compensation are similar to those available under the Retirement Savings Plan and are described in Non-Qualified Deferred Compensation on page 55.

(7)
For fiscal 2011, these amounts include All Other Compensation as described in the following table:

Name	Retirement Plan Contribution	(a)	Life and Long-Term Disability Insurance Premiums	(b)	Tax Services Reimbursement	(c)	Executive Physical	(d)	Other		Total

Brian J. Dunn	$10,338		$3,158		$1,595		—		$77	(e)	$15,168
James L. Muehlbauer	10,003		2,216		—		—		4,582	(f)	16,801
Shari L. Ballard	10,419		1,840		—		—		2,670	(g)	14,929
Michael A. Vitelli	10,415		4,532		195		2,761		207	(e)	18,110
Carol A. Surface	12,815		1,059		—		6,013		45,285	(h)	65,172

  (a)
  These amounts reflect our matching contributions to the NEO's Retirement Savings Plan account.

  (b)
  These amounts reflect the portions of premiums for: (i) life insurance coverage exceeding $50,000, and (ii) supplemental executive long-term disability insurance.

  (c)
  These amounts reflect reimbursement for tax planning and preparation expenses.

  (d)
  These amounts reflect payments for physical exams.

  (e)
  These amounts reflect tax gross-up payments and imputed income from merchandise received.

  (f)
  The amount reflects a dividend equivalent payment and imputed income from merchandise received.

  (g)
  The amount reflects imputed income from health benefits.

  (h)
  The amount reflects relocation expenses and imputed income from merchandise received.
(8)
This amount includes the grant date fair value of the probable outcome of a performance-based restricted stock award that will be earned depending on the level of achievement of performance goals established for the following metrics: (i) comparable store sales, (ii) profit growth, and (iii) revenue growth. The earned portion of the first 50% of the award vested on February 26, 2011, with the remaining 50% of the award, if any, scheduled to vest on March 3, 2012. The maximum value of the performance-based award as of the grant date, assuming the highest level of performance conditions is as follows:

Name	Probable Grant Date Fair Value of Performance-Based Award	Target Grant in Shares	Maximum Grant in Shares	Maximum Grant Date Fair Value of Performance-Based Award

Brian J. Dunn	$0	190,000	475,000	$19,565,250
James L. Muehlbauer	0	100,000	250,000	10,297,500
Shari L. Ballard	0	82,750	206,875	8,521,181
Michael A. Vitelli	0	50,000	125,000	5,148,750

Targets for this award, which require material company growth, were previously disclosed on our Current Report on Form 8-K filed with the SEC on August 8, 2008.

 Grants of Plan-Based Awards

The table below summarizes the LTI and special award grants made to each of our NEOs during fiscal 2011:

												All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
					Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards						Exercise or Base Price of Option Awards ($/Sh)
								(2)
	Grant Date		Grant Date Fair Value		Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Name				(1)										(3)		(3)

Brian J. Dunn	—		—		$0	$2,133,334	$4,266,668		—	—	—	—	—		—
	4/7/2010		$689,500		—	—	—		—	—	—	—	50,000		$44.20
	6/23/2010		596,000		—	—	—		—	—	—	—	50,000		36.63
	9/20/2010		1,010,625		—	—	—		—	—	—	—	87,500		38.32
	1/12/2011		910,000		—	—	—		—	—	—	—	87,500		35.67
James L.	—		—		0	830,000	1,660,000		—	—	—	—	—		—
Muehlbauer	4/7/2010		275,800		—	—	—		—	—	—	—	20,000		44.20
	6/23/2010		238,400		—	—	—		—	—	—	—	20,000		36.63
	9/20/2010		346,500		—	—	—		—	—	—	—	30,000		38.32
	1/12/2011		312,000		—	—	—		—	—	—	—	30,000		35.67
Shari L.	—		—		0	854,166	1,708,332		—	—	—	—	—		—
Ballard	4/7/2010		228,404		—	—	—		—	—	—	—	16,563		44.20
	6/23/2010		197,431		—	—	—		—	—	—	—	16,563		36.63
	9/20/2010		231,000		—	—	—		—	—	—	—	20,000		38.32
	1/12/2011		208,000		—	—	—		—	—	—	—	20,000		35.67
Michael A.	—		—		0	833,335	1,666,670		—	—	—	—	—		—
Vitelli	4/7/2010		228,404		—	—	—		—	—	—	—	16,563		44.20
	6/23/2010		197,431		—	—	—		—	—	—	—	16,563		36.63
	9/20/2010		231,000		—	—	—		—	—	—	—	20,000		38.32
	1/12/2011		208,000		—	—	—		—	—	—	—	20,000		35.67
Carol A.	—		—		0	476,666	953,332		—	—	—	—	—		—
Surface	3/1/2010	(4)	1,196,000		—	—	—		—	—	—	32,500	—		—
	4/7/2010		228,404		—	—	—		—	—	—	—	16,563		44.20
	6/23/2010		197,431		—	—	—		—	—	—	—	16,563		36.63
	9/20/2010		191,303		—	—	—		—	—	—	—	16,563		38.32
	1/12/2011		172,255		—	—	—		—	—	—	—	16,563		35.67

(1)
These amounts reflect the aggregate grant date fair value.

(2)
These amounts reflect the potential threshold, target and maximum payout for each NEO under our fiscal 2011 STI, which is described in greater detail in Short-Term Incentive beginning on page 39. The actual payout awarded to each NEO for fiscal 2011 is provided in Short-Term Incentive beginning on page 39 and the Summary Compensation Table beginning on page 50.

(3)
These amounts reflect non-qualified stock options that have a term of ten years and become exercisable over a four-year period at the rate of 25% per year, beginning one year from the grant date. The option exercise price is equal to the closing price of our common stock on the grant date, as quoted on the NYSE. The stock option awards are described in greater detail in Long-Term Incentive beginning on page 41.

(4)
The amount reflects a time-based restricted stock award which vested 25% on the grant date, and will vest an additional 25% on each of the next three anniversaries of the grant date, provided Ms. Surface has been continually employed with us through those dates.

Outstanding Equity Awards at Fiscal Year-End

The following table provides a summary of the equity-based awards outstanding for each of the NEOs as of the end of fiscal 2011:

	Option Awards						Stock Awards
Name	Option Grant Date	(1)(2)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	(1)	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested	(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Right That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	(3)

Brian J.	1/12/2011			87,500	$35.67	1/11/2021
Dunn	9/20/2010			87,500	38.32	9/19/2020
	6/23/2010			50,000	36.63	6/22/2020
	4/7/2010			50,000	44.20	4/6/2020
	6/23/2009		50,000	150,000	32.98	6/22/2019
	6/23/2009		75,000	225,000	32.98	6/22/2019
	10/31/2008		69,000	69,000	26.88	10/30/2018	8/5/2008	(4)				95,000	$3,075,150
	10/18/2007		103,500	34,500	47.84	10/17/2017
	10/23/2006		138,000		55.46	10/22/2016
	11/8/2005		80,000		46.80	11/7/2015
	10/11/2004		47,250		36.73	10/10/2014
	11/3/2003		51,750		39.59	11/2/2013
	1/16/2003		30,000		19.11	1/15/2013
	4/11/2002		65,588		34.18	4/10/2012
	4/27/2001		48,938		24.71	4/26/2011

James L.	1/12/2011			30,000	$35.67	1/11/2021
Muehlbauer	9/20/2010			30,000	38.32	9/19/2020
	6/23/2010			20,000	36.63	6/22/2020
	4/7/2010			20,000	44.20	4/6/2020
	1/13/2010		5,000	15,000	39.73	1/12/2020
	9/17/2009		5,000	15,000	37.59	9/15/2019
	6/23/2009		10,000	30,000	32.98	6/22/2019
	10/31/2008		40,000	40,000	26.88	10/30/2018	8/5/2008	(4)				50,000	$1,618,500
							4/18/2008	(5)	5,000	$161,850
	10/18/2007		30,727	10,243	47.84	10/17/2017
	10/23/2006		10,380		55.46	10/22/2016
	11/8/2005		30,053		46.80	11/7/2015
	10/11/2004		28,500		36.73	10/10/2014
	11/3/2003		25,500		39.59	11/2/2013
	1/16/2003		7,500		19.11	1/15/2013
	4/11/2002		16,875		34.18	4/10/2012
	3/4/2002		4,220		31.04	3/3/2012

Shari L.	1/12/2011			20,000	$35.67	1/11/2021
Ballard	9/20/2010			20,000	38.32	9/19/2020
	6/23/2010			16,563	36.63	6/22/2020
	4/7/2010			16,563	44.20	4/6/2020
	1/13/2010		4,140	12,423	39.73	1/12/2020
	9/17/2009		4,140	12,423	37.59	9/16/2019
	6/23/2009		8,281	24,844	32.98	6/22/2019
	10/31/2008		33,125	33,125	26.88	10/30/2018	8/5/2008	(4)				41,375	$1,339,309
	10/18/2007		49,650	16,550	47.84	10/17/2017
	10/23/2006		66,200		55.46	10/22/2016
	11/8/2005		30,005		46.80	11/7/2015
	10/11/2004		19,350		36.73	10/10/2014
	11/3/2003		32,325		39.59	11/2/2013

Michael A.	1/12/2011			20,000	$35.67	1/11/2021
Vitelli	9/20/2010			20,000	38.32	9/19/2020
	6/23/2010			16,563	36.63	6/22/2020
	4/7/2010			16,563	44.20	4/6/2020
	1/13/2010		4,140	12,423	39.73	1/12/2020
	9/17/2009		4,140	12,423	37.59	9/16/2019
	6/23/2009		8,281	24,844	32.98	6/22/2019
	10/31/2008		20,000	20,000	26.88	10/30/2018	8/5/2008	(4)				25,000	$809,250
	10/18/2007		7,863	2,622	47.84	10/17/2017
	10/23/2006		23,465		55.46	10/22/2016
	11/08/2005		15,027		46.80	11/07/2015
	10/11/2004		3,000		36.73	10/10/2014
	02/09/2004		19,125		35.73	02/08/2014

	Option Awards						Stock Awards
Name	Option Grant Date	(1)(2)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	(1)	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested	(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Right That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	(3)

Carol A.	1/12/2011			16,563	$35.67	1/11/2021
Surface	9/20/2010			16,563	38.32	9/19/2020
	6/23/2010			16,563	36.63	6/22/2020
	4/7/2010			16,563	44.20	4/6/2020	3/1/2010	(6)	24,375	$789,019

(1)
For a better understanding of the equity-based awards included in this table, we have provided the grant date of each award.

(2)
All stock option awards reported become exercisable over a four-year period at the rate of 25% per year, beginning one year from the grant date.

(3)
These amounts were determined based on the closing price of Best Buy common stock on February 25, 2011, the last trading day in fiscal 2011. The closing price quoted on the NYSE on February 25, 2011, was $32.37.

(4)
The amount reflects a performance-based restricted stock award that will be earned depending on the level of achievement of performance goals established for the following metrics: (i) comparable store sales, (ii) profit growth, and (iii) revenue growth. The earned portion of the first 50% of the award vested on February 26, 2011, as reflected in Options Exercised and Stock Vested below. The number of shares reflected is the remaining 50% of the target grant, the earned portion of which, if any, is scheduled to vest on March 3, 2012.

(5)
The amount reflects a time-based restricted stock award which vested 25% on the grant date and 25% on each of the next two anniversaries of the grant date, and is scheduled to vest the remaining 25% the next anniversary of the grant date, provided the executive has been continually employed with us through such date.

(6)
The amount reflects a time-based restricted stock award which vested 25% on the grant date and is scheduled to vest an additional 25% on each of the next three anniversaries of the grant date, provided the executive has been continually employed with us through those dates.

Options Exercised and Stock Vested

The table below provides a summary of the value realized in connection with stock option awards exercised and stock awards vested for our NEOs during fiscal 2011:

	Option Awards				Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise	(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)	(2)

Brian J. Dunn	21,798	(3)	$316,378		0	(4)	$0
James L. Muehlbauer	—		—		5,000	(5)	224,450
Shari L. Ballard	—		—		0	(4)	0
Michael A. Vitelli	—		—		0	(6)	0
Carol A. Surface	—		—		8,125	(7)	299,000

(1)
Value based on market value of Best Buy common stock at the time of exercise, minus the exercise cost.

(2)
Value based on the closing market price of Best Buy common stock on the vesting date.

(3)
Mr. Dunn exercised options to purchase 16,875 shares on April 7, 2010, at an exercise price of $31.17 and an average market price of $42.73 and 4,923 shares on December 14, 2010 at an exercise price of $11.11 and an average market price of $35.75.

(4)
The amount reflects a performance-based restricted stock award granted on August 5, 2008 that partially vested on February 26, 2011. The number of shares awarded in fiscal 2011 (0) was determined based on the level of growth of (i) comparable store sales, (ii) profit, and (iii) revenue during the three-year incentive period.

(5)
The amount reflects a time-based restricted stock award and a performance-based restricted stock award. The time-based award was granted on April 18, 2008, vested 25% on the grant date and vested an additional 25% on both April 18, 2009 and on April 18, 2010 (5,000 shares for fiscal 2011). The performance-based award was granted on August 5, 2008, and partially vested on February 26, 2011. The number of shares awarded in fiscal 2011 (0) was determined based on the level of growth of (i) comparable store sales, (ii) profit, and (iii) revenue during the three-year incentive period.

(6)
The amount reflects two performance-based restricted stock awards. The first was granted on October 18, 2007, and vested on February 26, 2011. The number of shares awarded in fiscal 2011 (0) was determined by the level of total shareholder return ("TSR" is the compound annual growth rate that shareholders receive on their investment, including both paid dividends and stock price appreciation) achieved by our common stock compared to the TSR of companies that comprise the Standard & Poor's 500 Index ("S&P 500") during the three-year incentive period. The second was granted on August 5, 2008, and partially vested on February 26, 2011. The number of shares awarded (0) was determined based on the level of growth of (i) comparable store sales, (ii) profit , and (iii) revenue during the three-year incentive period.

(7)
The amount reflects a time-based award that was granted on March 1, 2010, vested 25% (8,125 shares) on the grant date, and is scheduled to vest an additional 25% on the next three anniversaries of the grant date.

Non-Qualified Deferred Compensation

The following table shows the account balances at February 26, 2011, and the contributions and earnings during fiscal 2011, for our NEOs under the Deferred Compensation Plan. The Deferred Compensation Plan allows highly compensated employees, including the NEOs, and directors to defer:

  •
  Up to 75% of base salary; and

  •
  Up to 100% of a cash bonus (earned and paid in the same year), short-term incentive compensation (earned and paid in different years) and director fees, as applicable.

Name	Executive Contributions in Fiscal 2011	(1)	Registrant Contributions in Fiscal 2011	Aggregate Earnings (Losses) in Fiscal 2011	Aggregate Withdrawals/ Contributions	Aggregate Balance at February 26, 2011

Brian J. Dunn	$—		$—	$—	$—	$—
James L. Muehlbauer	—		—	178,941	(175,393)	849,422
Shari L. Ballard	281,558		—	171,048	—	1,145,538
Michael A. Vitelli	—		—	—	—	—
Carol A. Surface	—		—	—	—	—

(1)
These amounts were also reported as either "Base Salary" or "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table on page 50.

Investments.    Amounts deferred under and contributed to the Deferred Compensation Plan are credited or charged with the performance of investment options selected by the participants. The investment options are notional and do not represent actual investments, but rather serve as a measurement of performance. The options available under the Deferred Compensation Plan and their rates of return for the calendar year ended December 31, 2010, were as follows:

Investment	Rate of Return	(1)

NVIT Money Market	0.00%
PIMCO VIT Total Return	-0.95%
PIMCO VIT High-Yield Bond	2.31%
Fidelity VIP II Asset Manager	6.62%
Vanguard VIF Diversified Value	9.02%
Vanguard VIF Equity Index	10.69%
MFS VIT Growth Series	12.57%
Franklin VIPT Small Cap Value Securities	17.67%
Wells Fargo Advantage VT Small Cap Growth	18.21%
Vanguard VIF International	7.34%

(1)
Rate of return is net of investment management fees, fund expenses or administrative charges, as applicable.

Distributions.    Participants who elect to defer compensation under the Deferred Compensation Plan also select when the deferred amounts will be distributed to them. Distributions may be made in a specific year, or at a specified time that begins at or after the participant's retirement. Distributions are paid in a lump sum or in quarterly installments, depending on the participant's election at the time of deferral. However, if a participant's employment ends prior to retirement, a distribution is made promptly in a lump sum or in quarterly installments, depending on the account balance.

Employer-Matching Contributions and Vesting.    Prior to 2004, the Deferred Compensation Plan provided for employer-matching contributions. Since January 1, 2004, we do not provide employer-matching contributions for amounts deferred under the plan. Participants are fully vested in their contributions and employer contributions.

Potential Payments Upon Termination or Change-in-Control

We do not have employment or change-in-control agreements or arrangements with our NEOs. However, we do have a severance plan that covers our NEOs and includes involuntary terminations due to job elimination and discontinuation, office closing, reduction in force, business restructuring and other circumstances as we determine at our discretion. For more details on the severance plan, see Benefits and Perquisites on page 43.

The only amounts we would pay to our NEOs upon termination of employment or a change-in-control are those provided in the severance plan and equity-based incentive awards granted under our LTI or pursuant to special awards. The table below provides for each NEO, as of the end of fiscal 2011, the severance amount and the value of in-the-money stock options and stock awards, calculated based on the closing price of our common stock as quoted on the NYSE on February 25, 2011, the last trading day in fiscal 2011. The table also summarizes the potential value of amounts payable under the severance plan and LTI awards for each NEO under various scenarios.

		Termination
Name		Involuntary	(1)	Voluntary	(2)	Following Change-in- Control	(3)	Death or Disability	(4)	Retirement	(5)

Brian J. Dunn	Cash	$2,200,000		$—		$2,200,000		$—		$—
	Stock options	1,151,475		1,151,475		1,530,285		1,530,285		1,530,285
	Stock awards	—		—		3,075,150		3,075,150		3,075,150

	Total	$3,351,475		$1,151,475		$6,805,435		$4,605,435		$4,605,435

James L. Muehlbauer	Cash	$1,350,000		$—		$1,350,000		$—		$—
	Stock options	324,663		324,663		544,263		544,263		544,263
	Stock awards	—		—		1,780,350		1,780,350		1,618,500

	Total	$1,674,663		$324,663		$3,674,613		$2,324,613		$2,324,613

Shari L. Ballard	Cash	$1,400,000		$—		$1,400,000		$—		$—
	Stock options	181,856		181,856		363,713		363,713		363,713
	Stock awards	—		—		1,339,309		1,339,309		1,339,309

	Total	$1,581,856		$181,856		$3,103,022		$1,703,022		$1,703,022

Michael A. Vitelli	Cash	$1,400,000		$—		$1,400,000		$—		$—
	Stock options	109,800		109,800		219,600		219,600		219,600
	Stock awards	—		—		809,250		809,250		809,250

	Total	$1,509,800		$109,800		$2,428,850		$1,028,850		$1,028,850

Carol A. Surface	Cash	$980,000		$—		$980,000		$—		$—
	Stock options	—		—		—		—		—
	Stock awards	—		—		789,019		789,019		—

	Total	$980,000		$—		$1,769,019		$789,019		$—

(1)
Upon involuntary termination due to job elimination or discontinuation, office closing, reduction in force, business restructuring or other circumstances determined at our discretion: (i) payment under the severance plan is triggered, (ii) stock options that are vested as of the date of termination are exercisable for a 60-day period beginning on the termination date and (iii) stock-based awards with performance-based vesting criteria may vest, depending on the termination date. Upon involuntary termination for cause, all unvested stock options and unvested stock awards are immediately and irrevocably forfeited.

(2)
Upon voluntary termination: (i) stock options that are vested as of the date of termination are exercisable for a 60-day period beginning on the termination date and (ii) all unvested stock options and stock awards are immediately and irrevocably forfeited as of the date of termination.

(3)
Upon involuntary termination or termination for good reason within twelve months following a change-in-control: (i) payment under the severance plan is triggered, (ii) stock options vest 100% and are generally exercisable until their natural dates of expiration and (iii) stock awards with performance-based vesting criteria generally vest as if 100% of the target shares had been earned.

(4)
Upon death or disability: (i) stock options vest 100% and are generally exercisable for a one-year period and (ii) stock awards with performance-based vesting criteria generally vest as if 100% of the target shares had been earned.

(5)
Upon qualified retirement: (i) stock options vest 100% and are generally exercisable for a one-year period; (ii) stock awards with performance-based vesting criteria will generally vest as if 100% of the target shares had been earned, except that in some cases, stock awards with performance-based vesting criteria are earned at the end of the performance measurement period, based on the level of performance achieved; and (iii) stock awards with time-based vesting criteria either vest 100% or are irrevocably forfeited, depending on the terms and conditions of the respective award agreement.

Director Compensation

Overview of Director Compensation

In April of each year, the Compensation Committee reviews the total compensation paid to non-management directors. The purpose of the review is to ensure that the level of compensation is appropriate to attract and retain a diverse group of directors with the breadth of experience necessary to perform the Board's duties, and to fairly compensate directors for their service. The review is comprehensive and includes consideration of qualitative and comparative factors. To ensure directors are compensated relative to the scope of their responsibilities, the Compensation Committee considers: (i) the time and effort involved in preparing for Board, committee and management meetings and the additional duties assumed by committee chairs; (ii) the level of continuing education required to remain informed of broad corporate governance trends, and material developments and strategic initiatives within our company; and (iii) the risks associated with fulfilling fiduciary duties. To supplement the qualitative analysis, the Compensation Committee also considers the total value of the compensation as compared with director compensation at other Fortune 100 companies and our peer group of companies, which is described in Factors in Decision-Making beginning on page 33.

Director Summary Compensation Table

The following table summarizes the compensation earned during fiscal 2011 by our non-management directors, as well as by Messrs. Schulze and Anderson (management directors who were not our full-time employees in fiscal 2011):

Name	Fees Earned or Paid In Cash	(1)	Option Awards		(2)	Non-qualified Deferred Compensation Earnings	(3)	All Other Compensation		Total

Bradbury H. Anderson(4)	$—		$147,200			$—		$79,446	(5)	$226,646
Lisa M. Caputo	75,000		147,200			—		—		222,200
Kathy J. Higgins Victor	85,000		147,200			—		—		232,200
Ronald James	86,250		147,200			—		—		233,450
Elliot S. Kaplan*	85,000		147,200			—		—		232,200
Sanjay Khosla	82,500		147,200			—		—		229,700
Allen U. Lenzmeier(4)	24,107		147,200			—		—		165,950
George L. Mikan III	75,000		147,200			—		—		222,200
Matthew H. Paull	82,500		147,200			—		—		229,700
Rogelio M. Rebolledo	75,000		147,200			—		—		222,200
Richard M. Schulze	—		—	(6)		—		166,655	(7)	161,406
Frank D. Trestman(4)	28,929		147,200			—		18,750	(8)	188,629
Hatim A. Tyabji	90,000		147,200			—		—		237,200
Gérard R. Vittecoq	75,000		147,200			—		—		222,200

*
Indicates a director who will not be standing for re-election on June 21, 2011.

(1)
The cash compensation in fiscal 2011 for each of our non-management directors consisted of:

Annual retainer	$75,000
Annual committee chair retainer (Audit Committee or Compensation Committee)	15,000
Annual committee chair retainer (all other committees)	10,000
Lead Independent Director retainer	10,000

  The annual retainer and the annual committee chair retainer for non-management directors who serve during only a portion of a fiscal year are prorated. All annual retainers are paid in quarterly installments.

  Management directors, Richard M. Schulze and Brian J. Dunn, did not receive any cash compensation for their service as directors during fiscal 2011.

(2)
These amounts reflect the aggregate grant date fair value for stock-based incentive awards granted under our long-term incentive program during fiscal 2011. At February 26, 2011, the aggregate number of shares subject to outstanding stock option awards was: Ms. Caputo — 12,500 shares; Ms. Higgins Victor — 51,250 shares; Mr. James — 62,500 shares; Mr. Kaplan — 73,750 shares; Mr. Khosla — 21,250 shares; Mr. Mikan — 25,000 shares; Mr. Paull — 62,500 shares; Mr. Rebolledo — 37,500 shares; Mr. Schulze — 817,500 shares; Mr. Tyabji — 73,750 shares; and Mr. Vittecoq — 21,250 shares.

(3)
We do not provide guaranteed, above-market or preferential earnings on compensation deferred under the Deferred Compensation Plan. The options available for notional investment of deferred compensation are similar to those available under the Retirement Savings Plan and are described in Non-Qualified Deferred Compensation on page 55.

(4)
Messrs. Anderson, Lenzmeier and Trestman did not stand for re-election on June 24, 2010. Their service as directors ended effective as of that date.

(5)
The amount includes: (a) payment of $53,654 in salary as an employee through November 2010, as described below in Employment & Consulting Arrangements for Bradbury H. Anderson; (b)  payment of $11,469 for accrued vacation days; (c) payment of $9,396 in matching contributions under the Retirement Savings Plan; (e) payment of $3,079 in premiums for life insurance coverage exceeding $50,000; (f) payment of $395 in premiums for executive long-term disability insurance; (g) $1,432 in tax preparation fees; and (g) $21 in tax gross-ups.

(6)
Mr. Schulze requested that he not be granted a long-term incentive award and that options to purchase the number of shares he would have received be contributed to a discretionary award pool to be distributed to our employees.

(7)
The amount includes: (a) payment of $150,000 in salary as Chairman of the Board, as described below in Employment Arrangement for Richard M. Schulze; (b) payment of $5,250 in matching contributions under the Retirement Savings Plan; (c) payment of $8,816 in premiums for life insurance coverage exceeding $50,000; (d) payment of $268 in premiums for executive long-term disability insurance; and (e) $2,321 of imputed income from merchandise received. Not reflected in the amount is the satellite TV service Mr. Schulze received from a third-party in connection with his relationship with us.

(8)
The amount includes payment of $18,750 for services provided as a member of the Advisory Council as described in Advisory Council to the Board below.

Employment & Consulting Arrangements for Bradbury H. Anderson

In June 2009, we entered into an employment arrangement with Mr. Anderson, our former CEO, to provide services to us through June 2010 in connection with our transition to a new CEO. Pursuant to this employment arrangement, Mr. Anderson received an annual salary of $75,000; was eligible to receive options to purchase the same number of shares granted to non-management directors, as described in Director Equity Awards below; and received the following benefits: (i) reimbursement of all business-related expenses, including travel, entertainment, room and board; (ii) full administrative support services at our corporate campus; and (iii) eligibility to participate in the Retirement Savings Plan and Deferred Compensation Plan. Mr. Anderson was not eligible to participate in our equity-based compensation programs for employees, except our ESPP. In June 2010, the employment arrangement with Mr. Anderson was extended through November 2010.

In November 2010, we entered into an Executive Consulting Agreement with Mr. Anderson in which Mr. Anderson agrees to provide mentorship, education and consulting services to members of management at the request of our CEO for a fee of $5,000 per consulting session.

Employment Arrangement for Richard M. Schulze

In April 2007, we entered into an amended employment arrangement with Mr. Schulze, a founder of Best Buy, Chairman of the Board and our former CEO. Mr. Schulze is responsible for Board oversight, corporate strategic planning and mentoring company officers. Mr. Schulze also periodically represents our company at public functions and actively engages with our employees at designated company functions. Pursuant to our employment arrangement with Mr. Schulze, he receives an annual salary of $150,000 for as long as he is physically and mentally proficient to act as Chairman, subject to his election as a director by our shareholders. The arrangement allows for annual increases based on the consumer price index. Mr. Schulze is not eligible to participate in our equity-based compensation programs for employees. However, he is eligible to receive options to purchase the same number of shares granted to non-management directors, as described in Director Equity Awards below. In addition, we provided the following benefits to Mr. Schulze in fiscal 2011: (i) reimbursement of all business-related expenses, including travel, entertainment, room and board; (ii) eligibility for Mr. Schulze and his spouse to participate in health benefit programs generally available to our employees; (iii) office facilities at our corporate campus, including full administrative support services; and (iv) eligibility to participate in the Retirement Savings Plan and Deferred Compensation Plan.

Advisory Council to the Board

In April 2010, the Board established an Advisory Council to allow certain departing directors to be an ongoing resource to management and to the Board in order to minimize the potential loss of historical knowledge and company culture following their departure. Members of the Advisory Council are invited by the Chairman and the chairs of the Board's other standing committees. Members of the Advisory Council receive an annual retainer of $25,000.

During fiscal 2011, Mr. Trestman served as a member of the Advisory Council following his retirement from the Board in June 2010.

Director Equity Awards

A significant portion of director compensation is linked to our stock performance in the form of stock option grants. Each April, in connection with the Compensation Committee's annual review of director compensation, the Compensation Committee considers a stock option award for directors. On April 7, 2010, the Compensation Committee granted to each then-serving director, other than management directors who are eligible to participate in our equity-based compensation programs for employees, an option to purchase 10,000 shares of our common stock at an exercise price of $44.20 per share. The grants were made under the Omnibus Plan, vested immediately on the grant date and can generally be exercised over a ten-year period. Mr. Schulze requested that he not be granted a long-term incentive award and that options to purchase the number of shares he would have received be contributed to a discretionary award pool to be distributed to our employees.

The Compensation Committee also considers stock option grants for new directors at the time they are appointed to the Board. Because annual director stock option grants are made in April, special appointment-based grants are prorated based on the number of months remaining prior to the time when the Compensation Committee expects to consider the next annual director grant.

Director Stock Ownership Guidelines

The Compensation Committee has established stock ownership guidelines for our non-management directors. Each non-management director is expected to own shares of our common stock equivalent in value to five times their annual cash retainer. Newly appointed directors have five years from their date of appointment to achieve the expected level of stock ownership.

Deferred Compensation Plan

Each calendar year, we offer our directors the opportunity to defer up to 100% of their annual and committee chair retainers under the Deferred Compensation Plan which is described in Non-Qualified Deferred Compensation Plan on page 55. No company contributions or matching contributions are made for the benefit of directors under the Deferred Compensation Plan.

Other Benefits

We reimburse all directors for travel and other necessary business expenses incurred in performance of their services for us. In addition, all directors are covered under a directors' and officers' indemnity insurance policy.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our policy not to participate in material related party transactions with officers, directors, controlling persons and other insiders unless the transaction provides us with a demonstrable incremental benefit and the terms are competitive with terms available from unaffiliated third parties.

Pursuant to our Related Party Transactions Policy, if a related party transaction (as defined by SEC rules and the policy) involving an amount greater than $120,000 is proposed, members of the Audit Committee who have no financial interest in the transaction review the transaction to determine whether the necessary incremental benefit is present and whether the transaction should be recommended to the Board for approval. Members of the Board who have no financial interest in the transaction then review and, if appropriate, approve the transaction. In addition, ongoing related-party transactions are reviewed annually by the Audit Committee and the Board to ensure that such transactions continue to provide the necessary incremental benefit to us and have competitive terms.

We have a policy of not participating in real estate transactions with officers, directors, controlling persons and other insiders unless they are approved by the members of the Board who have no financial interest in the transaction. The Board must determine that any real estate transaction with an insider has terms that are competitive with terms available from unaffiliated third parties.

We do not have any credit arrangements between our officers, directors, controlling persons and other insiders.

Elliot S. Kaplan

Elliot S. Kaplan, director and our Secretary, is a partner with the law firm of Robins, Kaplan, Miller & Ciresi L.L.P. ("RKMC"), which serves as our primary external general counsel. Mr. Kaplan has announced his intent to not seek reelection as a director at our 2011 Meeting. The Board reviews the fees we pay to RKMC annually to ensure that they are competitive with fees charged by other law firms comparable in size and expertise. We paid approximately $12.0 million in legal fees to RKMC during fiscal 2011. In light of Mr. Kaplan's relationship with RKMC, the Board approved the transactions with RKMC and our continued business dealings with the firm.

Jane K. Kirshbaum, Mr. Kaplan's daughter, is employed with us as Senior Corporate Counsel. Ms. Kirshbaum's base salary for fiscal 2011 was $165,000, and she was eligible for a short-term incentive award, payable in cash, with a target payout of 30% of her base salary. Ms. Kirshbaum's total cash compensation for fiscal 2011 was $XXX,XXX. Also during fiscal 2011, we awarded Ms. Kirshbaum options to purchase 347 shares of Best Buy common stock at an exercise price of $44.20 per share, options to purchase 338 shares of Best Buy common stock at an exercise price of $36.63 per share, options to purchase 338 shares of Best Buy common stock at an exercise price of $38.32 per share, and options to purchase 338 shares of Best Buy common stock at an exercise price of $35.67 per share. The stock options expire in April 2020, June 2020, September 2020 and January 2021, respectively, and vest ratably over four years.

Michael J. Stillman, Mr. Kaplan's step-son, is employed by us as Vice President — Best Buy Connect. Mr. Stillman's base salary for fiscal 2011 was $221,000 and he was eligible for a short-term incentive award, payable in cash, with a target payout of 45% of his base salary. Mr. Stillman's total cash compensation for fiscal 2011 was $XXX,XXX. Also during fiscal 2011, we awarded Mr. Stillman options to purchase 2,125 shares of Best Buy common stock at an exercise price of $44.20 per share, options to purchase 2,125 shares of Best Buy common stock at an exercise price of $36.63 per share, options to purchase 2,125 shares of Best Buy common stock at an exercise price of $38.32 per share, and options to purchase 2,125 shares of Best Buy common stock at an exercise price of $35.67 per share. The stock options expire in April 2020, June 2020, September 2020 and January 2021, respectively, and vest ratably over four years.

Mr. Kaplan's family members were compensated at levels comparable to the compensation paid to non-family members in similar positions at our company.

Richard M. Schulze

We lease two of our U.S. Best Buy stores from Mr. Schulze, a founder of Best Buy and our Chairman of the Board. During fiscal 2011, we paid aggregate rents of approximately $1.0 million for the two stores leased from Mr. Schulze. The leases include escalation clauses, and one provides for percentage rent based on gross sales. Depending upon our exercise of successive renewal options, the leases run through 2011 and 2018, respectively. We entered into both real estate leases with Mr. Schulze prior to 1990, and the Board approved the leases (with Mr. Schulze not voting). The Board relied on one or more of its members who had no financial interest in the properties to review market comparisons, look into alternative rental agreements and negotiate with Mr. Schulze. The Board determined that these real estate leases were in our best interest and had terms that are competitive with terms available from unaffiliated third parties. Renewals of these leases are reviewed by the Audit Committee pursuant to our Related Party Transactions Policy.

During fiscal 2011, we also leased airplanes and chartered aircraft services, on a non-exclusive basis, from entities owned by the Richard M. Schulze Revocable Trust, under trust agreement dated June 14, 2001, as amended and restated, of which Mr. Schulze is a trustee. The leases expired in fiscal 2011 and we now use such airplanes only pursuant to a block charter agreement. Annually, the Board reviews the arrangements for these airplanes to ensure that the terms are competitive with terms available from unaffiliated third parties. We pay an hourly rate for use of the airplanes, without any required fractional ownership. Our senior management generally use the airplanes when it is more economical or practical than flying commercial airlines. The total amount paid to Mr. Schulze's entities for use of the airplanes during fiscal 2011 was approximately $854,000. All extensions or renewals of the block charter agreement are subject to a competitive bidding process to ensure fair terms.

We purchase certain store fixtures from Phoenix Fixtures, Inc. ("Phoenix"), a company owned by Mr. Schulze's brother. Our decision to conduct business with Phoenix was based on both qualitative and quantitative factors including product quality, pricing, customer service, and design flexibility. In light of Mr. Schulze's relationship with Phoenix, the Board reviewed our transactions with Phoenix and determined that the transactions were on fair terms to us and that Phoenix provides significant advantages with respect to service and delivery as compared with its competitors. Accordingly, the Board approved the transactions and our continued business dealings with Phoenix. The total amount paid to Phoenix during fiscal 2011 was approximately $9.7 million USD and $427,000 CAD. All transactions with Phoenix during fiscal 2011 were subject to a competitive bidding process to ensure fair prices and terms.

Susan S. Hoff, Mr. Schulze's daughter, is Chairperson and Chief Executive Officer of The Best Buy Children's Foundation, for which she has served as principal executive officer since the inception of the foundation. In addition, Ms. Hoff serves as a Vice President of our company. Ms. Hoff's base salary for fiscal 2011 was $242,000 and she was eligible for a short-term incentive award, payable in cash, with a target payout of 45% of her base salary. During fiscal 2011, Ms. Hoff received $XXX,XXX in total cash compensation. Also during fiscal 2011, Ms. Hoff was awarded options to purchase 3,000 shares of Best Buy common stock at an exercise price of $44.20 per share, options to purchase 2,850 shares of Best Buy common stock at an exercise price of $36.63 per share, options to purchase 2,850 shares of Best Buy common stock at an exercise price of $38.32 per share, and options to purchase 2,850 shares of Best Buy common stock at an exercise price of $35.67 per share. The stock options expire in April 2020, June 2020, September 2020 and January 2021, respectively, and vest ratably over four years. Ms. Hoff's compensation was deemed reasonable by the Compensation Committee based upon the responsibilities encompassed by her role.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee is comprised of four members and acts under a written charter adopted and approved by the Board. The Audit Committee's charter is posted on our Web site at www.bby.com — select the "Investor Relations" link and then the "Corporate Governance" link. All members of the Audit Committee meet the SEC and NYSE definitions of independence and financial literacy for audit committee members. In addition, the Board has determined that all members of the Audit Committee are "audit committee financial experts" for purposes of SEC rules. No member of the Audit Committee serves on the audit committee of more than three public companies.

Committee Meetings

The Audit Committee met ten times, including six times via conference call, during fiscal 2011. The Audit Committee schedules its meetings to ensure it has sufficient time to devote appropriate attention to all of its tasks. The Audit Committee meetings include regular executive sessions with our independent registered public accounting firm, Deloitte & Touche LLP ("D&T"), our internal auditors and management. The Audit Committee also discusses with our internal auditors and D&T the overall scope and plans for their respective audits.

Recommendation Regarding Financial Statements

The Audit Committee, on behalf of the Board, reviewed and discussed with both management and D&T our annual audited consolidated financial statements for the fiscal year ended February 26, 2011, and our quarterly operating results for each quarter in such fiscal year, along with the related significant accounting and disclosure issues. These reviews included discussions with D&T of matters required to be discussed pursuant to Statement on Auditing Standards No. 114, The Auditor's Communication With Those Charged With Governance, and discussions with management about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the consolidated financial statements.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that our annual audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended February 26, 2011, as filed with the SEC.

Auditor Independence and Pre-Approval Policy

The Audit Committee reviewed and discussed with D&T its independence from us and our management. As part of that review, the Audit Committee received from D&T the written disclosures and the letter required by applicable rules of the Public Company Accounting Oversight Board regarding independent accountants' communications with audit committees concerning independence. In addition, the Audit Committee reviewed all services provided by and the amount of fees paid to D&T in fiscal 2011. In reliance on the reviews and discussions with management and D&T, the Audit Committee believes that the services provided by D&T were compatible with, and did not impair, its independence.

Consistent with SEC rules regarding auditor independence, the Audit Committee has responsibility for appointing, setting fees for and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, it is the policy of the Audit Committee to pre-approve all permissible services provided by our independent registered public accounting firm except for minor audit-related engagements which in the aggregate do not exceed 5% of the fees we pay to our independent registered public accounting firm during a fiscal year.

Each year, prior to engaging our independent registered public accounting firm, management submits to the Audit Committee for approval a list of services expected to be provided during that fiscal year within each of the three categories of services described below, as well as related estimated fees, which are generally based on time and materials.

1.
Audit services include audit work performed on the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters and discussions surrounding the proper application of financial accounting and/or reporting standards.

2.
Audit-Related services include assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, statutory audits, employee benefit plan audits and special procedures required to meet certain regulatory requirements.

3.
Tax services include compliance and other non-advisory services performed by the independent registered public accounting firm when it is most efficient and effective to use such firm as the tax service provider.

As appropriate, the Audit Committee then pre-approves the services and the related estimated fees. The Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the estimate periodically throughout the year by category of service. During the year, circumstances may arise when it becomes necessary to engage our independent registered public accounting firm for additional services not contemplated in the initial annual proposal. In those instances, the Audit Committee pre-approves the additional services and related fees before engaging our independent registered public accounting firm to provide the additional services.

  AUDIT COMMITTEE

    Hatim A. Tyabji (Chair)
    George L. Mikan III
    Matthew H. Paull
    Gérard R. Vittecoq

ITEM OF BUSINESS NO. 2 — RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THIS SECTION SHOULD BE READ IN CONJUNCTION WITH THE "AUDIT COMMITTEE REPORT" ON PAGES 63-64.

The Audit Committee appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 3, 2012. We will ask shareholders to ratify the appointment of D&T as our independent registered public accounting firm at the Meeting. Representatives of D&T are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Principal Accountant Services and Fees

For the fiscal years ended February 26, 2011, and February 27, 2010, D&T served as our independent registered public accounting firm. The following table presents the aggregate fees incurred for services rendered by D&T during fiscal 2011 and fiscal 2010, respectively. The fees listed below were pre-approved by our Audit Committee pursuant to the Audit Committee's pre-approval policy described on pages 63-64:

Service Type	Fiscal 2011	Fiscal 2010

Audit Fees(1)	$3,490,000	$3,702,000
Audit-Related Fees(2)	2,960,000	3,272,000
Tax Fees(3)	395,000	298,000
All Other Fees	—	—

Total Fees	$6,845,000	$7,272,000

(1)
Consists of fees for professional services rendered in connection with the audits of our consolidated financial statements and the effectiveness of our internal control over financial reporting for the fiscal years ended February 26, 2011, and February 27, 2010; the reviews of the consolidated financial statements included in each of our Quarterly Reports on Form 10-Q during those fiscal years; consultations on accounting matters; and SEC registration statements.

(2)
Consists primarily of fees for statutory audit filings, as well as the audits of our retirement savings plans and foundations. Includes fees of $1,712,000 and $1,662,000 incurred for fiscal 2011 and fiscal 2010, respectively, for statutory audits of Best Buy Europe, in which we have a 50% controlling interest.

(3)
Consists primarily of tax compliance services based on time and materials.

It is our policy that our independent registered public accounting firm be engaged to provide primarily audit and audit-related services. However, pursuant to the policy, in certain circumstances and using stringent standards in its evaluation, the Audit Committee may authorize our independent registered public accounting firm to provide tax services when it determines that D&T is the most efficient and effective tax service provider.

Board Voting Recommendation

The Board recommends that shareholders vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 3, 2012.

If the appointment of Deloitte & Touche LLP were not to be ratified by the shareholders, the Audit Committee would not be required to appoint another independent registered public accounting firm, but would give consideration to an unfavorable vote.

ITEM OF BUSINESS NO. 3 — APPROVAL OF AN AMENDMENT TO AND RESTATEMENT OF OUR AMENDED AND RESTATED BY-LAWS

We are proposing an amendment to and restatement of our Amended and Restated By-laws. The proposed amendment to Section 1 of Article III of our by-laws would remove the maximum for the number of directors serving on the Board and expressly authorize the Board to determine the number of directors serving from time to time, but no less than annually. If the amendment is approved by the shareholders, each class of directors will consist, as nearly as possible, of one-half of the total number of directors.

The complete text of the Amended and Restated By-laws as they are proposed to be amended ("Amended By-laws") is included in Appendix B-1 to this proxy statement. This summary does not contain all of the information that may be important to you, and is qualified in its entirety by reference to the text of the Amended By-laws. You are urged to read the Amended By-laws in their entirety.

Information about the Amendment to our By-laws

The Board has concluded that it is in the best interests of Best Buy and its shareholders to authorize the Board to determine the number of directors serving from time to time, consistent with its practice throughout the Company's history. The Board increased the authorized number of directors over the past five years to accommodate the transition of the CEO and incoming and departing directors; however it was not the intention of the Board to maintain the increase going forward. The Board will continue to evaluate its structure to align with our company's needs and shareholder interests, and providing the Board with the authority to change the number of directors as needed enables the Board to ensure this alignment is efficiently and effectively maintained.

Board Voting Recommendation

The Board approved the amendment to and restatement of our Amended and Restated By-Laws as described above, and recommends that shareholders vote FOR the amendment and restatement.

The affirmative vote of at least a majority of the voting power of the shares present, in person or by proxy, and entitled to vote (excluding broker non-votes) is required to approve the amendment to and restatement of our Amended and Restated By-laws.

IT IS INTENDED THAT, UNLESS OTHERWISE INSTRUCTED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED "FOR" THE PROPOSAL TO AMEND AND RESTATE ARTICLE III OF THE AMENDED AND RESTATED BY-LAWS.

ITEM OF BUSINESS NO. 4 — APPROVAL OF AMENDMENTS TO THE BEST BUY CO., INC. 2004 OMNIBUS STOCK AND INCENTIVE PLAN, AS AMENDED

Information about the Plan

What is the Omnibus Plan?

The Best Buy Co., Inc. 2004 Omnibus Stock and Incentive Plan was adopted by the Board of Directors and approved by our shareholders in June 2004. Amendments to the plan were adopted by the Board of Directors and approved by our shareholders in 2007 and 2009 (as amended in 2009, the plan is referred to in this proxy statement as the "Omnibus Plan"). The Omnibus Plan is the means by which we provide long-term incentives to a broad range of our employees.

The Omnibus Plan permits the granting of stock options (including both incentive and non-qualified stock options); stock appreciation rights ("SARs"); restricted stock and restricted stock units; performance awards of cash, stock or property; dividend equivalents; and other stock grants. Eligible recipients under the Omnibus Plan include any employee, officer, consultant, advisor or director providing services to us or to any of our affiliates, who is selected by the Compensation Committee.

The Omnibus Plan is our only plan that provides for the issuance of shares of our common stock upon completion of future awards of equity based compensation. Currently, the aggregate number of shares of our common stock that may be issued under all stock-based awards made under the Omnibus Plan is 51.5 million (representing the original 16 million authorized in 2004; the 3-for-2 stock split on August 3, 2005, which increased the initial authorized amount to 24 million; the additional 14 million authorized by shareholders in 2007; and the additional 13.5 million authorized by shareholders in 2009). The maximum number of shares of common stock that may be awarded under the Omnibus Plan pursuant to grants of restricted stock, restricted stock units, dividend equivalents and other stock awards is 21 million. Our non-employee directors, as a group, may not be granted awards in the aggregate of more than 5% percent of the shares of common stock available for awards under the Omnibus Plan. As context to our annual rate of equity-based awards, it is important to note that we completed an accelerated share repurchase in fiscal 2008 to acquire $3.0 billion in shares of common stock, thereby increasing the rate of grant and overhang.

As of February 26, 2011, approximately 3.4 million shares of our common stock remained available under the Omnibus Plan for awards in the aggregate, all of which were available for grants of restricted stock, restricted stock units and other stock awards; and 2.0 million shares of common stock remained available for awards to non-employee directors. From the adoption of the Omnibus Plan through the end of fiscal 2011, we have made equity-based awards at an annual rate of 1.3% to 1.7% of our outstanding common stock, excluding two large grants made under the Omnibus Plan in August 2008. The first of these grants was a performance-based restricted stock unit incentive (2.4 million shares) with aggressive performance targets for 20 instrumental leaders. The second was a non-routine equity-based grant (6.8 million shares) for an additional 3,700 employees concurrent with the grant to the top leaders. Combined, these grants were beyond our historical norms, and those of the retail industry, for equity-based compensation.

What is the purpose of the Omnibus Plan?

The purpose of the Omnibus Plan is to promote the interests of Best Buy and our shareholders by aiding us in motivating, attracting and retaining employees, officers, consultants, advisors and directors who we expect will contribute to our growth and financial performance. The Board believes that the combination of short-term and long-term incentive compensation is essential in attracting, retaining and motivating individuals to enhance the likelihood of our future success. The 2011 amendments to the Omnibus Plan will allow the types and specific terms of future awards to be based on our then-current objectives for aligning compensation with shareholder value. Shareholder approval of the amendments to the Omnibus Plan will allow us to continue to award short-term and long-term incentives that achieve these goals.

What is Best Buy's long-term incentive compensation philosophy?

We believe the contributions provided by each employee, both individually and as part of a team, are key to our long-term success. Over our history, we have faced a series of challenges. The outcomes of these challenges have contributed to our growth and to our view of the role of long-term incentive compensation as a vehicle to help us overcome the challenges and to share in the success of our growth. In a company such as ours, where the growth trajectory can be uneven, innovation is the key ingredient of our ability to achieve our vision and mission. Historically, innovation has originated from many sources within our company — many of which are not top-level management. Innovative employees are not always the most highly compensated, but they typically feel a personal stake in making Best Buy a success. As we focus increasing attention on individual customer needs and aspirations, our conviction has grown that we excel in meeting the unique needs of our customers whenever we unleash the potential of all of our employees.

We use equity-based long-term incentives as one tool in inspiring our people, encouraging innovation and unleashing the individual talents of our employees. These incentives are in alignment with our Total Rewards Philosophy, which balances our strategy with cost and with what employees value. We believe that equity-based compensation can be highly effective in building an employee's personal stake in our success. Therefore, we have designed several programs, such as our Retirement Savings Plan, Employee Stock Purchase Plan, Chairman's Award Program and the Brad Anderson Legacy Stock Award Program which awards deserving employees that otherwise wouldn't be eligible for a long-term incentive award, to include equity-based components that continually reinforce the connections among our employees, customers and shareholders. Using equity-based compensation for a portion of total compensation aligns the dreams and aspirations of our employees and their families with our shareholders' interests.

In general, we have provided long-term incentives to a broader range of employees than most other large corporations have done. For example, our store managers receive long-term incentives to create a long-term ownership stake in our success. Including store managers in our long-term incentive program helps us ensure that they will act as owners and share in our long-term success as owners. In fact, including grants made during fiscal 2011, over 95% of the recipients of our long-term incentives were non-officers.

While we reward a broad base of employees, we also believe that equity-based compensation is a key component in well-designed executive compensation. Part of our long-term compensation philosophy is designed to ensure that those who perform strategic policy-making functions, and have greater responsibilities and accountability for the organization's financial success, have an ownership interest in the organization. Furthermore, when recruiting executive talent from external sources, we believe the leverage provided by equity-based compensation is an integral part of aligning the new executives' interests with the interests of our shareholders.

Why is Best Buy requesting additional shares under the Omnibus Plan now?

We are requesting a 13 million share increase in the number of shares of common stock available under the Omnibus Plan. This request is being made two years after our last request for an increase in shares subject to the Omnibus Plan. Without a replenishment of shares this fiscal year we will not have the flexibility during fiscal 2012 to maintain our long-term incentive program at current levels and make other discretionary equity awards. We believe performance-

based restricted stock grants designed to motivate our leaders to achieve specific business goals and other new hire, retention or recognition awards are critical to our ability to recruit and retain key individuals.

According to our estimates, if we make only our regular long-term incentive and director grants for fiscal 2012 and the beginning of fiscal 2013, we will be nearly out of shares before our 2012 Regular Meeting of Shareholders. Proceeding in this manner would jeopardize our ability to make additional performance-based equity awards and other discretionary grants, and potentially the ability to allow eligible employees to choose between stock options and restricted stock per the design of our long-term incentive program.

We believe that our equity-based incentive programs and our emphasis on employee stock ownership have been integral to our success in the past and are crucial to our ability to recruit, retain and motivate participants to achieve our corporate performance goals in fiscal 2012 and in the years that follow. Therefore, we believe that the proposed amendments to the Omnibus Plan are critical to our long-term performance and shareholder returns.

How is Best Buy proposing to amend the Omnibus Plan?

On April 7, 2011, the Board adopted amendments to the Omnibus Plan, subject to the approval of our shareholders, to:

  •
  Increase the maximum number of shares of our common stock that are authorized for issuance under the Omnibus Plan (as Incentive Stock Options or otherwise) from 51.5 million to 64.5 million, and

  •
  Proportionately increase the maximum number of shares of our common stock that may be awarded under the Omnibus Plan pursuant to grants of restricted stock, restricted stock units and other stock awards from 21 million to 26.3 million.

The Omnibus Plan also contains two clarifications, which are not subject to the approval of our shareholders, to:

  •
  Clarify that the Board shall not use its discretion to trigger a Change in Control, and

  •
  Clarify that dividend equivalents will not be permitted on appreciation awards (e.g. SARs and stock options), and will not be paid out on unearned performance awards.

Has the Board adopted the amendments to the Omnibus Plan?

Yes. The Board adopted the proposed amendments to the Omnibus Plan on April 7, 2011, although the amendments to increase the maximum number of shares of common stock and proportionally increase the number of shares of our common stock that may be awarded pursuant to grants of restricted stock, restricted stock units and other stock awards are subject to the approval of our shareholders. We are now asking you to approve these amendments to the Omnibus Plan. These amendments to the Omnibus Plan will become effective upon the approval of our shareholders. In the remainder of this section of the proxy statement, the Omnibus Plan, as amended by these proposed amendments, is referred to as the "amended Omnibus Plan."

What are the key features of the amended Omnibus Plan?

The material terms of the amended Omnibus Plan are summarized below. The amended Omnibus Plan has been designed to meet the requirements of Section 162(m) of the Code regarding the deductibility of executive compensation and to minimize the risk of premature income taxes and related penalties on participating employees under Section 409A of the Code.

The following summary is qualified in its entirety by reference to the full text of the amended Omnibus Plan in Appendix C-1 included with this proxy statement. A copy of the amended Omnibus Plan may also be obtained from us free of charge upon written request and is also available on our Web site at www.bby.com — select the "Investor Relations" link and then the "Corporate Governance" link.

Who is eligible to receive awards under the amended Omnibus Plan?

Eligible recipients under the amended Omnibus Plan include any employee, officer, consultant, advisor or director providing services to us or to any of our affiliates, who is selected by the Compensation Committee of the Board. As of February 26, 2011, approximately 100,000 employees were eligible to participate in the amended Omnibus Plan.

What is the term of the amended Omnibus Plan?

Unless discontinued or terminated by the Board, the amended Omnibus Plan will expire on June 23, 2014. No awards may be made after that date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the amended Omnibus Plan, and before expiration of the plan, may extend beyond the end of such period through the award's normal expiration date.

How is the amended Omnibus Plan administered?

The Compensation Committee will administer the amended Omnibus Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the amended Omnibus Plan. In addition, the Compensation Committee can specify whether, and under what circumstances, awards to be received under the amended Omnibus Plan may be deferred automatically or at the election of either the holder of the award or the Compensation Committee, if any such deferral complies with or is exempt from Section 409A of the Code. Subject to the provisions of the amended Omnibus Plan, the Compensation Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Compensation Committee has authority to interpret the amended Omnibus Plan and to establish rules and regulations for the administration of the amended Omnibus Plan. In addition, the Board may exercise the powers of the Compensation Committee at any time, except with respect to the grant of awards to our executive officers.

How many shares will be available for issuance under the amended Omnibus Plan?

The aggregate number of shares of our common stock that may be issued under all equity-based awards made under the amended Omnibus Plan will be 64.5 million. Certain awards under the amended Omnibus Plan will be subject to further limitations as follows:

  •
  The maximum number of shares of common stock that may be awarded under the amended Omnibus Plan pursuant to grants of restricted stock, restricted stock units, dividend equivalents and other stock awards will be 26.3 million.

  •
  The maximum number of shares of common stock that may be awarded under the amended Omnibus Plan pursuant to grants of incentive stock options that are subject to the provisions of Section 422 or 424 of the Code will be 64.5 million.

  •
  In any calendar year, no person may be granted under the amended Omnibus Plan any stock options, SARs or other awards, the value of which is based solely on an increase in the value of our common stock after the date of grant of the award, that exceed 1.5 million shares of common stock in the aggregate.

  •
  In any calendar year, the maximum aggregate amount payable under performance awards to any employee who is covered by Section 162(m) of the Code will be $5 million in value under the amended Omnibus Plan, whether paid in cash, shares or other property, with that dollar amount to increase after 2009 by 5% per year.

  •
  Our non-employee directors, as a group, may not be granted awards in the aggregate of more than 5% percent of the shares of common stock available for awards under the amended Omnibus Plan.

  •
  No non-employee director may be granted an award under the amended Omnibus Plan unless all non-employee directors receive an award with the same terms and conditions, except where the award is compensation for service on a committee of the Board and all members of that committee receive an award with the same terms and conditions, or the award is made in connection with the director's initial appointment to the Board. Only the Compensation Committee (or another committee of the Board comprised of independent directors) may grant awards to directors who are not also employees of Best Buy or an affiliate.

The Compensation Committee may adjust the number of shares of common stock and share limits described above in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the amended Omnibus Plan.

If any shares of our common stock subject to any award or to which an award relates are forfeited or are reacquired by us, or if any award terminates without the delivery of any shares, the shares previously set aside for such awards will be available for future awards under the amended Omnibus Plan.

What types of awards can be issued under the amended Omnibus Plan?

The amended Omnibus Plan permits the granting of:

  •
  Stock options (including both incentive and non-qualified stock options),

  •
  SARs,

  •
  Restricted stock and restricted stock units,

  •
  Performance awards of cash, stock or property,

  •
  Dividend equivalents, and

  •
  Other stock grants.

Under the amended Omnibus Plan, awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the amended Omnibus Plan or any of our other compensation plans. Awards can be granted for no cash consideration or for cash or other consideration as determined by the Compensation Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of our common stock or other securities, or property, or any combination of these in a single payment, in installments or on a deferred basis. The exercise price per share of common stock under any stock option and the grant price of any SAR may not be less than the fair market value of a share of common stock on the date of grant of such option or SAR, except to satisfy legal requirements of foreign jurisdictions or if the award is in substitution for an award previously granted by an entity acquired by us. Determinations of fair market value under the amended Omnibus Plan will be made in accordance with methods and procedures established by the Compensation Committee and intended to comply with or be exempt from Section 409A of the Code. The term of awards will not be longer than ten years from the date of grant.

Stock Options.    The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee. The option exercise price may be payable either in cash or, at the discretion of the Compensation Committee, in other securities or other property having a fair market value on the exercise date equal to the exercise price. Those securities may include shares of common stock already held by the person exercising the option or, in the case of non-qualified option, shares to be received upon exercise of the option.

Stock Appreciation Rights.    The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the Compensation Committee's discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of our common stock over the grant price of the SAR. SARs vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee.

Restricted Stock and Restricted Stock Units.    The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Compensation Committee (including, for example, restrictions on the right to transfer or vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Compensation Committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Compensation Committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Compensation Committee. The minimum vesting period for these awards is over a period of at least three years from the date of grant, unless the award is conditioned on personal performance, or our performance or that of our affiliates, in which case the award must vest over a period of at least one year from the date of grant. The Compensation Committee also may permit accelerated vesting in the case of a participant's death, disability or retirement, or a change in control of Best Buy. If the participant's employment or service terminates during the vesting period for any other reason, the restricted stock and restricted stock units will be forfeited, unless the Compensation Committee determines that it would be in our best interest to waive the remaining restrictions.

Performance Awards.    Performance awards granted under the amended Omnibus Plan are intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, and to comply with or be exempt from Section 409A of the Code. Performance awards give participants the right to receive payments in cash, stock or property based solely upon the achievement of certain performance goals during a specified performance period. The Compensation Committee must designate all participants for each performance period, and establish performance goals and target awards for each participant no later than 90 days after the beginning of each performance period (or if earlier, within the first 25% of the performance period) and within the parameters of Section 162(m) of the Code. Performance goals must be based solely on one or more of the following business criteria:

  •
  Revenue;

  •
  Cash flow;

  •
  Gross profit;

  •
  Earnings before interest and taxes;

  •
  Earnings before interest, taxes, depreciation and amortization;

  •
  Net earnings;

  •
  Earnings per share;

  •
  Margins, including gross profit, operating and net income margins;

  •
  Returns, including return on assets, equity, investment, capital and revenue and total shareholder return;

  •
  Stock price;

  •
  Economic value added;

  •
  Working capital;

  •
  Market share;

  •
  Cost reductions;

  •
  Workforce satisfaction and diversity goals;

  •
  Employee retention;

  •
  Customer satisfaction;

  •
  Completion of key projects; and

  •
  Strategic plan development and implementation.

The measure of performance may be set by reference to an absolute standard or a comparison to specified companies or groups of companies, or other external measures, and may be applied at individual and/or organizational levels. In any calendar year, the maximum aggregate amount payable to any employee covered by Section 162(m) of the Code pursuant to awards made under the amended Omnibus Plan is $5 million, whether paid in cash, shares or other property, with that dollar amount to increase after 2009 by 5% per year.

Dividend Equivalents.    The holder of a dividend equivalent award will be entitled to receive payments (in cash, shares of our common stock, other securities or other property) equivalent to the amount of cash dividends paid by us to our shareholders, with respect to the number of shares of common stock determined by the Compensation Committee. Dividend equivalents will be subject to other terms and conditions as determined by the Compensation Committee. Dividend equivalents are not permitted on appreciation awards (e.g. SARs and stock options), and will not be paid out on unearned performance awards.

Other Stock Awards.    The Compensation Committee may grant unrestricted shares of our common stock, subject to terms and conditions determined by the Compensation Committee and the amended Omnibus Plan limitations.

May awards be transferred?

Unless otherwise provided by the amended Omnibus Plan, no award (other than shares of unrestricted stock) granted under the amended Omnibus Plan, and no right under any such award, will be transferable by a participant without consideration except by will or by the laws of descent and distribution.

May awards be re-priced?

Without the approval of our shareholders, no option or SAR may be amended to reduce its initial exercise or grant price, and no option or SAR may be canceled and replaced with an option, SAR or other award having a lower exercise price, except in connection with a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the amended Omnibus Plan.

May the amended Omnibus Plan be amended further?

Yes. The Board may amend, alter, suspend, discontinue or terminate the amended Omnibus Plan at any time, except that prior shareholder approval will be required for any amendment to the amended Omnibus Plan that:

  •
  Requires shareholder approval under the rules or regulations of the NYSE or any other securities exchange that are applicable to us;

  •
  Increases the number of shares of common stock authorized under the amended Omnibus Plan (except in the case of a stock split or other recapitalization);

  •
  Increases the number of shares of common stock subject to the award limitations described above under "How Many Shares Are Available for Issuance under the Amended Omnibus Plan?" (except in the case of a stock split or other recapitalization);

  •
  Permits re-pricing of outstanding stock options or SARs (except in the case of a stock split or other recapitalization);

  •
  Permits the award of stock options or SARs with an exercise price less than 100% of the fair market value of a share of our common stock on the date of grant (except to satisfy legal requirements of foreign jurisdictions or if the award is in substitution for an award previously granted by an entity acquired by us);

  •
  Expands the classes or categories of persons eligible to receive awards under the amended Omnibus Plan; or

  •
  Would cause the performance-based compensation exception under Section 162(m) of the Code to become unavailable with respect to awards under the amended Omnibus Plan.

Subject to the provisions of the amended Omnibus Plan or an award agreement, the Compensation Committee may not amend any outstanding award agreement without the participant's consent, if the action would adversely affect the participant's rights.

What are the federal income tax consequences of awards under the amended Omnibus Plan?

Grant of Options and SARs.    The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Options and SARs.    When the holder of a non-qualified stock option exercises the option, the holder must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we will generally be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs.    The tax consequence upon a person's disposition of shares of common stock acquired through the exercise of an option or SAR will depend on how long the shares have been held, and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with a person's disposition of shares of common stock acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

Awards Other Than Options and SARs.    As to other awards granted under the Omnibus Plan that are payable either in cash or shares of our common stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable; (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

As to an award that is payable in shares of our common stock that are restricted from transfer and subject to substantial risk of forfeiture unless a special election is made by the holder of the award under the Code, the holder must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

Our Income Tax Deduction.    Subject to the usual rules concerning reasonable compensation, and assuming that, as expected, performance awards paid under the amended Omnibus Plan are "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, we will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the amended Omnibus Plan. However, we will not receive any income tax deduction when a participant recognizes capital gain income upon disposition of shares of common stock received pursuant to an incentive stock option or any other form of award.

Delivery of Shares for Tax Obligation.    Under the amended Omnibus Plan, the Compensation Committee may permit participants receiving or exercising awards, subject to the discretion of the Compensation Committee and upon such terms and conditions as it may impose, to deliver to us shares of common stock (either shares received upon the receipt or exercise of the award, or shares previously owned by the holder of the option) to satisfy federal and state income tax obligations.

Section 409A of the Code.    The Compensation Committee will administer and interpret the amended Omnibus Plan and all award agreements in a manner intended to satisfy the requirements of Section 409A of the Code, so as to minimize the risk of any adverse tax results thereunder to a holder of an award. If any provision of the amended Omnibus Plan or any award agreement would result in such adverse consequences, the Compensation Committee may amend that provision or take other reasonably necessary action to minimize the participants' risk of any adverse tax results; no such action shall be deemed to impair or otherwise adversely affect the rights of an holder of an award under the amended Omnibus Plan.

What future awards will be granted under the amended Omnibus Plan?

The number and types of awards that will be granted in the future under the amended Omnibus Plan are not determinable, as the Compensation Committee will make these determinations in its sole discretion. The closing price of a share of our common stock as reported on the NYSE on May               , 2011, was $XX.XX. No awards granted under the Omnibus Plan before the date of the Meeting have been made subject to shareholder approval of the amended Omnibus Plan.

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued under our equity compensation plans as of February 26, 2011:

Plan Category	Securities to Be Issued Upon Exercise of Outstanding Options		Weighted Average Exercise Price	(1)	Securities Available for Future Issuance	(2)

Equity compensation plans approved by security holders(3)	40,131,027	(4)	$38.97		6,942,317
Equity compensation plans not approved by security holders(5)	11,250		34.44		NA

Total	40,142,277		$38.97		6,942,317

(1)
Includes weighted average exercise price of outstanding stock options only.

(2)
Includes 3,525,553 shares of our common stock which have been reserved for issuance under the ESPP.

(3)
Includes the 1994 Full-Time Non-Qualified Stock Option Plan, the 1997 Directors' Non-Qualified Stock Option Plan, the 1997 Employee Non-Qualified Stock Option Plan and the Omnibus Plan.

(4)
Includes grants of stock options and market-based, performance-based and time-based restricted stock.

(5)
Represents non-plan options issued to a former officer in April 2002 in consideration of his service to the Board prior to his employment with us. The options, which were fully vested upon grant, have an exercise price of $34.44 per share and expire on April 11, 2012.

Board Voting Recommendation

Upon the recommendation of management, the Board adopted the amendments to and restated the Best Buy Co., Inc. 2004 Omnibus Stock and Incentive Plan, as amended, to (a) increase the number of shares of our common stock subject to the plan and (b) proportionally increase the maximum number of shares of our common stock that may be subject to grants of restricted stock, restricted stock units and other stock awards under the Omnibus Plan. The Board recommends that the shareholders vote FOR the approval of these amendments and the restatement of the Omnibus Plan.

The affirmative vote of the holders of a majority of the voting power of the shares of our common stock present, in person or by proxy, and entitled to vote (excluding broker non-votes), is required to approve the amendments to and restatement of the Omnibus Plan, as described above.

IT IS INTENDED THAT, UNLESS OTHERWISE INSTRUCTED, THE SHARES REPRESENTED BY THE PROXY (OTHER THAN BROKER NON-VOTES) WILL BE VOTED "FOR" APPROVAL OF THE AMENDMENTS TO THE BEST BUY CO., INC. 2004 OMNIBUS STOCK AND INCENTIVE PLAN, AS AMENDED REGARDING THE NUMBERS OF SHARES THAT MAY BE ISSUED PURSUANT TO THE PLAN AND PURSUANT TO CERTAIN TYPES OF AWARDS UNDER THE PLAN.

ITEM OF BUSINESS NO. 5 — APPROVAL OF BEST BUY CO., INC. EXECUTIVE SHORT-TERM INCENTIVE PLAN

In accordance with Section 162(m) of the Internal Revenue Code and the corresponding regulations, we are seeking shareholder approval of the new Best Buy Co., Inc. Short-Term Incentive Plan, or STIP, as it applies to our CEO and each of our four other most highly compensated executive officers other than the CEO and CFO (collectively, the "Covered Employees"). The STIP, if approved by our shareholders, will replace the short-term incentive, as described above in our CD&A. A copy of the STIP, as adopted by the Board on April 7, 2011, is included with this proxy statement as Appendix D-1. A copy of the STIP may also be obtained from us free of charge upon written request and is also available on our Web site at www.bby.com — select "Investor Relations" link and then the "Corporate Governance" link.

Purpose of the Plan

Section 162(m) of the Code has the effect of eliminating a federal income tax deduction for annual compensation in excess of $1 million paid by us (or our affiliates) to any Covered Employee each year unless that compensation is paid on account of attainment of one or more "performance-based" goals. One requirement for compensation to be performance-based is that compensation is paid or distributed pursuant to a plan that has been approved by the shareholders. The purpose of the STIP is to set the performance goals and the maximum award payable under the STIP and to preserve for us the federal income tax deductibility of incentive compensation earned by Covered Employees.

The STIP is consistent with our emphasis on performance-based compensation and our current compensation philosophy. Moreover, the STIP is intended to:

  (a)
  align the interests of the participants and our shareholders and motivate participants to put forth maximum efforts for the success of our business;

  (b)
  provide cash incentives based on short-term results that are key to the success of our business;

  (c)
  attract and retain the services of the employees capable of assuring our future success; and

  (d)
  preserve, to the extent possible, the tax deductibility of executive compensation.

Summary of the Plan

The principle features of the STIP are summarized below, but the summary is qualified in its entirety by reference to the STIP itself.

The Compensation Committee, which is composed solely of independent directors, will administer and have the authority to interpret the STIP as it applies to Covered Employees and other officer-level participants who are designated as participants in the STIP by the Compensation Committee at the beginning of the applicable performance period. Prior to the beginning of each performance period, or within the first 90 days of each performance period that is at least twelve months in duration, or with respect to performance periods that are less than twelve months in duration, before 25% of the performance period has elapsed, the Compensation Committee will establish an individual target award for each STIP participant designated by the Compensation Committee, including the Covered Employees. Each individual target award is expressed as a percentage of an award pool. The maximum award pool is 5% of our adjusted net earnings for each performance period that is at least twelve months in duration. The award pool is adjusted up or down in accordance with the STIP if the performance period is more than twelve months or less than twelve months, respectively, in duration. The maximum dollar amount that may be paid to any Covered Employee is

$10,000,000 for each performance period that is at least twelve months in duration. The maximum dollar amount is adjusted up or down in accordance with the STIP if the performance period is more than twelve months or less than twelve months, respectively, in duration. Subject to the foregoing maximum, actual awards may be paid at target, above target or below target depending on our financial performance. The Compensation Committee may designate performance periods that are longer or shorter than our fiscal year.

The Compensation Committee reserves discretion under the STIP to adjust individual target awards upward or downward based on individual performance during the performance period. Notwithstanding the foregoing, the exercise of negative discretion by the Compensation Committee with respect to a participant shall not result in an increase in the amount payable to any other participant.

At the end of each performance period and before any STIP award is paid to a Covered Employee, the Compensation Committee will be responsible for certifying performance with respect to the target awards and corresponding performance criteria and making final determinations of incentive payments for Covered Employees.

STIP participants must be employed through the last day of the performance period in order to receive a STIP award payment. In the case of a participant on an approved leave of absence during the performance period, the participant will receive a prorated award. Awards under the STIP may be paid in cash or restricted stock. Cash awards paid under the STIP are eligible for deferral under, and in accordance with the terms and conditions of, the Deferred Compensation Plan. Restricted stock awards paid under the STIP are issued pursuant to the Omnibus Plan.

At any time, the Board may suspend or terminate the STIP and the Compensation Committee may amend the STIP, subject to shareholder approval to the extent required under Section 162(m) of the Code.

Board Voting Recommendation

Upon the recommendation of management, the Board adopted the Best Buy Co., Inc. Short-Term Incentive Plan. The Board recommends to the shareholders that they vote FOR the approval of the STIP.

The affirmative vote of the holders of a majority of the voting power of the shares of our common stock present, in person or by proxy, and entitled to vote (excluding broker non-votes), is required to approve the Best Buy Co., Inc. Short-Term Incentive Plan.

IT IS INTENDED THAT, UNLESS OTHERWISE INSTRUCTED, THE SHARES REPRESENTED BY THE PROXY (OTHER THAN BROKER NON-VOTES) WILL BE VOTED "FOR" APPROVAL OF THE BEST BUY CO., INC. SHORT TERM INCENTIVE PLAN.

ITEM OF BUSINESS NO. 6 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our Board is committed to promoting the best interests of our shareholders through excellence in governance. As part of that commitment and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are providing our shareholders with an opportunity to cast an advisory vote, a "Say on Pay," regarding the fiscal 2011 compensation of our NEOs, as described in the "Executive and Director Compensation" section of this proxy statement.

Information about the Advisory Vote on Executive Compensation

The Compensation Committee establishes, recommends and governs all of the compensation and benefits policies and actions for the Company's NEOs, as defined in the "Executive Summary" of our CD&A on page 30. While the advisory vote on executive compensation is not binding on us, it will provide useful information to our Board and the Compensation Committee regarding our shareholders' view of our executive compensation philosophy, policies and practices. The Board is not required by law to take any action in response to our shareholders' advisory vote on executive compensation; however, the Compensation Committee values our shareholders' opinions and will take the results of the advisory vote into consideration when determining the future compensation arrangements for our NEOs. To the extent there are significant negative "Say on Pay" advisory votes, we plan to consult directly with shareholders to better understand the concerns that influenced the vote and consider constructive feedback in making future decisions about our executive compensation program.

We believe our fiscal 2011 executive compensation program reflects best practices and balances risk and reward in relation to our overall business strategy. It is focused on pay for performance and seeks to mitigate risks related to compensation in order to further align management's interests with shareholders' interests in long-term value creation. Our executive compensation program reflects the following risk mitigation practices: pay for performance; time matching; balancing inputs to value certain and observed outcomes; goal diversification; payment caps; and clawbacks. Our executive compensation program does not provide guaranteed employment, compensation, or bonuses for NEOs. In addition, we have no employment or golden parachute agreements with any of our NEOs and therefore, no excise tax gross-ups.

Board Voting Recommendation

Our Board recommends an advisory vote FOR approval of the fiscal 2011 compensation of our NEOs as disclosed in this proxy statement pursuant to the SEC's compensation disclosure rules.

The affirmative vote of at least a majority of the voting power of the shares present, in person or by proxy, and entitled to vote (excluding broker non-votes) is required for advisory approval of our executive compensation. IT IS INTENDED THAT, UNLESS OTHERWISE INSTRUCTED, THE SHARES REPRESENTED BY PROXY (OTHER THAN BROKER NON-VOTES) WILL BE VOTED "FOR" THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

ITEM OF BUSINESS NO. 7 — ADVISORY VOTE ON FREQUENCY OF SHAREHOLDER ADVISORY VOTES ON THE COMPANY'S EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act also require that at least once every six years, shareholders may vote on whether the advisory "Say on Pay" vote should occur every year, every two years or every three years, or shareholders may abstain from voting. Pursuant to Section 14A of the Exchange Act, we are giving our shareholders the opportunity to inform us as to how often they wish to cast an advisory "Say on Pay" vote, like Proposal No. 6, above.

Our Board values and encourages constructive dialogue with our shareholders on compensation and other important governance topics. The Board believes that holding the vote every three years furthers our goal to tie our compensation programs to the long-term performance of our company. For example, many of our compensation programs, option grants and other special awards are all contingent upon the satisfaction of multi-year performance or time-vesting conditions. We believe this long-term focus is particularly appropriate given the cyclical nature of our industry and the impact of forces external to our business on our results, including product cycles and new product introductions. Holding an advisory "Say on Pay" vote more frequently than every three years would not permit our shareholders to fully assess the effectiveness of our compensation programs in incenting our NEOs to perform with the long-term interests of our shareholders in mind, rather than their own opportunity for short-term gain. Moreover, an advisory vote every three years would give the Compensation Committee more time to understand a shareholder sentiment, engage in dialogue with shareholders and respond to the results of the vote with meaningful changes to our compensation programs, as appropriate.

Board Voting Recommendation

Our Board recommends an advisory "Say on Pay" vote every three years (also called a "triennial" vote), which it believes will be the most effective means for conducting and responding to such a vote. Therefore, the Board recommends that the shareholders vote to hold the advisory "Say on Pay" vote every THREE years. If the shareholders adopt the Board's recommendation, we would hold the next "Say on Pay" advisory vote at our 2014 annual meeting. Note, however, that shareholders are not voting on whether to approve or disapprove the Board's recommendation, rather shareholders are being asked to affirmatively select the option to cast an advisory "Say on Pay" vote every one, two or three years, or to abstain.

We plan to treat the option, if any, selected by the affirmative vote of at least a majority of the voting power of the shares present, in person or by proxy, and entitled to vote (excluding broker non-votes) as the nonbinding option approved by the shareholders. While our Board intends to carefully consider the shareholder vote on this proposal, the vote is advisory in nature and will not be binding on us.

IT IS INTENDED THAT, UNLESS OTHERWISE INSTRUCTED, THE SHARES REPRESENTED BY THE PROXY (OTHER THAN BROKER NON-VOTES) WILL BE VOTED TO HOLD THE ADVISORY "SAY ON PAY" VOTE EVERY THREE YEARS.

 ITEM OF BUSINESS NO. 8 — SHAREHOLDER PROPOSAL ON BOARD DECLASSIFICATION

The Board recommends that you vote AGAINST the shareholder proposal set forth below:

The Florida State Board of Administration, an investment manager for the Florida Retirement System, a beneficial owner of 914,835 shares of our Common Stock, intends to submit a resolution to shareholders for approval at the Meeting. We will provide the proponent's address to any shareholder promptly upon receiving an oral or written request. The affirmative vote of a majority of the shares voted at the meeting is required for approval of the shareholder proposal. The text of the proponent's resolution and supporting statement appear below, printed verbatim from its submission, and we accept no responsibility for it:

  "RESOLVED, that shareholders of Best Buy Co., Inc. urge the Board of Directors to take all necessary steps (other than any steps that must be taken by shareholders) to eliminate the classification of the Board of Directors and to require that all directors elected at or after the annual meeting held in 2012 be elected on an annual basis. Implementation of this proposal should not prevent any director elected prior to the annual meeting held in 2012 from completing the term for which such director was elected.

SUPPORTING STATEMENT

This resolution, submitted by the Florida State Board of Administration with the assistance of the American Corporate Governance Institute, LLC, urges the board of directors to facilitate a declassification of the board. Such a change would enable shareholders to register their views on the performance of all directors at each annual meeting. Having directors stand for elections annually makes directors more accountable to shareholders, and could thereby contribute to improving performance and increasing firm value.

Over the past decade, many S&P 500 companies have declassified their board of directors. According to FactSet Research Systems, between 2000 and 2009, the number of S&P 500 companies with classified boards declined from 300 to 164. Furthermore, according to Georgeson reports, there were 187 shareholder proposals to declassify boards during the five proxy seasons of 2006 through 2010. The average percentage of votes cast in favor of proposals to declassify exceeded 65% in each of these five years.

The significant shareholder support for proposals to declassify boards is consistent with evidence in academic studies that classified boards could be associated with lower firm valuation and/or worse corporate decision-making. Studies report that:

  •
  takeover targets with classified boards are associated with lower gains to shareholders (Bebchuk, Coates, and Subramanian, 2002);

  •
  classified boards are associated with lower firm valuation (Bebchuk and Cohen, 2005);

  •
  firms with classified boards are more likely to be associated with value-decreasing acquisition decisions (Masulis, Wang, and Xie, 2007); and

  •
  classified boards are associated with lower sensitivity of compensation to performance and lower sensitivity of CEO turnover to firm performance (Faleye, 2007).

Although one study (Bates, Becher and Lemmon, 2008) reports that classified boards are associated with higher takeover premiums, this study also reports that classified boards are associated with a lower likelihood of an acquisition, and that classified boards are associated with lower firm valuation."

 BOARD OF DIRECTORS STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL

All of the members of our Board recommend that you vote AGAINST this shareholder proposal. The Board believes that the proposal is not in the best interests of Best Buy and our shareholders and opposes the proposal for the reasons discussed below.

Best Buy's directors, serving under a classified board structure since our initial listing on a public exchange, have served the shareholders very well. Our Board has carefully considered the shareholder proposal and the arguments for and against a classified board. The Board has concluded that our classified board structure continues to be in the best interests of Best Buy and our shareholders.

Best Buy's Combination of Superior Performance and Strong Business Ethics and Governance.    The proponent cites studies which link classified boards with lower firm valuation and/or inferior corporate decision-making as an argument to change our current board structure. Our company has demonstrated both superior performance and high business ethics including strong corporate governance practices.

Over time, we have outperformed the market:

  •
  Since 1985, the year our stock debuted on an exchange with a classified board structure, through March 15, 2011, our stock price has grown at a 19% compounded annual growth rate ("CAGR"), as compared to a 7% CAGR for the S&P 500.

  •
  For the twenty-six-year period 1985 through 2011, Best Buy's total stock return has appreciated 20,993%, as compared to 616% for the S&P 500's. (Both performance periods reflect cumulative price appreciation, including dividends.)

  •
  Our share performance has exceeded the S&P 500 in twelve of the last 20 years.

More recent history also demonstrates our strong performance:

  •
  For the five-year period from fiscal 2006 through fiscal 2011, our revenue has increased 63% and our diluted earnings per share have increased 35.7%.

  •
  We instituted an annual dividend in 2003 and have consistently maintained or increased the dividend rate since its institution for seven consecutive years.

Our commitment to strong business ethics is illustrated by the recognition we have received. We received numerous accolades over the years for the way we conduct business, including the following recent recognitions:

  •
  We have routinely been named to the Fortune "Most Admired Companies" list. In 2010, we placed 37th overall and 2nd among Specialty Retailers on the list.

  •
  We have been named one of the "World's Most Ethical Companies" by Ethisphere magazine for the past three consecutive years. The list is composed of companies that use ethical leadership as a purposeful method to drive profits and growth.

  •
  We garnered top honors in 2010 as The Corporate Governance Team of the Year for "large cap" companies from Corporate Secretary due to our focused commitment to pursuing corporate governance changes that improve shareholder communications and foster greater transparency, positive interactions and dialogue between the Board and shareholders.

Classified Board Supports Long-Term Strategic Perspectives.    We believe that our current board structure allows our directors to develop a deeper familiarity of our business and encourages long-term, strategic thinking. At the same time, the structure holds the directors accountable to our shareholders, as the entire Board is subject to re-election as early as 53 weeks from any regular meeting of shareholders. Moreover, we believe that our two-year terms promote continuity and foster an appropriate "institutional memory" among directors. This continuity is especially critical due to the complexity of our business and speed of the industry in which we operate.

Classified Board Enhances Shareholder Value in the Event of an Unsolicited Acquisition Offer.    Our current board structure reduces our vulnerability to potentially unfair and abusive takeover tactics and encourages potential acquirers to negotiate with our Board. A classified board structure does not preclude unsolicited acquisition proposals. However, by eliminating the threat of imminent removal, it allows the directors to maximize the value of a potential acquisition by giving us time and bargaining leverage to evaluate and negotiate the adequacy and fairness of any takeover proposal and to consider alternatives, including the continued operation of our business. As the proponent's supporting statement concedes, there is ample support for the shareholder value created by this feature of a classified board structure.

Best Buy Directors Accountable to Shareholders.    Under the Minnesota Business Corporation Act, all directors are required to uphold their fiduciary duties to our shareholders, regardless of how often they stand for election. Additionally, any director, or the entire Board, may be removed from office at any time if there is "cause" for the removal. As a result, the stability and continuity benefits of a classified board structure do not require any sacrifices of director accountability.

Shareholders should be aware that approval of the shareholder proposal may not declassify the Board. Consistent with its fiduciary duties, if shareholders voted in favor of the proposal, the Board would reconsider its position with respect to our classified board structure. However, such a vote will not necessarily cause the Board to alter its position. Should the Board determine to declassify the Board, it would need to submit a proposal to the shareholders for approval of an amendment to the relevant section of our Amended and Restated Articles of Incorporation, following which the affirmative vote of a majority of the then outstanding shares of our common stock would be required to approve the proposed amendment.

Board Voting Recommendation

The Board recommends that shareholders vote AGAINST the shareholder proposal.

The affirmative vote of at least a majority of the voting power of the shares present, in person or by proxy, and entitled to vote (excluding broker non-votes) is required to approve the shareholder proposal.

IT IS INTENDED THAT, UNLESS OTHERWISE INSTRUCTED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED "AGAINST" THE SHAREHOLDER PROPOSAL TO DECLASSIFY OUR BOARD OF DIRECTORS.

OTHER BUSINESS

Management and the Board are not aware of any other item of business that will be addressed at the Meeting. If any other item of business is properly brought before the Meeting, the Proxy Agents will vote the shares they represent as the Board recommends.

PROPOSALS FOR THE NEXT REGULAR MEETING OF SHAREHOLDERS

Any shareholder proposal intended to be presented for consideration at our 2012 Regular Meeting of Shareholders and to be included in our proxy statement for that meeting must be received no later than January 9, 2012, at our principal executive office, addressed as follows:

Mr. Joseph M. Joyce
Senior Vice President, General Counsel and Assistant Secretary
Best Buy Co., Inc.
7601 Penn Avenue South
Richfield, Minnesota 55423

Any shareholder proposal received after that date and intended to be presented for consideration at our 2012 Regular Meeting of Shareholders, though not included in our proxy statement for that meeting, will be considered untimely if received after February 22, 2012. In the event of an untimely proposal, our designated proxy agents may have discretionary authority to vote on such proposal.

By Order of the Board of Directors

Elliot S. Kaplan
Secretary
[May 9, 2011]

APPENDIX A-1
(Approved Jan. 2011)

BEST BUY CO., INC.
AUDIT COMMITTEE
CHARTER

Purpose

The Audit Committee ("Committee") of Best Buy Co., Inc. ("Company") is appointed by the Board of Directors ("Board") to discharge the Board's responsibilities relating to oversight of the following: 1) the integrity of the Company's financial statements and financial reporting processes, 2) the Company's internal accounting systems, financial and operational controls, 3) the qualifications and independence of the independent auditor, 4) the performance of the Company's Internal Audit function and the independent auditor, and 5) management's efforts to ensure Company compliance with its ethics programs, including the its Code of Business Ethics, and legal and regulatory requirements. In so doing, the Committee will maintain free and open communication between the Board, the independent auditor, Internal Auditors and management of the Company.

Committee Membership

The Committee will be composed of at least three directors, each of whom shall meet the independence and experience requirements of the Securities and Exchange Commission ("SEC") as defined by the New York Stock Exchange listing standards. All Committee members will be financially literate and will have sufficient knowledge of financial matters to enable them to carry out the responsibilities of the Committee. At least one member of the Committee will be designated as the "financial expert," as defined by applicable rules and regulations. In addition, members of the Committee may not accept any consulting, advisory, or other compensatory fee from the Company (other than in their capacity as a member of the Board or one or more of the Board's committees) and may not be affiliated persons of the Company or its subsidiaries. The Committee members and Chairperson will be appointed by the Board pursuant to the recommendations of the nominating committee of the Board and may be removed by the Board in its discretion. No Committee member will simultaneously serve on the audit committees of more than two other public companies. The Committee will have authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided the subcommittees are composed entirely of independent directors.

Meetings

The Committee will meet at least four times a year, with authority to convene additional meetings, as circumstances require. All Committee members are expected to attend each meeting, in person or via tele- or video-conference. A majority of the Committee will comprise a quorum when all Committee members are unable to attend a meeting. The Committee may request that other Board members, or officers or other employees of the Company, or any other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide pertinent information. The Committee may exclude from its meetings any persons it deems inappropriate. Periodically, the Committee may meet in executive session separately without management, with internal auditors and with the Company's independent auditor. If practicable, meeting agendas will be prepared in advance of the meeting and distributed to members, along with appropriate briefing materials.

Committee Authority

The Committee will have the authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to:

  •
  Obtain full access to all relevant records, property and personnel of the Company.

  •
  Retain, at the Company's expense outside counsel or other experts and advisors as it determines necessary.

  •
  Approve appropriate compensation for the independent auditor or any other registered public accounting firm engaged for the purposes of preparing or issuing an audit report or performing other audit, review or attestation services for the Company.

  •
  Approve appropriate compensation at the Company's expense for any advisers engaged by the Committee for the purpose of carrying out its duties, and ordinary administrative expenses of the Committee.

Committee Responsibility

The following represent the primary recurring duties of the Committee in carrying out its oversight responsibilities:

A.
Independent Auditor

1.
The Committee will be directly responsible for the appointment (subject, as applicable, to shareholder ratification), termination, compensation and oversight of the work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting. The Committee will, at least annually, evaluate the independent auditor's qualifications, performance and independence, taking into account the opinions of management and its internal auditors. Such evaluation will include the review and evaluation of the experience and qualifications of the senior members of the independent auditor team. The conclusions regarding the independent auditor evaluation will be presented to the Board.

2.
The Committee will ensure the rotation of the lead audit partner and other audit partners as professional standards dictate, and consider whether there should be regular rotation of the audit firm itself.

3.
The Committee will pre-approve all audit and non-audit services provided by the independent auditor unless such services are considered de-minimus audit-related services as defined by the SEC and acceptable under the Company's independent auditor policy. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the Committee at its next scheduled meeting.

4.
At least annually, the Committee will obtain and review a report by the independent auditor describing:

a.
The firm's internal quality control procedures.

b.
Any material issues raised by:

(i)
The most recent internal quality control review, reviews performed by the Public Company Accounting Oversight Board ("PCAOB") or SEC, or any other peer review of the firm,

(ii)
Any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and

(iii)
Any steps taken to deal with any such issues.

    c.
    All relationships between the independent auditor and the Company to assess the auditor's independence under Rule 3526 of the PCAOB.

  5.
  The Committee will establish for the Company clear hiring policies for employees or former employees of the independent auditor that meet applicable listing standards as well as federal rules and regulations.

B.
Audit Processes and Reporting

1.
The Committee will meet with the internal auditors, the independent auditors and appropriate management of the Company to review the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. The Committee will also meet with these groups to discuss the adequacy and effectiveness of the Company's accounting, financial and other internal controls. Further, the Committee will meet separately with management, its internal auditors and the independent auditor periodically, to discuss the results of their examinations and whether there were any audit problems or difficulties encountered during their work or with management's responses.

2.
The Committee will review:

a.
Reports from the independent auditor on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

b.
Management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year.

c.
All required communications between the independent auditor and the Company, such as the management letter or accounting adjustments that were noted or proposed by the independent auditor, but were not adopted or reflected.

d.
At their discretion, any material communications between the independent auditor's audit team and the independent auditor's national office regarding auditing or accounting issues presented by the engagement.

e.
The Internal Audit function including; the Internal Audit charter, significant audit results, budgeting and staffing.

3.
The Committee will discuss with the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures that may have a material impact on the Company's financial statements.

4.
The Committee will review the interim financial statements with management and the independent auditor prior to the filing of the Company's Quarterly Reports on Form 10-Q. Also, the Committee will discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards. Further, the Committee will review and discuss with management and the independent auditor earnings press releases, including the use, if any, of "pro-forma" or "adjusted" non-GAAP information, as well as earnings guidance provided to analysts and rating agencies. The Chairperson or a designee of the Committee may represent the entire Committee for purposes of these reviews.

5.
The Committee will review with management and the independent auditor the financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations, to be included in the Company's Annual Reports on Form 10-K. The Committee will also review with management and the independent auditor their judgments about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Additionally, the Committee will discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards. Following completion of the annual audit, the Committee will review the independent auditor's recommendations to management as well as the results of procedures performed.

  6.
  The Committee will prepare its report to be included in the Company's annual proxy statements, as required by SEC regulations.

  7.
  The Committee will review disclosures made by the Company's Chief Executive Officer and Chief Financial Officer during the Forms 10-K and 10-Q certification processes about significant deficiencies, if any, in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the Company's internal controls.

C.
Legal and Ethical Compliance

1.
The Committee will establish procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. In addition, if appropriate, the Committee will periodically receive Company attorneys' reports of evidence of material violations of securities laws, or breaches of fiduciary duty.

2.
The Committee will evaluate the Company's policies and procedures to assess, monitor and manage legal and ethical compliance programs, including the Company's Code of Business Ethics and Related Party Transactions Policy. The Committee will also review material related party transactions.

3.
The Committee will also discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

The Committee will also undertake such additional activities as the Committee may from time to time determine or as may otherwise be required by law, the company's articles or by-laws or directive of the Board.

The Committee will make regular reports to the Board and will recommend any proposed actions to the Board for approval as necessary. The Committee will review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval and cause the Charter to be approved at least once every three years in accordance with the regulations of the SEC.

The Committee will at least annually evaluate its own performance to determine whether it is functioning effectively.

The primary responsibility of the Committee is to oversee the Company's financial reporting process and report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements and the independent auditor is responsible for auditing those financial statements. In carrying out its oversight responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and with the objective of assessing whether the Company's accounting and financial reporting practices are in accordance with all requirements and are of the highest quality.

APPENDIX B-1

AMENDED AND RESTATED BY-LAWS
OF
BEST BUY CO., INC.

ARTICLE I
OFFICES

The corporation may have offices and places of business at such locations as the Board of Directors may from time to time designate, or as the business of the corporation may require.

ARTICLE II
SHAREHOLDERS' MEETINGS

Section 1. Place.

All meetings of the shareholders shall be held at such place as may be fixed by the Chief Executive Officer or the Board of Directors, except as may otherwise be required in this Article.

Section 2. Regular Meetings.

A.    Frequency.    The regular meetings, if any, of the shareholders shall be held at such times as shall be determined by the Board of Directors of this corporation; provided that, if the Board shall not have taken action with respect to the holding of a regular meeting, the Chief Executive Officer may convene a regular meeting.

B.    Shareholder Demand.    If a regular meeting of shareholders has not been held during the immediately preceding fifteen (15) months, a shareholder or shareholders holding three percent (3%) or more of all voting shares may demand a regular meeting of shareholders in accordance with Chapter 302A, Minnesota Statutes, as amended from time to time (hereinafter "Chapter 302A").

C.    Notice.    Written notice of a regular meeting stating the date, time and place of the meeting shall be mailed at least three (3) calendar days prior to the meeting and not more than sixty (60) calendar days before the date of the meeting to each shareholder entitled to vote thereat, to the last known address of such shareholder as the same appears upon the books of the corporation. Notice need not be given where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment.

Section 3. Special Meetings.

A.    Call.    Special meetings of the shareholders may be called for any purpose or purposes at any time, by:

  (a)
  The Chief Executive Officer;

  (b)
  The Chief Financial Officer;

  (c)
  Two or more directors; or

  (d)
  A shareholder or shareholders holding ten percent (10%) or more of the voting shares of the corporation.

B.    Shareholder Demand.    Special meetings of the shareholders for any purpose or purposes shall be called by the Chief Executive Officer or Chief Financial Officer at the demand of a shareholder or shareholders holding ten percent (10%) or more of the voting stock of the corporation in accordance with Chapter 302A.

C.    Notice.    Written notice of a special meeting of the shareholders stating the date, time, place, and purpose thereof shall be given at least three (3) calendar days prior to the meeting and not more than sixty (60) calendar days before the date of the meeting to each shareholder entitled to vote thereat to the last known address of such shareholder as the same appears upon the books of the corporation. Notice need not be given where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment.

Section 4. Waiver of Notice.

Notice of the time, place and purpose of any meeting of shareholders, whether required by Chapter 302A, the corporation's Articles of Incorporation or these By-laws may be waived by any shareholder. Such waiver may be given at, before or after the meeting, and may be given in writing, orally or by attendance. Attendance by a shareholder at a meeting shall constitute a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at the meeting and does not participate in consideration of the item at the meeting.

Section 5. Action Without a Meeting.

Any action which may be taken at a meeting of the shareholders may be taken without a meeting, if authorized in a writing or writings signed by all shareholders who would be entitled to vote on that action. The written action is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.

Section 6. Quorum.

The presence at any meeting, in person or by proxy, of the holders of a majority of the voting power of the shares entitled to vote at a meeting, shall constitute a quorum for the transaction of business. If, however, a quorum shall not be present in person or by proxy at any meeting of the shareholders, those present shall have the power to adjourn the meeting from time to time, without notice other than by announcement at the meeting of the date, time and location of the reconvening of the adjourned meeting, until the requisite amount of voting shares shall be represented. At any such adjourned meeting at which the required number of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present when a duly called or held meeting is convened the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

Section 7. Record Date.

The Board of Directors may fix a time not exceeding sixty (60) days preceding the date of any meeting of the shareholders as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed.

Section 8. Voting.

At all meetings of the shareholders, the holder of each share having the power to vote shall be entitled to vote in person or by proxy, duly appointed by an instrument in writing which conforms to the requirements of Chapter 302A. Each shareholder shall have one (1) vote for each share having voting power standing in his/her name on the books of the corporation. Shares owned by two or more shareholders may be voted by any one of them unless the corporation receives written notice, addressed to the Board of Directors at the address of the principal executive office, from any one of them denying the authority of that person to vote those shares. Upon the demand of any shareholder, the vote for directors or the vote upon any question before the meeting shall be by ballot. All elections shall be had and all questions decided by a majority vote of those present except as otherwise required by Chapter 302A or the corporation's Articles of Incorporation.

Section 9. Advance Notice of Shareholder Proposals.

A.
The business conducted at a meeting of shareholders is limited to only such business as is appropriate for consideration at the meeting and as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by a shareholder who complies with the procedures set forth in this Section 9.

B.
For business, including director nominations, to be properly brought before a meeting of shareholders by a shareholder, the shareholder must have given timely notice in writing to the Secretary of the corporation. To be timely, the shareholder's notice must be submitted to the Secretary of the corporation no more than 150 days and no less than 120 days before the anniversary of the prior year's regular meeting of shareholders (or no more than the 10th day following announcement of any special meeting of shareholders). Notice shall only be deemed to have been submitted on the date on which all of the following written information has been received by the Secretary of the corporation:

(a)
a complete description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

(b)
the name and address of the shareholder proposing such business;

(c)
appropriate evidence that the person submitting the proposal is a shareholder of the corporation;

(d)
a description of all securities of the corporation, or other securities or contracts with a value derived in whole or in part from the value of any securities of the corporation, held or beneficially owned by the shareholder or to which the shareholder is a party;

(e)
any material interest of the shareholder in such business;

(f)
a representation that the shareholder is a holder of record or beneficial owner of shares of the corporation entitled to vote at the meeting, intends to continue to hold or beneficially own such shares through the date of the meeting, and intends to appear in person or by proxy at the meeting to propose such business;

(g)
such other information as would be required to be included in a proxy statement or other filings required to be filed with the Securities and Exchange Commission if, with respect to any such item of business, such shareholder were in a solicitation subject to the Regulation 14A under the Securities Exchange Act of 1934, as amended; and

(h)
a representation that the shareholder will update and supplement the notice to the Secretary of the corporation in writing so that the notice is true and correct, in all material respects, as of the record date for the meeting.

 ARTICLE III
BOARD OF DIRECTORS

Section 1. Election of Directors.

The business and affairs of this corporation shall be managed by or under the direction of its Board of Directors which shall be comprised of one or more members, and the number of directors may be increased or decreased from time to time, but no less often than annually, by the affirmative vote of a majority of directors serving at the time the action is taken; provided, however, that no decrease in the number of directors shall result in the removal of a director except a director named by the Board of Directors to fill a vacancy. Each director shall be elected to serve for a term of two (2) years and until his/her successor shall have been duly elected and qualified. The directors shall be divided into two classes, designated Class 1 and Class 2. Each class shall consist, as nearly as possible, of one-half of the total number of directors constituting the entire Board of Directors. Class 1 directors shall be elected in even numbered years and Class 2 directors shall be elected in odd numbered years. Except as to the year in which elected, the powers, privileges, duties and responsibilities of each Class 1 and Class 2 director shall be alike in every respect.

Section 2. Shareholder Management.

Any action that the Articles of Incorporation or By-laws of this corporation or Chapter 302A require or permit the Board of Directors to take or the shareholders to take after action or approval of the Board, may be taken by the holders of the voting shares of the corporation by unanimous affirmative vote.

Section 3. Meetings.

A.    Time and Place.    Meetings of the Board of Directors shall be held at such time and place as determined by the Board.

B.    Notice.    Meetings of the Board of Directors may be called at any time by a director by giving five (5) days notice to all directors of the date, time and place of the meeting. The notice need not state the purpose of the meeting. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken.

C.    Waiver of Notice.    A director may waive notice of a meeting of the Board of Directors. A waiver of notice by a director entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

D.    Electronic Communications.    The Board of Directors may meet by means of electronic communication in accordance with Chapter 302A.

E.    Quorum.    At all meetings of the Board of Directors, a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business.

F.    Advance Written Consent.    A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as the vote of a director present at the meeting in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

Section 4. Vacancies.

A.    Death, Resignation, Removal or Disqualification.    Vacancies on the Board of Directors resulting from the death, resignation, removal, or disqualification of a director may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum.

B.    Newly Created Directorships.    Vacancies on the Board of Directors resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time of the increase.

C.    Duration of Term.    A director elected under this section to fill a vacancy holds office until a qualified successor is elected by the shareholders at the next meeting of the shareholders.

Section 5. Committees.

The Board of Directors, by resolution approved by the affirmative vote of a majority of the Board, may establish committees having the authority of the Board in the management of the business of the corporation to the extent provided in the resolution. A committee member need not be a director.

Section 6. Authorization Without Meeting.

Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if authorized by a writing or writings signed by a majority of the directors. The written action is effective when signed by the required number of directors, unless a different effective time is provided in the written action.

ARTICLE IV
OFFICERS

Section 1. Election, Term; Number.

The officers of the corporation shall be elected or appointed by the Board of Directors; provided, however, that the Board may delegate to one or more of its committees its authority to elect or appoint officers other than the Chairman of the Board and the Chief Executive Officer. Officers of the corporation shall consist of officers having responsibilities with respect to the corporation and all of its subsidiaries, as well as officers having responsibility only with respect to one or more designated operating units or functions within the corporation. The officers of the corporation shall consist of a Chairman of the Board, a Chief Executive Officer; a Chief Financial Officer; a Treasurer; a Secretary and such other officer or officers as are elected or appointed by the Board. A person may hold more than one office. The officers shall perform such duties and have such responsibilities as provided for in these By-laws or as otherwise determined by the Board. The terms of office with respect to each officer shall be prescribed by the Board at the time of election of the officers, and absent the specifications of a term, the term shall be determined to be at the pleasure of the Board.

Section 2. Chairman of the Board.

The Chairman of the Board shall preside at all meetings of shareholders and directors and represent the corporation as an official spokesperson.

 Section 3. Vice Chairman.

One or more Vice Chairmen, if any, shall perform the duties and exercise the powers of the Chairman of the Board in his/her absence or upon his/her incapacity.

Section 4. Chief Executive Officer.

The Chief Executive Officer shall be responsible for the strategic management and planning of the business of the corporation, in addition to the duties and powers prescribed by the Board of Directors or by Chapter 302A.

Section 5. President and Chief Operating Officer.

The President and Chief Operating Officer, if any, shall perform the duties and exercise the powers of the Chief Executive Officer in his/her absence or upon his/her incapacity and shall have responsibility for managing the day-to-day operations of the business of the corporation, in addition to such duties and powers prescribed by the Board of Directors.

Section 6. Operating Unit or Function Presidents.

Presidents of the corporation's operating units or functions, if any, as designated by the Board of Directors, shall have responsibility for managing the day-to-day operations of the business of their respective operating units or functional areas of responsibility and shall perform such other duties as the Board may from time to time prescribe or as may be delegated by the Chief Executive Officer or the President and Chief Operating Officer.

Section 7. Chief Financial Officer.

The Chief Financial Officer of the corporation shall be responsible for the strategic management and planning of the corporation's finances, in addition to the duties and powers prescribed by the Board of Directors or by Chapter 302A.

Section 8. Treasurer.

The Treasurer of the corporation shall have responsibility for managing the day-to-day finances of the corporation, in addition to such other duties and powers prescribed by the Board of Directors.

Section 9. Secretary.

The Secretary and, in his/her absence, the Assistant Secretary, if any, shall attend all meetings of the Board of Directors, committees thereof, if any, and all meetings of the shareholders and record all votes and minutes of all proceedings in a book kept for that purpose. The Secretary and, in his/her absence, the Assistant Secretary, shall give or cause to be given notice of all meetings of the shareholders and of the Board and of committees, if any, and shall perform such other duties as may be prescribed by the Board or delegated to such officer by the Chief Executive Officer, the President and Chief Operating Officer or the Chief Financial Officer. The Secretary and, in his/her absence, the Assistant Secretary, shall affix the seal of the corporation, to the extent the corporation shall have one, to any instrument requiring the same.

 Section 10. Vice Presidents.

The Vice Presidents, if any, in the order designated by the Board of Directors, shall perform the duties as the Board may from time to time prescribe or as may be delegated by the Chief Executive Officer or the President and Chief Operating Officer.

Section 11. Vacancies.

If any office becomes vacant by reason of death, resignation, retirement, disqualification, removal or other cause, the directors then in office, although less than a quorum, or any committee of the Board of Directors to which authority to appoint such former officer had been delegated, may by a majority vote, choose a successor or successors who shall hold office for the unexpired term in respect of which such vacancy occurred.

Section 12. Delegation.

Unless prohibited by a resolution approved by the affirmative vote of the Board of Directors, an officer of the corporation may delegate some or all of the duties and powers of an office to other persons, provided that such delegation is in writing.

ARTICLE VI
SHARES

Section 1. Type of Certificate.

Certificates of shares, if any, of the corporation shall be in such form as approved by the Board of Directors. Each certificate shall be signed by the Chief Executive Officer or the Chief Financial Officer. Such signature and the corporate seal, if any, may be facsimiles, engraved or printed, if authorized by the Board.

Section 2. Transfer of Shares.

Transfer of certificated shares shall be made on the records of the corporation only by the shareholder named in the certificate or certificates or by the duly authorized attorney in fact, and upon surrender of the certificate or certificates therefore properly endorsed. The transfer of uncertificated shares, if any, shall be made by the means determined by the Board of Directors.

Section 3. Lost Certificates.

Any shareholder claiming a certificate of certificated shares to be lost, stolen or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the Board so requires, give the corporation a bond of indemnity in form and with one (1) or more sureties satisfactory to the Board in an amount at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued for the same number of shares as the one alleged to have been lost, stolen or destroyed.

Section 4. Uncertificated Shares.

Some or all of any or all classes and series of the shares of stock of this corporation, upon a resolution approved by the Board of Directors may be uncertificated shares. Within twenty (20) calendar days after the issuance or transfer of uncertificated shares, the Chief Executive Officer shall send to the shareholder such notice as required by Chapter 302A.

 ARTICLE VII
MISCELLANEOUS

Section 1. Corporate Seal.

The corporation may use a corporate seal, but the failure to use such seal shall not affect the validity of any documents executed on behalf of the corporation. The seal need only include the word "seal", but it may also include, at the discretion of the Board of Directors, such additional wording as is permitted by Chapter 302A.

Section 2. Fiscal Year.

The fiscal year of this corporation shall be as determined by resolution of the Board of Directors.

Section 3. Computation of Time.

Whenever notice is required to be given pursuant to these By-laws, the day upon which notice is personally served, deposited in the mail, given by telegram, telex, telecopied or otherwise delivered, shall not be counted for the purpose of computing the time period of the notice. All notice periods shall be computed in calendar days.

Section 4. Amendments to By-laws.

These By-laws may be amended or altered by the Board of Directors at any meeting. Such authority of the Board of Directors is subject to the power of the shareholders to change or repeal such By-laws.

THESE AMENDED AND RESTATED BY-LAWS WERE ADOPTED ON
THE 21ST DAY OF JUNE, 2011
BY RESOLUTION OF THE BOARD OF DIRECTORS OF
BEST BUY CO., INC.

APPENDIX C-1

BEST BUY CO., INC.
2004 OMNIBUS STOCK AND INCENTIVE PLAN
(As amended June [              ], 2011)

BEST BUY CO., INC.

2004 OMNIBUS STOCK AND INCENTIVE PLAN

Section 1. Purpose and Background

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, advisors and directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company's business and to compensate such persons through various stock-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company's shareholders.

Section 2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)
"Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b)
"Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent or Other Stock Grant granted under the Plan.

(c)
"Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d)
"Board" shall mean the Board of Directors of the Company.

(e)
"Change in Control" shall have the meaning ascribed to such term in an Award Agreement, or any other applicable employment or change in control agreement between the Participant and the Company. The Board shall not use its discretion to trigger a Change in Control.

(f)
"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(g)
"Committee" shall mean the Compensation and Human Resources Committee of the Board or any other committee of the Board designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3 and Section 162(m), and each member of the Committee shall be a "Non-Employee Director."

(h)
"Company" shall mean Best Buy Co., Inc., a Minnesota corporation, and any successor corporation.

(i)
"Director" shall mean a member of the Board, including any Non-Employee Director.

(j)
"Dividend Equivalent" shall mean any right granted under Section 6(e) of the Plan.

(k)
"Eligible Person" shall mean any employee, officer, consultant, advisor or director providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person. An Eligible Person must be a natural person.

(l)
"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(m)
"Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing and unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date shall be, if the Shares are then listed on the New York Stock Exchange, the closing price of one Share as reported on the New York Stock Exchange on such date or, if the New York Stock Exchange is not open for trading on such date, on the most recent preceding date when it is open for trading.

(n)
"Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to qualify as an "incentive stock option" in accordance with the terms of Section 422 of the Code or any successor provision.

(o)
"Non-Employee Director" shall mean any Director who is a "non-employee director" as defined under subparagraph (b)(3) of Rule 16b-3 and is an "outside director" within the meaning of Section 162(m).

(p)
"Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not an Incentive Stock Option.

(q)
"Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(r)
"Other Stock Grant" shall mean any right granted under Section 6(f) of the Plan.

(s)
"Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

(t)
"Performance Award" shall mean any right granted under Section 6(d) of the Plan.

(u)
"Performance Goal" shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary or business unit basis: revenue, cash flow, gross profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, and net earnings, earnings per share, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on assets, equity, investment, capital and revenue and total stockholder return), stock price, economic value added, working capital, market share, cost reductions, workforce satisfaction and diversity goals, employee retention, customer satisfaction, completion of key projects, and strategic plan development and implementation. Such goals may reflect an absolute standard of entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. Pursuant to rules and conditions adopted by the Committee on or before the 90th day of the applicable performance period for which Performance Goals are established, the Committee may appropriately adjust any evaluation of performance under such goals to exclude the effect of certain events, including any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

(v)
"Person" shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(w)
"Plan" shall mean the Best Buy Co., Inc. 2004 Omnibus Stock and Incentive Plan, as amended from time to time, the provisions of which are set forth herein.

(x)
"Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan.

(y)
"Restricted Stock Unit" shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(z)
"Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation.

(aa)
"Section 162(m)" shall mean Section 162(m) of the Code and the applicable Treasury Regulations promulgated thereunder.

(bb)
"Share" or "Shares" shall mean a share or shares of common stock, $.10 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(cc)
"Specified Employee" shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code.

(dd)
"Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

Section 3. Administration

(a)
Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be determined in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of any Option or waive any restrictions relating to any Award; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Eligible Person and any holder or beneficiary of any Award.

(b)
Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, (i) the Board may, at any time and from time to time, exercise the powers and duties of the Committee under the Plan without any further action of the Committee, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Section 162(m); and (ii) only the Committee (or another committee of the Board comprised of directors who qualify as independent directors within the meaning of the independence rules of the New York Stock Exchange or any other securities exchange applicable to the Company) may grant Awards to Directors who are not also employees of the Company or an Affiliate.

 Section 4. Shares Available for Awards

(a)
Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under the Plan shall be 64,500,000.

(b)
Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. If an Award terminates or is forfeited or cancelled without the issuance of any Shares, or if any Shares covered by an Award or to which an Award relates are not issued for any other reason, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such termination, forfeiture, cancellation or other event, shall again be available for granting Awards under the Plan. If Shares of Restricted Stock are forfeited or otherwise reacquired by the Company prior to vesting, whether or not dividends have been paid on such Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award of Restricted Stock, to the extent of any such forfeiture or reacquisition by the Company, shall again be available for granting Awards under the Plan. Shares that are withheld in full or partial payment to the Company of the purchase or exercise price relating to an Award or in connection with the satisfaction of tax obligations relating to an Award (other than an Incentive Stock Option) shall again be available for granting Awards under the Plan. Any previously issued Shares that are used by a Participant as full or partial payment to the Company of the purchase or exercise price relating to an Award or in connection with the satisfaction of tax obligations relating to an Award shall again be available for granting Awards under the Plan.

(c)
Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d) of the Plan.

(d)
Award Limitations Under the Plan.

(i)
Section 162(m) Limitation for Certain Types of Awards. No Eligible Person may be granted Options, Stock Appreciation Rights or any other Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 1,500,000 Shares (subject to adjustment as provided in Section 4(c) of the Plan) in the aggregate in any taxable year.

(ii)
Section 162(m) Limitation for Performance Awards. If a Participant is a "covered employee" as defined under Section 162(m) (a "Covered Employee") for any taxable year of the Participant in which a Performance Award (or portion thereof) is payable to the Participant, the maximum amount payable in the aggregate to the Participant during that year pursuant to all Performance Awards, shall be $5,000,000 in value, whether payable in cash, Shares or other property; and such amount shall be increased annually (as of each January 1st after the date of the Plan amendment in 2009) at a fixed percentage rate of 5% (the "Annual

    Performance Award Limit"). The Annual Performance Award Limit does not apply to any Award subject to the limitation contained in Section 4(d)(i) of the Plan. Further, the Annual Performance Award Limit applies only to Performance Awards granted under this Plan; and shall apply to any Performance Award that was granted under this Plan before the effective date of this Section 4(d)(ii), as amended in 2009, only to the extent provided in the Award Agreement evidencing that Performance Award. Any limitations on awards granted to the Participant under any other executive incentive plan maintained by the Company (a "Non-Plan Award") will be governed solely by the terms of such other plan; provided, however, that, if any amount is payable to the Participant during a given year under a Non-Plan Award that is subject to Code Section 409A, and the terms of the Non-Plan Award permit or require the Company or any Affiliate (or its delegate) to delay beyond that year the payment of any portion of such Non-Plan Award to comply with Section 162(m), the Company shall cause payment of such portion to be delayed for that purpose.

    If the Committee reasonably anticipates, on or before any date on which a Performance Award (or portion thereof) is payable to a Participant, that the Participant will be a Covered Employee for the taxable year in which that amount is payable, the Committee will apply the Annual Performance Award Limit to that amount and any other Performance Award amount otherwise payable to the Participant during that year; provided, however, that if the Committee determines at any later time during the year that the Participant is not a Covered Employee for that year, due to a termination of employment or for any other reason, the Committee will direct payment to the Participant of any portion of a Performance Award or Performance Awards that would have been payable during that year or any prior year, but was deferred to comply with the Annual Performance Award Limit, as set forth in this Section 4(d)(ii); and such payment of deferred Performance Award amounts shall be made no later than the last day of the Participant's first taxable year for which the Participant is not a Covered Employee, unless that payment is delayed beyond that year under Section 7(b) of this Plan, to the extent permitted by or as required to comply with Code Section 409A.

  (iii)
  Plan Limitation on Restricted Stock, Restricted Stock Units, Dividend Equivalents and Other Stock Grants. No more than 26,300,000 Shares, subject to adjustment as provided in Section 4(c) of the Plan, shall be available under the Plan for issuance pursuant to grants of Restricted Stock, Restricted Stock Units, Dividend Equivalents paid in Shares and Other Stock Grants; provided, however, that if any Awards of Restricted Stock Units terminate or are forfeited or cancelled without the issuance of any Shares or if Shares of Restricted Stock are forfeited or otherwise reacquired by the Company prior to vesting, whether or not dividends have been paid on such Shares, then the Shares subject to such termination, forfeiture, cancellation or reacquisition by the Company shall again be available for grants of Restricted Stock, Restricted Stock Units and Other Stock Grants for purposes of this limitation on grants of such Awards.

  (iv)
  Limitation on Awards Granted to Non-Employee Directors. Directors who are not also employees of the Company or an Affiliate may not be granted Awards in the aggregate for more than 5% of the Shares available for Awards under the Plan, subject to adjustment as provided in Section 4(c) of the Plan. No Award may be made to any Director who is not also an employee of the Company or an Affiliate unless all such Directors receive an Award with the same terms and conditions; provided, however, that (i) an Award may be made to a Director who is not also an employee of the Company or an Affiliate as compensation for service on a committee of the Board, if all members of such committee receive an Award with the same terms and conditions; and (ii) an Award may be made to a Director who is not also an employee of the Company or an Affiliate upon such Director's initial appointment to the Board.

  (v)
  Limitation on Incentive Stock Options. The number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 64,500,000, subject to adjustment as provided in Section 4(c) of the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision.

Section 5. Eligibility

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Awards

(a)
Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)
Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option, except that the Committee may designate a per-share exercise price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction; or (B) if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Except as otherwise provided in Section 6(g)(viii), any Award Agreement granting an Option with a per-share exercise price below Fair Market Value shall contain provisions that are intended to allow the Option to satisfy the requirements of (or be exempt from) Code Section 409A and any applicable provisions of Section 6(g)(viii) of this Plan.

(ii)
Option Term. The term of each Option shall be fixed by the Committee at the time of grant, but shall not be longer than 10 years from the date of grant.

(iii)
Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (which may include, without limitation, cash, Shares (actually or by attestation), other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made. Unless otherwise provided in the agreement evidencing the Option, any Non-Qualified Option may be exercised by instructing the Company to withhold from the Shares issuable upon exercise of the Option Shares in payment of all or any part of the exercise price and/or any related withholding obligations consistent with Section 8, which Shares shall be valued for this purpose at their Fair Market Value or in such other manner as may be authorized from time to time by the Committee.

(b)
Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as determined by the Committee, which grant price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a per-share grant price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction; or (B) if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Except as otherwise provided in Section 6(g)(viii), any Award Agreement granting Stock Appreciation Rights with a per-share grant price below Fair Market Value shall contain provisions that are intended to allow the Stock Appreciation Rights to satisfy the requirements of (or be exempt from) Code Section 409A and any applicable provisions of Section 6(g)(viii) of this Plan. Subject to the terms of the Plan, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions (including conditions or restrictions on the exercise thereof) of any Stock Appreciation Right shall be as determined by the Committee.

(c)
Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)
Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. The minimum vesting period of such Awards shall be three years from the date of grant, unless the Award is conditioned on performance of the Company or an Affiliate or on personal performance (other than continued service with the Company or an Affiliate), in which case the Award may vest over a period of at least one year from the date of grant. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Awards in the event of the Participant's death, disability or retirement or a change in control of the Company.

(ii)
Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii)
Forfeiture. Except as otherwise determined by the Committee, upon a Participant's termination of employment or resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and Restricted Stock Units held by the Participant at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the

    Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

  (iv)
  Except as otherwise provided in Section 6(g)(viii), any Award Agreement granting Restricted Stock Units shall contain provisions that are intended to allow the Restricted Stock Units to satisfy the requirements of (or be exempt from) Code Section 409A and any applicable provisions of Section 6(g)(viii) of this Plan.

(d)
Performance Awards. The Committee is hereby authorized to grant to Eligible Persons Performance Awards which are intended to be "qualified performance-based compensation" within the meaning of Section 162(m). A Performance Award granted under the Plan may be payable in cash or in Shares (including, without limitation, Restricted Stock). Performance Awards shall, to the extent required by Section 162(m), be conditioned solely on the achievement of one or more objective Performance Goals, and such Performance Goals shall be established by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Subject to the terms of the Plan and any applicable Award Agreement, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. The Committee shall also certify in writing that such Performance Goals have been met prior to payment of the Performance Awards to the extent required by Section 162(m). Except as otherwise provided in Section 6(g)(viii), any Award Agreement granting a Performance Award shall contain provisions that are intended to allow the Performance Award to satisfy the requirements of (or be exempt from) Code Section 409A and any applicable provisions of Section 6(g)(viii) of this Plan.

(e)
Dividend Equivalents. Except as limited below, the Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Dividend Equivalents will not be permitted on appreciation awards (e.g., Stock Appreciation Rights and Options), and will not be paid out on unearned performance awards. Subject to the terms of the Plan, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

(f)
Other Stock Grants. The Committee is hereby authorized, subject to the terms of the Plan, to grant to Eligible Persons Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Other Stock Grant may have such terms and conditions as the Committee shall determine.

(g)
General.

(i)
Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as determined by the Committee or required by applicable law.

(ii)
Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)
Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an

    Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof); and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments. Except as otherwise provided in Section 6(g)(viii), any change in the timing of payment of an Award shall satisfy the requirements of (or be exempt from) Code Section 409A and any applicable provisions of Section 6(g)(viii) of this Plan.

  (iv)
  Limits on Transfer of Awards. Except as otherwise provided by the Committee or the terms of this Plan, no Award (other than Shares that are not Restricted Stock), and no right under any such Award, shall be transferable by a Participant either (A) for any consideration or (B) without consideration other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant's death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Non-Qualified Stock Option to any "family member" (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended) at any time that such Participant holds such Option; provided, however, that such transfers may not be for value (as defined in the General Instructions to Form S-8, or any successor to such Instructions or such Form) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Option, Stock Appreciation Right or right under any other Award shall be exercisable during the Participant's lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option) or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate; provided, however, that this sentence shall apply to an Other Stock Grant only to the extent provided under the terms of the Award Agreement for the Other Stock Grant.

  (v)
  Term of Awards. The term of each Award shall be for a period not longer than 10 years from the date of grant.

  (vi)
  Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may direct appropriate stop transfer orders and cause other legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been and continue to be admitted for trading on such securities exchange.

  (vii)
  Prohibition on Repricing. Except as provided in Section 4(c) of the Plan, no Option or Stock Appreciation Right may be amended to reduce its initial exercise or grant price and no Option or Stock Appreciation Right shall be canceled and replaced with Options or Stock Appreciation Rights or other Awards having a lower exercise or grant price, without the approval of the shareholders of the Company.

  (viii)
  Code Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes "deferred compensation" to a Participant under Section 409A of the Code and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a Change in Control or due to the Participant's disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (A) the circumstances giving rise to such Change in Control, disability or separation from service meet the definition of a change in ownership or control, disability or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code; or (B) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six (6) months after the date of the Specified Employee's separation from service unless the payment or distribution is exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. Notwithstanding the foregoing provisions of this Section 6(g)(viii), Award Agreements may be written or amended in a manner that does not satisfy the requirements of Code Section 409A (or any exemption therefrom), but only if and to the extent that the Committee specifically provides in written resolutions that the Award Agreement or amendment is not intended to comply with Code Section 409A.

Section 7. Amendment and Termination; Adjustments

(a)
Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no amendment shall be made that, absent such approval:

(i)
violates the rules or regulations of the New York Stock Exchange or any other securities exchange applicable to the Company;

(ii)
increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(iii)
increases the number of shares subject to the limitations contained in Section 4(d) of the Plan;

(iv)
permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, as prohibited by Sections 6(a)(i) and 6(b)(ii) of the Plan or the repricing of Options or Stock Appreciation Rights, as prohibited by Section 6(g)(vii) of the Plan;

(v)
expands the classes or categories of persons eligible to receive Awards under the Plan; or

(vi)
would cause Section 162(m) to become unavailable with respect to the Plan.

(b)
Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided by the terms of the Plan or an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof. The Company intends that Awards under the Plan shall satisfy the requirements of Section 409A of the Code to avoid any adverse tax results thereunder and the Committee shall administer and interpret the Plan and all Award Agreements in a manner consistent with that intent. In this regard, if any provision of the Plan or an Award Agreement would result in adverse tax consequences under Section 409A of the Code, the Committee may amend that provision (or take any other action reasonably necessary) to avoid any adverse tax results and no action taken to comply with Section 409A of the Code shall be deemed to impair or otherwise adversely affect the rights of any holder of an Award or beneficiary thereof.

(c)
Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8. Income Tax Withholding

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes.

Section 9. General Provisions

(a)
No Rights to Awards. No Eligible Person or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)
Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c)
Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d)
No Rights of Shareholders. Except with respect to Shares of Restricted Stock as to which the Participant has been granted the right to vote, neither a Participant nor the Participant's legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable to such Participant upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.

(e)
No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(f)
No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or a Director to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant's employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

(g)
Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Minnesota.

(h)
Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(i)
No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and an Eligible Person or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j)
No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(k)
Headings. Headings are given to the Sections and subsections of the Plan or any Award Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10. Effective Date of the Plan

The Plan became effective on April 19, 2004, upon its adoption by the Board, and was approved by the shareholders of the Company at the annual meeting of shareholders of the Company held on June 24, 2004.

Section 11. Term of the Plan

The Plan shall terminate at midnight on June 23, 2014, unless terminated before then by the Board. Awards may be granted under the Plan until the Plan terminates or until all Shares available for Awards under the Plan have been purchased or acquired; provided, however, that Incentive Stock Options may not be granted following the 10-year anniversary of the Board's adoption of the Plan on April 19, 2004. The Plan shall remain in effect as long as any Awards are outstanding.

Adopted by the Board of Directors on April 19, 2004, and approved by the shareholders of the Company on June 24, 2004.

Amended by the Board of Directors on May 1, 2007, and approved by the shareholders of the Company on June 25, 2007.

Amended by the Board of Directors on April 8, 2009, and approved by the shareholders of the Company on June 24, 2009.

Amended by the Board of Directors on April 7, 2011, and approved by the shareholders of the Company on June [             ], 2011.

APPENDIX D-1

BEST BUY CO., INC.
SHORT-TERM INCENTIVE PLAN
(Adopted by the Board of Directors April 7, 2011)
(Approved by Stockholders June      , 2011)

1. Purpose; Term of Plan

1.1    Purpose.    The purpose of the Plan is to align the interests of Participants and Company shareholders and to motivate Participants to put forth maximum efforts for the success of the Company's business. The Plan is intended to provide cash incentives based on short term results that are key to the successful operation of the Company. The Plan also is intended to enable the Company to attract and retain the services of employees capable of assuring the future success of the Company.

1.2    Term of Plan.    The Plan will become effective upon approval by the shareholders of the Company. No Awards may be paid to any Participant prior to the date of such approval. The approval of the Plan by the shareholders of the Company does not limit the power of the Company, the Board or the Compensation Committee to adopt other compensation plans or arrangements for any or all of the Employees, including plans or arrangements which provide for payments that do not qualify as performance-based compensation under section 162(m) of the Code. The Plan shall continue until terminated in connection with Section 15 hereof.

2. Definitions and Construction

2.1    Definitions.    Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)
"Adjusted Net Earnings" shall be computed in accordance with generally accepted accounting principles starting with net earnings as reported in the Company's consolidated financial statements for the applicable Performance Period, adjusted to eliminate certain items, at the discretion of the Compensation and Human Resources Committee of the Board, including but not limited to (1) the cumulative effect of changes in generally accepted accounting principles; (2) gains and losses from discontinued operations; (3) extraordinary gains or losses; and (4) any other unusual or nonrecurring gains or losses which are separately identified and quantified, including merger related charges.

(b)
"Affiliate" means (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(c)
"Award Pool" means five percent of Adjusted Net Earnings.

(d)
"Board" means the Board of Directors of the Company.

(e)
"Cause" means the occurrence of any of the following:

(i)
the Participant is convicted of, or enters a plea of guilty or nolo contendere to: (A) a felony, (B) a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or (C) any crime involving the business of the Company Group;

(ii)
in the performance of the Participant's duties for the Company Group or otherwise to the detriment of the Company Group, the Participant engages in: (A) dishonesty that is harmful to the Company Group,

    monetarily or otherwise, (B) willful or gross misconduct, (C) willful or gross neglect, (D) fraud, (E) misappropriation, (F) embezzlement, or (G) theft;

  (iii)
  the Participant willfully disobeys the directions of the Board acting within the scope of its authority;

  (iv)
  the Participant willfully fails to comply with the policies and practices of the Company Group;

  (v)
  the Participant fails to devote substantially all of his or her business time and effort to the Company Group;

  (vi)
  the Participant is adjudicated in any civil suit, or acknowledges in writing in any agreement or stipulation, to have committed any theft, embezzlement, fraud, or other intentional act of dishonesty involving any other person;

  (vii)
  the Participant is determined, in the sole judgment of the Board or any individual or individuals the Board authorizes to act on its behalf, to have engaged in a pattern of poor performance;

  (viii)
  the Participant is determined, in the sole judgment of the Board or any individual or individuals the Board authorizes to act on its behalf, to have willfully engaged in conduct that is harmful to the Company Group, monetarily or otherwise;

  (ix)
  the Participant breaches any material provision of the Participant's award agreement under the Plan (including but not limited to Section 7.1 of the Participant's award agreement, concerning Confidential Information) or any other agreement between the Participant and any member of the Company Group; or

  (x)
  the Participant engages in any activity intended to benefit any entity at the expense of the Company Group or intended to benefit any competitor of the Company Group.

  All determinations and other decisions relating to a termination for Cause (as defined above) shall be within the sole discretion of the Board or any individual or individuals the Board authorizes to act on its behalf; and shall be final, conclusive and binding upon the Participant. In the event that there exists Cause (as defined above) for termination of your employment, the member of the Company Group that employs the Participant may terminate the Participant's employment and the Award Agreement immediately, upon written notification of such termination for Cause, given to the Participant by the Board or any individual or individuals the Board authorizes to act on its behalf.

(f)
"Code" means the Internal Revenue Code of 1986, as amended.

(g)
"Committee" means the Compensation Committee of the Board; provided, however, that the Committee shall consist solely of two or more "outside directors", in conformance with Section 162(m) of the Code.

(h)
"Company" means Best Buy Co., Inc., a Minnesota corporation and each present or future parent and subsidiary corporation or other business entity thereof.

(i)
"Company Group" means, collectively, the Company and its Affiliates.

(j)
"Confidential Information" means any and all information in whatever form, whether written, electronically stored, orally transmitted or memorized pertaining to: trade secrets; customer lists, records and other information regarding customers; price lists and pricing policies, financial plans, records, ledgers and information; purchase orders, agreements and related data; business development plans; products and technologies; product tests; manufacturing costs; product or service pricing; sales and marketing plans; research and development plans; personnel and employment records, files, data and policies (regardless of whether the information pertains to you or other employees of the Company Group); tax or financial information; business and sales methods and operations; business correspondence, memoranda and other records; inventions, improvements and discoveries; processes and methods; and business operations and related data formulae; computer records and related data; know-how, research and development; trademark, technology, technical information, copyrighted material; and any other confidential or proprietary data and information which you encounter during employment, all of which are held, possessed and/or owned by the Company Group and all of which are used in the operations and business of the Company Group. Confidential Information does not include information which is or becomes generally known within the Company Group's industry through no act or omission by you; provided, however, that the compilation, manipulation or other exploitation of generally known information may constitute Confidential Information.

(k)
"Covered Employee" means an eligible Participant designated by the Committee who is, or is expected to be, a "covered employee" within the meaning of Section 162(m) for the Performance Period for which an award is payable hereunder.

(l)
"Individual Target Award" means the target award established for each Participant under Section 7, which shall be a percentage of Award Pool and also may be expressed as a percentage of the Participant's base salary or a fixed dollar amount, as determined by the Committee.

(m)
"Participant" means an employee specifically designated as a Participant for a Performance Period under Section 4.

(n)
"Payment Date" means the date following the conclusion of a Performance Period on which the Committee certifies that applicable Performance Goals have been satisfied and authorizes payment of corresponding awards.

(o)
"Performance Goals" has the meaning set forth in Section 7.1 hereof.

(p)
"Performance Period" means the fiscal year of the Company or such other period as determined by the Committee.

(q)
"Plan" means the Best Buy Co., Inc. Short-Term Incentive Plan.

(r)
"Section 162(m)" means Section 162(m) of the Code and regulations promulgated thereunder, as may be amended from time to time.

2.2    Construction.    Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, words in the masculine gender, when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

3. Administration

3.1  The Committee shall have full power and authority, subject to the provisions of the Plan, (i) to designate employees as Participants, (ii) to add and delete employees from the list of designated Participants, (iii) to establish Individual Target Awards for Participants, (iv) to establish performance goals upon achievement of which the Individual Target Awards will be based, and (v) to take all action in connection with the foregoing or in relation to the Plan as it deems necessary or advisable. Decisions and selections of the Committee shall be made by a majority of its members and, if made pursuant to the provisions of the Plan, shall be final.

3.2  Notwithstanding the foregoing, the Committee may delegate to the Chief Executive Officer (the "CEO") the power and authority, subject to the provisions of the Plan, (i) to designate employees who are not Covered Employees as

Participants, (ii) to recommend Covered Employees to the Committee for designation as Participants; provided that the Committee shall review and approve Covered Employees as Plan Participants recommended by the CEO, (iii) to add and delete employees who are not Covered Employees from the list of designated Participants, (iv) to establish Individual Target Awards and performance goals upon achievement of which such Individual Target Awards will be based for Participants who are not Covered Employees, and (v) to review and approve, modify or disapprove, or otherwise adjust or determine the amount, if any, to be paid to Participants who are not Covered Employees for the applicable Performance Period based on such Participants' performance goals and individual performance. In addition to the forgoing, the CEO may further delegate his authority to other executive officers of the Company, except that the CEO may not delegate his authority to recommend Covered Employees to the Committee for designation as Participants. References to the Committee herein shall include references to the CEO and his designees to the extent that the Committee has delegated power and authority under the Plan to the CEO and to the extent that the CEO has further delegated power and authority under the Plan to other executive officers of the Company.

3.3  The Committee may promulgate such rules and regulations as it deems necessary for the proper administration of the Plan and the CEO (but not his designees) may promulgate rules and regulations as he deems necessary for the proper administration of the Plan with respect to Participants who are not Covered Employees. The Committee may interpret the provisions and supervise the administration of the Plan, and take all action in connection therewith or in relation to the Plan as it deems necessary or advisable. The interpretation and construction by the Committee of any provision of the Plan or of any award shall be final.

4. Participation

Only employees of the Company designated as Participants by the Committee are eligible under the Plan. Participation in the Plan in one Performance Period is not a guarantee of participation in a future Performance Period.

5. Award Pool

The Award Pool is the maximum aggregate dollar value of awards paid to all Plan Participants in a fiscal year. If a Performance Period is less than twelve months in duration, the Award Pool shall be prorated on the basis of the ratio the numerator of which is the number of fiscal months in the Performance Period and the denominator of which is twelve. If a Performance Period is more than 12 months in duration, the Award Pool shall be increased by prorating the number of fiscal months in the Performance Period in excess of twelve.

6. Individual Target Awards for Participants

At the beginning of each Performance Period, the Committee shall establish an Individual Target Award for each Participant which shall be a percentage of the Award Pool and also may be expressed as a percentage of the Participant's base salary or a fixed dollar amount, as determined by the Committee. An Individual Target Award shall only be a target and the amount of the target may or may not be paid to the Participant. Establishment of an Individual Target Award for an employee for any Performance Period shall not imply or require that an Individual Target Award or an Individual Target Award at any specified level will be set for any subsequent Performance Period. The amount of any actual award paid to any Participant may be greater or less than this target. As set forth in Section 8.4 below (but subject to the limitations applicable to Covered Employees contained in Section 9), the actual award may be increased or decreased, including to zero, as determined by the Committee in its discretion for any Performance Period.

 7. Basis of Awards

7.1    Performance Goals.    The Committee shall establish measures, which may include financial and non-financial objectives ("Performance Goals") for the Company. These Performance Goals shall be determined by the Committee in advance of each Performance Period or within such period as may be permitted by the regulations issued under Section 162(m). Performance Goals may reflect an absolute standard of entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. Pursuant to rules and conditions adopted by the Committee with respect to Performance Periods that are at least twelve months in duration, on or before the 90th day of the applicable Performance Period for which Performance Goals are established, or with respect to Performance Periods that are less than twelve months in duration, before 25 percent of the Performance Period has elapsed, the Committee may appropriately adjust any evaluation of performance under such goals to exclude the effect of certain events, including any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

7.2    Adjustment of Performance Goals.    Performance Goals may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior periods or related to other companies or indices or as ratios expressing relationships between two or more Performance Goals. In addition, Performance Goals may be based upon the attainment of specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations. The Committee shall specify the manner of adjustment of any Performance Goal to the extent necessary to prevent dilution or enlargement of any award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction, but only to the extent such adjustments would be permitted under Section 162(m).

7.3    Performance Goals related to More than One Operating Unit of the Company.    Awards may be based on performance against objectives for more than one business or operating unit of the Company. For example, awards for corporate management may be based on overall corporate performance against objectives, but awards for a business unit's management may be based on a combination of corporate, business unit and sub-unit performance against objectives.

7.4    Individual Performance.    Subject to the limitations set forth in Section 9 below, individual performance of each Participant may be measured and used in determining awards under the Plan.

8. Award Determination

8.1    Award Determined by Committee.    After any Performance Period for which an Individual Target Award is established for a Participant under the Plan, the Committee shall review and approve, modify or disapprove the amount, if any, to be paid to the Participant for the Performance Period. The amount paid shall be the Individual Target Award adjusted to reflect both the results against the Participant's Performance Goals and the Participant's individual performance. All awards are subject to adjustment at the sole discretion of the Committee.

8.2    Financial and Non-Financial Performance.    Individual Target Award amounts may be modified based on the achievement of financial and non-financial objectives by the Company and relevant business or operating units and/or sub-units of the Company. Performance results against objectives shall be reviewed and approved by the Committee in accordance with Section 7.2 above, as applicable.

8.3    Individual Performance.    Any Individual Target Award, adjusted to reflect financial performance, may be further adjusted with the review and approval of the Committee to give full weight to the Participant's individual performance during the Performance Period.

8.4    Overall Effect.    The combination of any financial performance adjustment and individual performance adjustment may increase the amount paid under the Plan to a Participant for any Performance Period as determined by the Committee, and may reduce any amount payable including to zero, subject to Section 9. Notwithstanding the foregoing, the exercise of negative discretion by the Committee with respect to a Participant shall not result in an increase in the amount payable to any other Participant.

9. Procedures Applicable to Covered Employees

9.1  Awards under the Plan to Participants who are Covered Employees shall be subject to preestablished Performance Goals as set forth in this Section 9. Notwithstanding the provisions of Section 8.3 above, the Committee shall not have discretion to modify the terms of awards to such Participants except as specifically set forth in this Section 9.

9.2  At the beginning of a Performance Period, the Committee shall establish Individual Target Awards for such of the Participants who may be Covered Employees, payment of which shall be conditioned upon satisfaction of specific Performance Goals for the Performance Period established by the Committee in writing in advance of the Performance Period, or within such period as may be permitted by regulations issued under Section 162(m). The extent, if any, to which an award will be payable will be based upon the degree of achievement of the Performance Goals in accordance with a pre-established objective formula or standard as determined by the Committee. The application of the objective formula or standard to the Individual Target Award will determine whether the Covered Employee's award for the Performance Period is greater than, equal to or less than the Participant's Individual Target Award. To the extent that the minimum Performance Goals are satisfied or surpassed, and upon written certification by the Committee that the Performance Goals have been satisfied to a particular extent, payment of the award shall be made as soon as reasonably practicable after the Payment Date in accordance with the objective formula or standard applied to the Individual Target Award unless the Committee determines, in its sole discretion, to reduce or eliminate the payment to be made.

9.3  Notwithstanding any other provision of the Plan, the maximum award payable to any Participant who is a Covered Employee for a Performance Period that is twelve months in duration shall not exceed $10,000,000. If a Performance Period is less than 12 months in duration, the maximum award amount shall be prorated on the basis of the ratio the numerator of which is the number of fiscal months in the Performance Period and the denominator of which is twelve. If a Performance Period is more than 12 months in duration, the maximum award shall be increased by prorating the number of fiscal months in the Performance Period in excess of twelve.

10. Payment of Awards

10.1    Restrictive Covenants and Forfeiture.    Prior to the payment of any award under the Plan, a Participant must execute a participation agreement. Such participation agreement shall include, among other provisions, restrictive covenants and forfeiture provisions, including but not limited to Section 7.1 of the Participant's award agreement, concerning Confidential Information.

10.2    Payment.    An award under the Plan may be paid in cash or in restricted stock. Awards paid in cash shall be paid in a single sum to the Participant as soon as reasonably practicable after Payment Date, unless the Participant elects to defer his or her award pursuant to the terms and conditions of the Company's Amended and Restated Deferred Compensation Plan, as amended (the "DCP") and in compliance with Section 409A of the Code. To the extent that an award is not deferred under the DCP, such award shall be paid no later than two and one-half months following the end of the Performance Period. Awards paid in restricted stock shall be paid as soon as reasonably practicable after Payment Date but no later than two and one-half months following the end of the Performance Period and such restricted stock shall be issued pursuant to the Company's 2004 Omnibus Stock and Incentive Plan, as amended.

11. Employment on Last Day of Performance Period

11.1    Termination without Cause; Voluntary Termination; Death; Disability.    The Participant must be an active employee of the Company Group through the last day of the applicable Performance Period to be eligible to receive an award, if any, on the Payment Date. If the Participant's employment with the company is terminated for any reason or no reason prior to the end of the applicable Performance Period (including, termination without Cause, voluntarily termination, death or disability), the Participant will not be eligible to receive an award with respect to that Performance Period.

11.2    Termination for Cause.    If the Participant's employment with the Company Group is terminated for Cause, the Participant will no longer be eligible to receive an award under the Plan regardless of performance.

11.3    Leave of Absence.    If the applicable Performance Period is at least twelve months in duration, the Participant's award will be prorated if the Participant is on approved leave of absence status during a portion of the Performance Period. The award shall be prorated on the basis of the ratio the numerator of which is the number of months the Participant is not on an approved leave of absence during the Performance Period measured as of the fiscal 15th day of the fiscal month and the denominator of which is twelve.

12. Withholding Taxes

Whenever the payment of an award is made, such payment shall be net of an amount sufficient to satisfy federal, state and local income and employment tax withholding requirements and authorized deductions.

13. Employment Rights

Neither the Plan nor designation as a Plan Participant shall be deemed to give any individual a right to remain employed by the Company Group. The Company Group reserves the right to terminate the employment of any employee at any time, with or without cause or for no cause, subject only to a written employment contract (if any).

14. Nonassignment; Participants are General Creditors

14.1  The interest of any Participant under the Plan shall not be assignable either by voluntary or involuntary assignment or by operation of law (except by designation of a beneficiary or beneficiaries to the extent allowed under the DCP with respect to amounts deferred under Section 10) and any attempted assignment shall be null, void and of no effect.

14.2  Amounts paid under the Plan shall be paid from the general funds of the Company, and each Participant shall be no more than an unsecured general creditor of the Company with no special or prior right to any assets of the

Company for payment of any obligations hereunder. Nothing contained in the Plan shall be deemed to create a trust of any kind for the benefit of any Participant, or create any fiduciary relationship between the Company and any Participant with respect to any assets of the Company.

15. Amendment or Termination

The Board may terminate or suspend the Plan at any time. The Committee may amend the Plan at any time; provided that (i) to extent required under Section 162(m), the Plan will not be amended without prior approval of the Company's stockholders, and (ii) no amendment shall retroactively and adversely affect the payment of any award previously made.

16. Successors and Assigns

This Plan shall be binding on the Company and its successors or assigns.

17. Interpretation and Severability

The Plan is intended to comply with Section 162(m), and all provisions contained herein shall be construed and interpreted in a manner to so comply. In case any one or more of the provisions contained in the Plan shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan, but the Plan shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

IN WITNESS WHEREOF, the undersigned officer of the Company certifies that the foregoing sets forth the Best Buy Co., Inc. Short-Term Incentive Plan as duly adopted by the Board on April 7, 2011.

BEST BUY CO., INC.
\S\
By:
Title:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date BEST BUY CO., INC. M35938-P05979 BEST BUY CO., INC. 7601 PENN AVENUE SOUTH RICHFIELD, MN 55423 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Withhold All For All Except 0 0 0 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/bby2011 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 3. Approval of an amendment and restatement of our Amended and Restated By-laws to remove the maximum for the number of directors serving on the Board of Directors and to authorize the Board of Directors to determine the number of directors serving from time to time. 4. Approval of amendments to our 2004 Omnibus Stock and Incentive Plan, as amended. 5. Approval of our Executive Short-Term Incentive Plan. For comments, check the box to the right, and note on the reverse side. 01) Ronald James 02) Sanjay Khosla 03) George L. Mikan III 1. Election of six Class 2 Directors Nominees: This Proxy, when properly executed and returned to Best Buy, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, 4, 5 and 6. This proxy will be voted TRIENNIAL for Proposal 7 and in the proxy agents discretion, upon such other business as may properly come before the meeting. If you vote by mail, please date and sign exactly as your name appears and return this card promptly in the accompanying postage-paid envelope. If shares are held by joint tenants or as community property, both shareholders must sign. For Against Abstain For Against Abstain 04) Matthew H. Paull 05) Richard M. Schulze 06) Hatim A. Tyabji 2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 3, 2012. 7. Advisory vote on frequency of shareholder advisory votes on our executive compensation. 8. Vote on the non-binding shareholder proposal regarding declassification of our Board of Directors, if properly presented at the Meeting. 9. In their discretion, the Proxy Agents are authorized to vote upon such other business as may properly come before the Meeting. 6. Advisory vote on executive compensation. For Against Abstain 3 Years 2 Years 1 Year Abstain

Comments: (If you noted comments above, please mark corresponding box on the reverse side.) BEST BUY CO., INC. 7601 Penn Avenue South, Richfield, Minnesota 55423 This Proxy is Solicited on Behalf of the Board of Directors for use at the Regular Meeting of Shareholders to be held on June 21, 2011 The undersigned appoint(s) Richard M. Schulze and/or Elliot S. Kaplan, each with the power of substitution, as his or her proxies ("Proxy Agents") to vote as directed on the reverse side of this proxy card, all the shares of common stock of Best Buy Co., Inc. held of record by the undersigned as of April 25, 2011, at the Regular Meeting of Shareholders (the "Meeting") to be held on Tuesday, June 21, 2011, at 9:30 a.m., Central Time, at the Best Buy Corporate Campus - Theater, 7601 Penn Avenue South, Richfield, Minnesota, or any postponement or adjournment of the Meeting. The undersigned acknowledges receipt of the Notice of 2011 Regular Meeting of Shareholders and the related Proxy Statement. IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS PROXY CARD, THE PROXY AGENTS WILL VOTE FOR PROPOSALS 1, 2, 3, 4, 5 AND 6, AND TRIENNIAL FOR PROPOSAL 7, AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Important Notice Regarding the Availability of Proxy Materials for the Regular Meeting of Shareholders to be held on June 21, 2011: Our Notice and Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended February 26, 2011 are available at www.proxyvote.com. M35939-P05979 FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL PROXY PROXY BEST BUY CO., INC. REGULAR MEETING OF SHAREHOLDERS 9:30 a.m., Central Time, on Tuesday, June 21, 2011 Dear Best Buy Shareholder: Your vote is important! We encourage you to vote promptly and to take advantage of Internet or telephone voting, both of which are available 24 hours a day, seven days a week. Vote by Internet: Go to www.proxyvote.com and follow the prompts. Vote by Telephone: Call 1-800-690-6903 if you are in the U.S. or Canada, and follow the prompts. (If you vote by Internet or by telephone, please do not mail your proxy card.) Receive Investor Communications Electronically: Help us make a difference by eliminating paper mailings to your home or business. We will provide all future proxy materials and annual reports to you electronically, unless you indicate otherwise. You can, of course, change your preference and choose to receive paper copies of these materials at any time. YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.